Registration Number: 333-99135


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

                               THIRD AMENDMENT TO

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          WORKPLACE COMPLIANCE, INC.
                          --------------------------
                           (Name of small business
                            issuer in its charter)


    Delaware                           8071                    01-0733390
-----------------------      ----------------------------   -------------------
(State of incorporation      (Primary Standard Industrial    (I.R.S. Employer
   or jurisdiction           Classification Code Number)   Identification No.)
   of organization)

           1321 Broadway Scottsbluff, Nebraska 69361 (308) 632-7411
--------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


           1321 Broadway Scottsbluff, Nebraska 69361 (308) 632-7411
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


    Bill Stopperan 1321 Broadway Scottsbluff, Nebraska 69361 (308) 632-7411
--------------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)

    Copies to:
    Joel Pensley, Esq.
    211 Schoolhouse Road
    Norfolk, Connecticut 06058
    Phone: (860) 542-1122
    Fax:   (626) 608-3076

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /



                        CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
     Title of                             Maximum      Maximum
  Each Class of              Amount      Offering     Aggregate    Amount of
Securities Being             Being       Price Per    Offering   Registration
   Registered              Registered     Unit (1)     Price(1)       Fee
-------------------------------------------------------------------------------
Shares of Common Stock      1,259,949      $ 0.25  $   314,987.25   $   28.98

"A" Warrants                1,001,376         .01       10,013.76         .92


Shares of Common Stock
Underlying "A" Warrants     1,001,376         .75      751,032.00       69.10

"B" Warrants                1,001,376         .01       10,013.76         .92

Shares of Common Stock
Underlying "B" Warrants     1,001,376        1.00    1,001,376.00       92.13

"C" Warrants                1,001,376         .01       10,013.76         .92

Shares of Common Stock
Underlying "C" Warrants     1,001,376        1.25    1,251,720.00      115.16
                                                    -------------   ----------
TOTAL                                               $3,319,115.25    $ 308.13

___________________________

(1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

         Subject to completion: Dated February --, 2003

         PROSPECTUS


                           WORKPLACE COMPLIANCE, INC.
                        4,264,077 SHARES OF COMMON STOCK
                         3,004,128 COMMON STOCK WARRANTS

     This prospectus relates to the distribution of 1,259,949 shares of our common stock by Geotele.com, Inc., a stockholder, and 3,004,128 common stock purchase warrants and to the issuance and resale of 3,004,128 shares of our common stock underlying the warrants. The warrants expire two years from the effective date of the registration statement of which the prospectus is a part. None of our securities trades on any securities market. Stockholders who receive shares in the distribution and who desire to sell their shares, must sell their shares at $.25 per share until a securities market quotes the shares. Thereafter, stockholders may sell their shares at market prices or at privately negotiated prices. Warrantholders who desire to sell their warrants, must sell their warrants at $.01 per warrant until a securities market quotes the warrants. Thereafter, selling warrantholders may sell their warrants at market prices or at privately negotiated prices. Affiliates who own warrants, who desire to sell their warrants, must sell them at $.01 per warrant for the duration of the offering. If we decide to change the price at which shareholders or warrant holders selling securityholders will sell their shares or warrants, we will file an amendment to the registration statement of which the prospectus is a part. We will not receive any of the proceeds from the sale of the shares or warrants presently owned by the selling securityholders. We have not retained any underwriter in connection with the sale of our securities.

     Of the shares registered:

o    1,259,949 are currently outstanding, and

o 3,004,128 shares are issuable upon the exercise of warrants currently held by the selling stockholders.

     The warrants will be exercisable for a period of two years from the effective date of the registration statement as follows:

o 1,001,376 Class "A" Warrants exercisable at $.75 per warrant or an aggregate of $ 751,032.00;

o 1,001,376 Class "B" Warrants exercisable at $1.00 per warrant or an aggregate of $ 1,001,376.00;

o 1,001,376 Class "C" Warrants exercisable at $1.25 per warrant or an aggregate of $ 1,251,720.00.

     AS YOU REVIEW THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 4. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



         The date of the prospectus is February    , 2003.

                              TABLE OF CONTENTS
                                                                        PAGE
                                                                        ----
Prospectus Summary.....................................................   3
The Offering...........................................................   3
Summary Financial Information..........................................   4
Risk Factors...........................................................   5
Use of Proceeds........................................................   6
Capitalization.........................................................   7
Dividend Policy........................................................   7
Cautionary Note Regarding Forward Looking Information..................   7
Management's Discussion and Analysis of Financial Condition
 and Results of Operations.............................................   7
Our Business...........................................................  14
Management.............................................................  25
Certain Related Party Transactions.....................................  30
Principal Stockholders.................................................  32
Description of Securities..............................................  34
Plan of Offering.......................................................  36
Plan of Distribution...................................................  51
Shares Eligible for Future Sale........................................  52
Where You Can Find More Information....................................  53
Legal Proceedings......................................................  53
Legal Matters..........................................................  53
Experts................................................................  53
Index to Financial Statements..........................................  F-1
Financial Statements...................................................  F-2

                           ------------------------

     You may rely only on the information contained in the prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor sale of common stock means that information contained in the prospectus is correct after the date of the prospectus. The prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                               PROSPECTUS SUMMARY

     We were incorporated on November 2, 2000 in Delaware under the name E-biz Venture Corp. On November 6, 2000, we purchased a business website but never operated the business because of funding problems. On April 1, 2002, we acquired the capital stock of Western Pathology Consultants, Inc. which is our operating subsidiary and our predecessor.

     On a national basis, we provide quality, competitively priced, automated and effective drug testing programs for over 3,000 clients, in many different industries and businesses. We attempt to make the public aware of substance abuse and contribute to the goal of a "Drug Free America". We manage our clients' programs from policy writing and e-mail result reporting to customized billing and substance abuse professional service management. Our medical review officers are available seven days a week 24 hours a day.

The services we provide include:
o        collection facilities,
o        random selection services,
o        alcohol testing services,
o        mobile collection,
o        on-site drug testing,
o        drug policy assistance,
o        expert witness medical legal testimony,
o        blind testing of certified laboratories,
o        breath alcohol testing equipment and supplies,
o        substance abuse professional services,
o        medical review of positive tests,
o        data management and statistical reporting,
o        employee and supervisory training and
o        administration of United States Department of Transportation programs.

                                  THE OFFERING


Shares of common stock to be distributed
  by Geotele.com, Inc........................  1,259,949 shares of common stock

Warrants to be distributed as a dividend.....  3,004,128 warrants

Common stock presently outstanding...........  10,009,020 shares of common stock

Common stock outstanding after
 distribution of common stock and
 exercise of outstanding warrants............  13,013,146 shares of common stock

Use of proceeds..............................  Stockholders who sell the shares distributed pursuant to the
                                               offering will receive the net
                                               proceeds and we will receive none
                                               of the proceeds from the sale of
                                               the shares offered by the pros-
                                               pectus.There is no assurance that
                                               any warrants will be exercised.

                        SUMMARY FINANCIAL INFORMATION

                      For the year ended December 31, 2001
                 and the nine months ended September 30, 2002.


                                      Nine Months Ended      Period Ended
                                    September 30, 2002(1) December 31, 2001(1)
                                      -----------------   --------------------
                                        (unaudited)
                                      -----------------
                                          Actual                Actual
                                         --------              --------
STATEMENT OF INCOME DATA:
Net revenues......................       $2,001,114            $2,474,887
Gross profit......................          965,344             1,139,168
Income (loss) from operations.....         (153,206)             (114,768)
Net income (loss).................         (171,753)             (131,970)
Net income (loss) per share:
 Basic...........................        $     (.01)                 (.01)
 Weighted average shares--basic..        16,403,090            23,284,068
Diluted(2)........................       $     (.00)        $        (.00)
Weighted average shares--diluted..       16,403,090            23,284,068

_________________

(1) The Statement of Income Data reflects the consolidated results of WorkPlace Compliance, Inc. (formerly E-biz Venture Corp.) and Western Pathology Consultants, Inc.

(2) Diluted loss per share excludes the 3,004,128 shares of common stock underlying the warrants since the exercise of such warrants would be antidilutive.

                                  RISK FACTORS

     The following risk factors are all those which we deem material to investors. You should carefully consider them in addition to the other information in the prospectus, including the financial statements and related notes, before investing in the common stock. If any of the following risks actually occurs, our business, financial condition or results of operations will likely suffer.

The complexities of billing may affect our net revenue and cash flow.
---------------------------------------------------------------------

     Billing for drug and alcohol testing services is complicated. Drug and alcohol testing providers have a mix of payors, such as individual employees, laboratories, other third party administrators, other medical review officers, doctors, hospitals and companies from various industries. Each of these payors has different billing requirements which we must meet prior to receiving payment for our services.

     Billing complications include, but are not limited to, the following:

o    difficulty of assuring adherence to specific billing requirements,
o    disparity in information requirements among payors and
o    high volume/low dollar invoicing.

     Billing complications they may reduce our revenue and cash flow because of unbilled services which we have rendered and loss of customers through billing irregularities and disputes.

Laboratories which refer tests to us for management or medical review purposes may stop their referrals.
--------------------------------------------------------------------------------

     Laboratories, such as Quest Diagnostics, Laboratory Corporation of America, LabOne and Northwest Toxicology, often refer tests for us to provide management or medical review services. Aligning with one laboratory for a specific account can create competition with another laboratory we may use for a totally different account. These parties may no longer refer tests to us if we are perceived as aligning with only one specific laboratory. Thus, our revenues and cash flow would decrease.

The workplace drug and alcohol testing industry in the United States is highly competitive and we face competition in all aspects of our business.
--------------------------------------------------------------------------------

     Workplace drug and alcohol testing in the United States is highly competitive and has experienced intense price competition over the past several years.

     Workplace drug and alcohol testing generally falls into one of four separate categories:

o    laboratories that provide a broad range of tests and services nationwide;

o local and national medical review officers who offer review of tests and program management;

o    local  and  national  third  party   administrators  which  offer  specimen
     collections,   testing,   medical  review  officer  services,  and  program
     management; and

o    national specimen collection services.

     Our business spans all four areas. In each of these areas are companies which offer services against which we must compete. Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to the development and promotion of their services.

     To the extent that our services are not as efficient or our prices are not at least comparable to our competitors, we will lose business to them. Loss of business to one or more of our competitors could cause our revenues and cash flow to decline which could materially adversely affect our business, results of operations and financial condition. Increased competition also could result in price reductions, reduced margins or loss of market share, any of which could materially adversely affect our business, results of operations and financial condition.

We would incur significant fines and other penalties for failure to comply with federal and state medical privacy laws.
--------------------------------------------------------------------------------

     The use and disclosure of medical information is subject to regulation by both federal and state governments. For example, the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, requires us to comply with standards applicable to the use and disclosure of health information, including standards for common healthcare transactions, security and privacy. In addition, many stringent state laws and regulations regarding the use and disclosure of health information exist.

     We incur significant costs in our efforts to comply with federal and state laws and regulations. Moreover, if we are found to have violated any federal or state statute or regulation governing the use or disclosure of health information, including a failure of our computer systems to prevent unauthorized access, we could be subject to significant civil liabilities and criminal fines and penalties.

An active market for our common stock may not develop, making it difficult for you to sell your stock and preventing profitable exercise of your warrants.
--------------------------------------------------------------------------------

     Prior to the date of the prospectus, there has been no public market for our common stock. It is uncertain the extent to which a trading market will develop or how liquid that market might become. An illiquid market for our stock may result in price volatility and poor execution of buy and sell orders for investors. Historically, stock prices and trading volumes for newly public companies fluctuate widely for a number of reasons, including some reasons that may be unrelated to their business or results of operations. The price of our common stock may be lower than the exercise prices of the warrants. As a result, our warrants will not be exercised and we will be unable to raise equity funding from that source. As a result, we would have to find other sources of funding our ongoing operations.

Because you will pay more for your shares if you exercise your warrants than existing stockholders have paid, the value of your investment in our common stock will be diluted.
--------------------------------------------------------------------------------

     If you exercise your warrants, you will pay more for your shares than the amount paid by existing stockholders. As a result, the amount you pay for shares of our common stock in this offering will be substantially greater than the value of our net tangible assets as recorded on our books. In addition, warrant holders who exercise their warrants will have contributed 76.6% of the total common equity funding, but will own only 23.1% of the shares outstanding after exercising their warrants. There are no preemptive rights in connection with our common stock. Therefore, in addition to the dilution in the assets represented by the shares you acquire through warrant exercise compared to the exercise prices, warrantholders, who exercise their warrants, will be further diluted in their percentage ownership if we issue additional shares in connection with fundraising, employee benefits or other purposes.

We will need additional capital with which to carry on our business.
--------------------------------------------------------------------

     In order to meet our business goals, we will need to raise additional capital. We can offer no assurance that any warrants will be exercised. Even if warrants are exercised, we may need any additional financing and cannot offer assurance that it will be available to us at all, or will be on favorable terms. If we cannot raise funds from warrant exercise or otherwise, on acceptable terms if and when needed, we may not be able to develop or enhance our services to customers, take advantage of future opportunities for strategic alliances within a particular industry, grow our business or respond to competitive pressures or unanticipated requirements or even continue as a going concern.

Our auditors have questioned our ability to continue as a going concern.
------------------------------------------------------------------------

     Our auditor's report letter which accompanies our financial statements states that our working capital deficiency and stockholders' deficit raise substantial doubt about our ability to continue as a going concern. If we are unable to increase our revenues while containing costs, or decreasing costs while maintaining revenues or raising substantial funds from third parties, we will be unable to continue as a going concern and will be forced to suspend our operations.

We may redeem our warrants for nominal consideration and warrantholders may be unable to sell or exercise them.
--------------------------------------------------------------------------------

     We may redeem the warrants for $.001 each upon 10 days' prior notice, if the closing bid price of our common stock for any five consecutive trading days ending within ten days of the notice of redemption exceeds the exercise price of any class of warrant by $.10. If there is no current registration statement or if the warrants and underlying shares are not registered in the state of residence of the warrantholder, the warrants may not be exercised and would expire worthless or would have to be redeemed for nominal consideration.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares or warrants we are distributing through the prospectus. All proceeds from the sale of the selling securityholders' shares will be for their accounts. We can give no assurance at any of our warrants will be exercised.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of September 30, 2002.

Long-term debt                                                 $   123,599

Stockholders' equity:
Common stock, $.001 par value;
 authorized 100,000,000 shares, issued and
 outstanding 10,009,020 shares*                                     10,009

Preferred stock, $.001 par value;
 authorized 5,000,000 shares, issued and outstanding                   -0-

Additional paid-in capital                                         974,607
Accumulated other comprehensive income
Accumulated deficit                                             (1,871,991)

Total stockholders' equity                                        (887,288)

Total capitalization                                            $ (763,776)
                                                                ===========
----------------------------

*    Prior to August 26, 2002, our par value was $.0001 per share.

                                 DIVIDEND POLICY

     We have not declared or paid any cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

     The prospectus contains financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect our management's current understanding and beliefs, we cannot provide assurance that such forward-looking statements will be reflective of our actual future operations or financial results; and you should not rely on any such statement in connection with your decision to invest in us. These forward-looking statements involve risks and uncertainties.

     Important risks and uncertainties include our history of losses and possible inability to continue as a going concern. Specifically, they include fluctuations in our sales and operating results, risks associated with national operations and regulatory, contractual and product development risks; (b) our ability to achieve strategic initiatives, including but not limited to our ability to achieve sales growth through a combination of enhanced sales force, new products, and customer service; and (c) acquisitions and (d) competition.

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS
           FOR THE YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000
     AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2001

     Overview
     --------

     The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes appearing elsewhere in the prospectus.

     It is difficult for us to forecast our revenues or earnings accurately. We believe that future period-to-period comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance as we have and will have no backlog of orders. Our operating results in one or more future quarters may fall below investor expectations which, assuming our common stock trades on a recognized market, would almost certainly cause the future trading price of our common stock to decline.

     Results of Operations
     ---------------------

     The following table sets forth, for the nine months ended September 30, 2002 and 2001 and for the years ended December 31, 2001 and 2000, certain data from our statements of income and the percentage of such data to net revenues. This data has been derived from and should be read in conjunction with the unaudited consolidated financial statements as of and for the nine months ended September 30, 2002 and the audited financial statements as of and for the years ended December 31, 2001 and 2000. These operating results are not necessarily indicative of the results that may be expected for any future period.

Results of Operations for the Fiscal Year Ended December 31, 2001 as compared to the Fiscal Year Ended December 31, 2000
--------------------------------------------------------------------------------

     Net revenues from services for the years ending December 31, 2001 and 2000 were $2,301,313 and $2,495,622 respectively, a decrease of $194,309 or 7.8%.
This decrease in revenues resulted from a reduction in pre-employment testing due to the sluggish economy.

     Cost of services sold for the year ending December 31, 2001 was $1,238,758 or 53.8% of net revenues from services. This compares to cost of services sold for the year ending December 31, 2000 of $1,306,083 or 52.3% of the net revenues from services. The increase in the percent of net revenues from services resulted primarily from an increase in specimen collection costs and a lower average selling price per laboratory test.

     Net revenues from the sale of merchandise for the years ending December 31, 2001 and 2000 were $173,574 and $205,972 respectively. This equates to a decrease of $32,398 or 15.7%. The decrease in revenues resulted from a continued erosion of average selling prices of on site, instant testing kits. In addition, we focused selling our core business of managing drug and alcohol testing programs rather than selling testing kits.

     Cost of merchandise sold for the year ending December 31, 2001 was $96,961 or 55.9% of net revenues from the sale of merchandise. This compares to cost of merchandise sold for the year ending December 31, 2000 of $108,837 or 52.8% of the net revenues from the sale of merchandise. The decrease in the percent of revenues of merchandise sold resulted from a continued erosion of average selling prices of on site instant testing kits.

     Total net sales were $2,474,887 for the year ended December 31, 2001 as compared to $2,701,594 for the year ended December 31, 2000, representing a decrease of $226,707 or 8.4%. Although there has been an increase in the client base, this decrease in revenues resulted from a reduction in pre-employment testing because of the sluggish economy.

     Total cost of goods sold for the year ended December 31, 2001 was $1,335,719 or 53.9% of net sales as compared to $1,414,920 or 52.4% of net sales for the year ended December 31, 2000. The percent of net sales increase resulted primarily from an increase in specimen collection costs and a lower average selling price per laboratory test.

     Selling, operations, and general and administrative costs decreased $2,598 or 0.2% to $1,204,442 for the year ended December 31, 2001 compared to $1,207,040 for the year ended December 31, 2000.

     The following table sets forth, for the years ended December 31, 2001 and 2000, certain data from our statements of income and the percentage of such data to net revenues. This data has been derived from and should be read in conjunction with the audited financial statements as of and for the years ended December 31, 2001 and 2000. The operating results are not necessarily indicative of the results that may be expected for any future period.

                                         YEAR ENDED             YEAR ENDED
                                     December 31, 2002      December 31, 2001
                                                 Percent               Percent
                                   --------------------------------------------

Salaries and commissions       $    732,668      29.6%   $  736,290      27.3%
Payroll taxes and benefits          109,765       4.4%       90,965       3.4%
Telephone                           108,696       4.4%       90,378       3.3%
Travel                               34,184       1.4%       38,658       1.4%
Rent                                 63,312       2.6%       78,321       2.9%
Contract labor                       28,091       1.1%       32,985       1.2%
Legal and accounting fees             6,943       0.3%        3,551       0.1%
Other administrative costs          120,783       4.9%      135,892       5.0%
                                -----------      -----  -----------      -----
                                $ 1,204,442      48.6%  $ 1,207,040      44.7%

     Management believes that the amount of selling, operations, and general and administrative costs will increase as the Company continues to create the necessary infrastructure to meet our goals in connection with our marketing of our products and services.

     Salaries and commissions for the year ended December 31, 2001 were $732,668 or 29.6% of net sales, a decrease of $3,622 compared to salaries and commissions of $736,290 or 27.3% of net sales for the year ended December 31, 2000.

     Payroll taxes and benefits expenses for the year ended December 31, 2001 were $109,765 or 4.4% of net sales, an increase of $18,800 compared to payroll taxes and benefits expenses of $90,965 or 3.4% for the year ended December 31,
000. This increase was primarily due to increases in group health insurance premiums.

     Telephone expenses for the year ended December 31, 2001 were $108,696 or 4.4% of net sales, an increase of $1,318, compared to $90,378 or 3.3% of net sales for the year ended December 31, 2000. This increase was primarily due to he Department of Transportation, as of August 1, 2001, requiring a legible copy of a chain of custody for each specimen collection to be in hand prior to reporting a result. We were thus required to make more telephone calls and faxes in order to maintain appropriate turnaround times for our clients.

     Rent expense for the year ended December 31, 2001 was $63,312 or 2.6% of net sales, a decrease of $15,009, compared to $78,321 or 2.9% of net sales for the year ended December 31, 2000. This decrease was due to sub-leasing our Arlington, Texas facility.

     Other administrative costs for the year ended December 31, 2001 were $120,783 or 4.9% of net sales, a decrease of $15,109, compared to $135,892 or 5.0% of net sales for the year ended December 31, 2000. This decrease was primarily due to a reduction in our bad debt write-offs.

     Net (loss) for the year ended December 31, 2001 was ($131,370) compared to a net income of $18,825 for the year ended December 31, 2000.

     During years ended December 31, 2001 and 2000, we paid our officers and directors an aggregate of $217,039 and $241,518 respectively in salary and related compensation. Aside from compensation of our officers, we do not fund the activities of any affiliate.

Results of Operations for the Nine Months Ended September 30, 2001 as compared to the Nine Months ended September 30, 2002
--------------------------------------------------------------------------------

     Net revenues from services for the nine months ended September 30, 2002 and 2001 were $1,895,497 and $1,761,919 respectively, an increase of $133,578 or 7.6%. This increase was due primarily to increases in training revenues and new policy and procedures required for those clients regulated by the Department of Transportation. Revenues from testing services remained flat, although there was an increase in the client base. This increase was offset by the previous existing clients reducing their pre-employment testing.

     Cost of services sold for the nine months ended September 30, 2002 was $975,966 or 51.5% of net revenues from services. This compares to cost of services sold for the nine months ended September 30, 2001 of $959,291or 54.4% of the net revenues from services. The percent of net revenues reduction resulted primarily from realizing an 84% gross margin on our increased training revenues. This was offset by poor margins for our collections business unit which was a result of increases in collection site fees.

     Net revenues from the sale of merchandise for the nine months ended September 30, 2002 and 2001 were $105,617 and $143,931 respectively, a decrease of $38,314 or 26.6%. The decrease in revenues resulted from a continued erosion of average selling prices of on site, instant testing kits. In addition, we continued our focus on selling our core business of managing drug and alcohol testing programs rather than selling testing kits.

     Cost of merchandise sold for the nine months ended September 30, 2002 was $59,804 or 56.6% of net revenues from the sale of merchandise. This compares to cost of merchandise sold for the nine months ended September 30, 2001of $76,226 or 53.0% of the net revenues from the sale of merchandise. The decrease in the percent of revenues of merchandise sold resulted from a continued erosion of average selling prices of on site, instant testing kits.

     Total net sales were $2,001,114 for the nine months ended September 30, 2002 as compared to $1,905,850 for the nine months ended September 30, 2001, representing an increase of $95,264 or 5.0%. This increase was due to primarily to increases in training revenue and new policy and procedures required for those clients regulated by the Department of Transportation. Testing services remained flat, although there has been an increase in the client base. This increase was offset by the previous year's clients reducing pre-employment testing due to the sluggish economy.

     Total cost of goods sold for the nine months ended September 30, 2002 was $1,035,770 or 51.8% of net sales as compared to $1,035,517 or 54.3% of net sales for the nine months ended September 30, 2001. The percent of net sales reduction resulted primarily from realizing an 84% gross margin on our increased training revenues. This was offset by poor margins for our collections business unit which was a result of increases in collection site fees.

     While revenues increased 5.0% in the nine months ended September 30, 2002, selling, operations, and general and administrative costs increased $175,268 or 19.7% to $1,066,558 from $891,290 for the nine months ended September 30, 2001. In 2001, most of the contract labor was capitalized due to the development of software for our internal database management system. Also, in the 2002, there was a non-recurring expense for payroll and payroll taxes amounting to $102,336 which was associated with the reduction in the price of options. The remaining variance was due to increases in telephone expenses and legal expenses.

     The following table sets forth, for the nine months ended September 30, 2002 and 2001 and for the years ended December 31, 2001 and 2000, certain data from our statements of income and the percentage of such data to net revenues. This data has been derived from and should be read in conjunction with the unaudited consolidated financial statements as of and for the nine months ended September 30, 2002 and the audited financial statements as of and for the years ended December 31, 2001 and 2000. These operating results are not necessarily indicative of the results that may be expected for any future period.

                                 NINE MONTHS ENDED          NINE MONTHS ENDED
                                September 30, 2002          September 30, 2001
                                             Percent                   Percent
                               ------------------------------------------------

Salaries and commissions        $ 631,139      31.5%      $ 534,134      28.0%
Payroll taxes and benefits         80,468       4.0%         82,049       4.3%
Telephone                         100,476       5.0%         77,875       4.1%
Travel                             41,227       2.1%         30,575       1.6%
Rent                               43,084       2.2%         49,076       2.6%
Contract labor                     38,574       1.9%         11,509       0.6%
Legal and accounting fees          29,524       1.5%          6,131       0.3%
Other administrative costs        102,066       5.1%         99,941       5.3%
                                ---------       ----        -------      -----
                               $1,066,558      53.3%      $ 891,290      46.8%

     Management believes that the amount of selling, operations, and general and administrative costs will increase as the Company continues to create the necessary infrastructure to meet our goals in connection with our marketing of our products and services.

     Salaries and commissions for the nine months ended September 30, 2002 were $631,139 or 31.5% of net sales, an increase of $97,005 compared to salaries and commissions of $534,134 or 28.0% of net sales for the nine months ended September 30, 2001. This variance was due to a non-recurring expense amounting to $99,139 which was compensation associated with the acceleration and reduction in the price of options.

     Legal and accounting fees for the nine months ended September 30, 2002 were $29,524 or 1.5% of net sales, an increase of $23,393, compared to legal fees of $6,131 or .3% of net sales for the nine months ended September 30, 2001. This increase was primarily due to the substantial legal and accounting fees incurred in connection with the preparation of a registration statement to be filed with the Securities and Exchange Commission.

     Telephone expenses for the nine months ended September 30, 2002 were $100,476 or 5.0% of net sales, an increase of $22,601 compared to $77,875 or 4.1% of net sales for the nine months ended September 30, 2001. This increase was primarily due to the Department of Transportation, as of August 1, 2001, requiring a legible copy of a Chain of Custody for each specimen collection to be in hand prior to reporting a result. We were thus required to make telephone calls and faxes in order to maintain appropriate turnaround times for our clients.

     Net (loss) for the nine months ended September 30, 2002 was ($171,753) compared to a net (loss) of ($45,297) for the nine months ended September 30, 2001. As of September 30, 2002 our accumulated deficit was $1,871,991.

     During the nine months ended September 30, 2002, we paid our officers and directors an aggregate of $272,972 in salary and related compensation. Aside from compensation of our officers, we do not fund the activities of any affiliate.

     We have never paid any dividends on our shares of common stock and anticipate that all future earnings, if any, will be retained for use in our business.

Liquidity and Capital Resources
-------------------------------

Cash used in Operations for the Fiscal Year Ended December 31, 2001 as compared to the Fiscal Year Ended December 31, 2000
--------------------------------------------------------------------------------

     Net cash used in operating activities was $65,462 for the year ended December 31, 2001 compared to net cash provided by operating activities of $99,773 for the year ended December 31, 2000. The net cash used in operating activities in the year ended December 31, 2001 was primarily due to the net loss of $131,970, depreciation and amortization of $49,494, and a reduction in deferred revenue of $72,250 offset by a decrease in accounts receivable of $156,771 and an increase in accounts payable and accrued expenses of $72,251. The net cash provided by operating activities in the year ended December 31, 2000 was primarily due to a net profit of $18,825, depreciation and amortization of $51,833, and an increase in accounts payable and accrued expenses of $187,672 offset by an increase in accounts receivable of $135,341.

     Net cash used in investing activities was $18,055 for the year ended December 31, 2001 compared to net cash used in investing activities of $20,973 for the year ended December 31, 2000.

     Net cash provided from financing activities was $82,880 for the year ended December 31, 2001. This consisted primarily from an increase in short term borrowing of $68,000 and a stock issue of $53,371, offset by a decrease in capital leases of $33,792; compared to net cash used in financing activities of $69,875 for the year ended December 31, 2000. This was primarily due to a decrease in short term borrowing of $47,700 and a decrease in capital leases of $22,598.

     At December 31, 2001 and 2000, we had cash and cash equivalents of $8,756 and $9,343, respectively.

Cash Used in Operating Activities for the Nine Months Ended September 30, 2002 as compared to the Nine Months ended September 30, 2001
--------------------------------------------------------------------------------

     Net cash used in operating activities was $42,571 for the nine months ended September 30, 2002 compared to net cash provided by operating activities of $4,695 for the nine months ended September 30, 2001. The net cash used in operating activities in the nine months ended September 30, 2002 was primarily due to the net loss of $171,753, an increase in accounts receivable of $34,791, an increase in accounts receivable other of $60,484 offset by an increase in accounts payable and accrued expenses of $153,725. The net cash provided by operating activities in the nine months ended September 30, 2001 was primarily due to a decrease in accounts receivable of $74,740 offset by a net loss of $45,297, a decrease in prepaid expenses of 9,138 and a decrease in deferred revenues of $54,475.

     Net cash used in investing activities was $11,965 for the nine months ended September 30, 2002 compared to net cash used in investing activities of $41,755 for the nine months ended September 30, 2001.

     Net cash used from financing activities was $6,884 for the nine months ended September 30, 2002, was primarily due to a decrease in short term borrowing of $11,000 and decreases in capital leases of $10,328 offset by stock issues of $80,851. The net cash provided from financing activities for the nine months ended September 30, 2001 was $28,931. This was primarily due to a stock issue of $51,500 offset by a decrease in short term borrowing of $12,000 and a decrease in capital leases of $7,048.

     At September 30, 2002 and 2001, we had cash and cash equivalents of $10,586 and $1,214, respectively.

     Our note payable to Platte Valley National Bank represents a revolving line of credit to our subsidiary, Western Pathology. Annual interest is calculated at a variable rate of prime plus 0.25% and is payable each quarter. It is a revolving line of credit that has fluctuated from the low $346,000 to $500,000 over the past two years. The note is periodically renewed and now matures March 15, 2003.

     The note is secured by warranties and securities, excluding our securities, owned by various officers and shareholders and also by certificates of deposits owned by various stockholders. The note restricts bonuses paid to employees to 20% of net income. The balance was $477,000 and $466,000 at December 31, 2001 and September 30, 2002, respectively. Since the note is active, current and fully secured, we believe it will be renewed. However, if the note were not renewed, payment of principal would be taken from receivables and from the collateralized securities. We would owe each guarantor the value of the security taken from that person.

     Our grant payable to the City of Scottsbluff Economic Development Fund is reduced annually by application of earned annual job credits to the repayment amount at the rate of $400 per year per employee over ten employees. The entire balance is due 90 days after the end of the grant term, which is December 31, 2005. We applied job credits of $5,200 and $4,800 for 2001 and 2000, respectively. As of September 30, 2002, the balance of the grant was $103,000. We anticipate that the grant will be renewed; however, if it is not, we would need additional funding or an increase in our cash flow to cover the anticipated amount due of approximately $80,000. The repayment of the grant is guaranteed by our officers and directors. Thus, in the event the grant is not renewed we would owe the amount paid to the City of Scottsbluff by our officers and directors directly to them. No agreement exists which sets forth the terms under which we would repay our officers and directors.

     As of September 30, 2002, we have an accumulated deficit since our organization of $1,871,991.

     We have available unused net operating losses totaling $426,716, of which $2,780 expire in 2013, $283,361 expire in 2014, $969 expire in 2015, and
$139,606 expire in 2016.

     We believe that our existing cash, cash equivalents and short-term investments and any cash generated from operations together with the proceeds from warrant exercise will be sufficient to fund our operating activities, capital expenditures and other obligations for the foreseeable future. We do not require funds from the sale of equity to continue to run our business at present levels. However, if during that period or thereafter, we are not successful in generating sufficient cash flow from operations or in raising additional capital through warrant exercise or otherwise when required in sufficient amounts and on terms acceptable to us, we would cease marketing initiatives and new products, and would decrease our payroll to levels which can support our present level of business but leave no room for expansion.

     However, we believe that we can grow through increased marketing of our services and by acquisition. We have identified a number of suitable acquisition targets but have not commenced negotiations with any company. We do not know at this time whether the companies which we feel would make suitable acquisitions are for sale, and if for sale, at what price.We believe that we can consummate acquisitions through issuance of our shares to the owners of such companies, through cash purchase of equity in target companies or on an installment basis or a combination although we cannot predict at this time the cost of any acquisition or the form of payment.

     The number and size of acquisitions we make and hence the level of our growth is primarily contingent on the funding we raise though the exercise of our warrants and from sources yet unknown. Thus, we cannot quantify our requirements as we can choose acquisitions to meet different funding levels.

     We do not intend to negotiate the purchase of any company until we have raised funds. If we are unable to raise money through sale of our equity, in all probably, we will be unable to acquire any suitable business and our growth will be limited to internally generated business; and since internally generated business will require funding or positive cash flow for marketing, if we are unable to secure funding, we will be unable to grow. We intend to retire debt through positive cash flow.

     With the exception of the officers of the corporation whom we pay pursuant to our employment contracts with them, no other affiliates will receive any payments from us.

     The following table reflects the issuance of our shares and changes in capitalization during 2002.
                                                                     Western
                                                          Our       Pathology
                                             Date        Shares       Shares
                                          ----------   ----------    ---------
Our Company
-----------
Issued and outstanding shares              12/31/2001    20,608,942

Western Pathology Consultants, Inc.
-----------------------------------
Options exercised at $.02 per share.        1/08/2002                  25,000
Options exercised at $.02 per share         1/28/2002                  30,000
Options exercised at $.02 per share         1/29/2002                 550,000
Options exercised by William Stopperan,
 issued at $.25 reduced to $.02 per share   1/29/2002                 200,000
Options exercised by Thomas Swan, issued
 at $.25 reduced to $.02 per share.         1/29/2002                  75,000

Our Company
-----------
We issue shares to Nexgen Holdings in
  consideration of travel and other due
  diligence expenses incurred with respect
  to the stock exchange, legal and
  financial review fees.                     4/21/2002    34,751,600
We reverse split our stock in the ratio
  of 163:1*                                  4/25/2002   (55,895,001)
Number of our shares issued and outstanding
  after reverse split                        4/25/2002       345,541

We issue stock as follows:
  Thomas Monahan for financial consulting    5/06/2002        25,000
  Joel Pensley for legal expenses incurred
  with the share exchange and SEC filings    5/06/2002       200,000
  Nexgen Holdings for reimbursement of
  expenses incurred relating to office space 5/26/2002       119,237
We close on the acquisition of Western
  Pathology Consultants acquisition; board
  and officers of Western Pathology
  Consultants take same positions in
  our company                                6/29/2002     5,832,709
We rename our company WorkPlace
  Compliance, Inc.                           7/30/2002
We issue stock to Falcon Crest Capital for
  financial structuring consulting fee       8/01/2002       150,000
We declare 50% stock dividend*               8/05/2002     3,336,533
                                                          -----------
Our issued and outstanding shares            9/30/2002    10,009,020
-------------------
* Fractional shares were rounded  up to next whole share.

                                  OUR BUSINESS

Background

     We were incorporated on November 2, 2000 in Delaware under the name E-biz Venture Corp. On November 6, 2000, we purchased domain names, web sites and related software from GeoTele.com, Inc. in exchange for 15,488,942 shares of our common stock. The transaction was not at arm's length. No fairness opinion was obtained and the number of shares of E-biz was chosen as it matched the number of authorized and outstanding shares of GeoTele.com so that Geotele.com could distribute one share of E-biz for each outstanding share of its common. Geotele.com will distribute all the shares held by its stockholders ratably as a dividend as soon as practicable after the date of the prospectus. As a result, the stockholders of Geotele.com will become our stockholders.

     The website portal we acquired, www.bizcube.com, was dedicated to business users and included stock market quotations, daily news features, employment listings, resume building, an Internet hosting directory and free email. Because of difficulties of raising money for Internet-related businesses and competition from many Internet portals, including Yahoo, Lycos, CBS MarketWatch, the Motley Fool, among others, we were not able to operate the business we purchased.

     On April 1, 2002, we entered into a stock purchase agreement with Western Pathology Consultants, Inc., a Nebraska corporation, and its stockholders. The agreement was at arm's length. We did not require a fairness opinion. The purchase price was set by negotiation.

     The agreement provided that Western Pathology stockholders exchange each share of their common stock for one share of our common stock. The closing date was June 29, 2002. On August 5, 2002, we declared a stock dividend of 50% of the number of our outstanding shares of common stock ratably among our stockholders. On August 26, 2002, we changed our name from E-biz Venture Corp. to WorkPlace Compliance, Inc.

The Company

     We  are  a  holding   company  with  one  subsidiary,   Western   Pathology
Consultants, Inc., a national comprehensive drug program administrator. Our corporate structure is represented by the following table:

Parent company:                       WorkPlace Compliance, Inc.

Wholly-owned operating subsidiary:    Western Pathology Consultants, Inc.

     Our control persons are:

William Stopperan            President/Chief   Executive Officer and a Director
Dennis Kerns                 Vice President - Business Development
Alvin Armstrong              Vice President and a Director
Diana Breslich               Director
Ronald Blevins
Janice Taylor                Secretary and a Director
Thomas Swan                  Vice President Finance & Administration,
                               Chief Financial Officer and Treasurer
Lockett Wood                 Director
Michael Peat                 Director
Kosman, Inc.
--------------

* Kosman Inc. is controlled by Jane Kosman. Jane Kosman is not an officer or director nor slated to become one.

     Prior to the issuance of shares to the stockholders of Western Pathology Consultants, the sole stockholder and control person of Ebiz was Geotele.com. The majority stockholder of Geotele.com was Guy Cohen.

     With over 6,121 clients across the United States, we provide highly automated management of efficient and effective drug testing programs. We perform all services incident to managing drug testing programs from policy writing and real time background checks, collection scheduling and on staff medical review officers, e-mail ordering and reporting, to customized billing and substance abuse professional service management.

     Our staff includes professionals from the medical, customer service, mental health, social services, and management consulting fields. Our medical review officers, all of whom are certified by the American Association of Medical Review Officers, are available 24 hours a day, 7 days a week.

     We derive our revenue from our clients for which we perform drug test program administration, which includes but is not limited to laboratory testing, specimen collection, medical review services and data management, and from laboratories for which we provide medical review services and data management for their clients. None of our revenues are generated from our affiliates or entities associated with our affiliates.

     Our expenses are primarily collection fees which are primarily hospitals, clinics, doctors' offices and private laboratory sample collection companies, and to our employees. None of our the parties involved in collecting or analyzing our drug samples are associated with our company or any of our affiliates. Other expenses include communications and travel. Two laboratories perform about 70% of our drug sample analyzes. We use these laboratories primarily because of their customer service and electronic communication of testing results to our database. In the event, either or both laboratories are not available, we could replace them with equally competent laboratories.

Drug Abuse
----------

     The United Nations 1999 Human Development Report states: "Drugs are now a bigger global industry than motor manufacturing."

     The Substance Abuse and Mental Health Administration of the United States Department of Health and Human Services (SAMHSA) "2000 National Household Survey on Drug Abuse" published in February, 2002, states that:

o 87 million Americans age 12 or older (39% of the population) reported illicit drug use at least once in their lifetime;

o    11% of the population reported use of a drug within the past year;

o    6% of the population reported use of a drug within the past month; and

o marijuana and cocaine use is more prevalent among persons age 18 to 25 than other age groups.

     In 2000, the SAMHSA Drug Abuse Warning Network (DAWN) reported 601,563 drug-related episodes in hospital emergency departments nationwide, an increase from the 518,521 reported in 1994. SAMHSA, Worker Drug Use and Workplace Policies and Programs reported findings from the 1994 and 1997 National Household Survey of Drug Abuse as follows:

o    70% of illicit drug users, age 18-49, were employed full-time;

o 12% - 16% of employees have a substance abuse problem at some time in their lives;

o    6.3 million of full-time workers were illicit drug users; and

o 1.6 million of full-time workers who use illicit drugs were also heavy alcohol users in the past.

     The Institute for a Drug Free Workplace has concluded that drug using employees are 3.6 to 5 times more likely to file a worker's compensation claim, and 5 times more likely to be injured in an accident off the job which affected attendance or performance on the job. 40% of fatal accidents and 47% of serious accidents in the workplace have drug and/or alcohol involvement. There are approximately 14.5 million businesses in the United States with a workforce of approximately 111.5 million persons. An estimated $42 billion per year is lost by businesses because of employee use of illegal drugs and abuse of alcohol.

     The overall rate of current illicit drug use among full-time employees fell from 17.5% in 1985 to 7.4% in 1992, a percentage which has remained steady through 1997 (7.7%). According to the Bureau of Justice Statistics "Violence in the Workplace, 1993-1999" 35% of workplace victims of violence believed the offender was drinking or using drugs at the time of the incident. The Bureau of Justice reports that, as of December 31, 2000, 55.5% of inmates in federal prisons were sentenced as drug offenders, 33% of inmates in state and 22% of inmates in federal prisons and 36% in local jails admitted they had committed their crime while under the influence of drugs.

     The Economic Costs of Drug Abuse in the United States, 1992-1998. prepared by The Office of National Drug Control Policy (2001), Executive Office of the President, cites that the societal cost of drug abuse in the United States was $143.4 billion in 1998, including productivity losses, particularly those related to incarceration, crime careers, drug abuse related illness, and premature death. The overall cost of drug abuse rose 5.9 percent annually between 1992 and 1998 increasing from $102.2 to $143.4 billion.

     "New Perspectives for Worksite Alcohol Strategies: Results from a Corporate Drinking Study" by T. W. Mangione, J. Howland, and M. Lee, reports that a common misconception exists that alcoholics are responsible for most alcohol-related workplace problems. Casual drinkers, in aggregate, account for far more incidents of absenteeism, tardiness, and poor quality of work than the alcohol dependent. Light and moderate drinkers cause 60% of alcohol-related incidents of absenteeism, tardiness and poor quality of work, while dependent drinkers cause 40%.

The Market
----------

     The drug testing market in the United States is estimated to be $1.5 billion and has grown at a rate of 15% per year. 95% of Fortune 1,000 companies have workplace drug testing programs, whereas only 3% of companies under 50 employees have programs. Thus, approximately 97 million employees who are not covered under a workplace drug testing program.

     An area in which the market for drug testing is expected to increase is that of education. There are approximately 41,000 schools, colleges and universities in the United States with an estimated 23,182,000 students. 10.8% of the total national population who are older than twelve years acknowledged use of an illicit drug in the past year.

     American  Management  Association,  2000  AMA  Survey:  Workplace  Testing:
Medical Testing: Summary of Key Findings reports the following percentages of companies who conduct drug tests:

                                            Testing            Testing
    Business Category                    of New Hires      of All Employees
    -----------------                    ------------      ----------------
    Financial services                        35.8%              18.8%
    Business and professional services        36.0%              18.4%
    Other services                            60.3%              34.7%
    Wholesale and retail                      63.0%              36.8%
    Manufacturing                             78.5%              42.2%

     Its 10,000 members represent approximately 25% of the United States workforce.

     Incentives which encourage employers to adopt Drug Free Workplace Programs include workers' compensation and unemployment insurance premium reductions, tax deductions and other incentives. The Drug Free Workplace Act requires employers receiving federal contracts of $100,000 or more to enact a Drug Free Workplace program.

Regulation
----------

     The following federal agencies provide for drug and alcohol testing of employees in the industries they regulate and, the testing of certain of their employees:

o    The Federal Aviation Administration - the aviation industry;

o The Federal Motor Carrier Safety Administration - carriers and commercial driver's license holders;

o The Federal Railroad Administration - employers and employees in the railroad industry;

o The Federal Transit Administration - employers and employees in the mass transit industry;

o The Research and Special Programs Administration - operators and employees in the pipeline industry; and

o    The  United  States  Coast  Guard  -  employers  and  employees   operating
     commercial vessels.

o Executive branch agencies must comply with Executive Order 12564 (Drug-Free Federal Workplace, 1986), which established the goal of a drug-free Federal Workplace and made refraining from the use of illegal drugs, on and off duty, a condition of Federal employment.

o Federal grantees and contractors - organizations with Federal contracts valued at $100,000.00 or more must comply with the Drug-Free Workplace Act of 1988.

o Transportation Industry - Employers must comply with the Omnibus Transportation Employee Testing Act of 1991 which requires alcohol and drug testing of safety-sensitive employees in aviation, motor carrier, railroad, and mass transit industries.

o Nuclear Power Producers - Employers must comply with the requirements and standards for fitness for duty programs established by the Nuclear Regulatory Commission.

o Department of Defense Contractors - Employers with Department of Defense contracts must comply with rules and regulation to establish and maintain a drug-free Workplace program that includes drug testing for employees in "sensitive" jobs.

o State Programs - Certain states have passed legislation that affects employee drug testing by restricting testing circumstances, requiring that specific procedures be followed, limiting employee sanctions for policy violation, or allowing private lawsuits against employers, laboratories, and medical facilities for legal violations. Some States have adopted provisions in workers' compensation laws that make employees injured through serious misconduct or intoxication ineligible for benefits.

o Related Legislation - The Americans with Disabilities Act protects individuals with disabilities from discrimination in employment and public accommodations. It does not protect people who are current substance abusers but does protect those who are recovering from substance abuse and addiction. In organizations with more than 25 employees, employers are required to make reasonable accommodation for a recovering employee's disability.

Government Mandated Testing

     In 1989 the U.S. Government required companies under the jurisdiction of the Department of Transportation (DOT) to implement drug testing programs for employees in safety sensitive positions, including trucking, airlines, waterway shipping, railroads, and oil and gas. Chapter 49, Section 40, of the Code of Federal Regulations sets forth specific guidelines as to the administration of the programs, collection of the urine specimen, lab processes. The section also requires the use of a medical review officer for positive test results.

     These procedures were designed with the protection of the employee in mind. A key ingredient to the entire process is a written policy and procedure manual regarding the customer's drug and alcohol testing program. The employee must be provided a copy of the policy and must go through substance abuse awareness training as well.

     The testing process includes an initial collection of the urine at a designated site that may be the customer's medical department, a clinic, physician's office, hospital or a privately owned collection site. Strict collection procedures are followed in order to prevent alteration of the specimen and to create a legally defensible test should there be litigation. The specimen is then sent to a government certified laboratory for processing. Because of the possibility of certain foods and over-the-counter medicines that can cause a positive test result, government agencies allow up to certain levels of the different drugs to be considered as negative. For example; should a specimen screen below 300 mg/ml for cocaine or screen below 50 mg/ml for marijuana, it would be reported as a negative. These levels have been developed to protect the employee against the stigma of false positives.

     In addition, should the test result as a positive from the laboratory, the government requires a medical review officer to make contact with that employee to determine if there is a legitimate reason that a drug or drugs could reside in the donor's system. For example, the appearance of drugs may be the result of prescribed medicines by the employee's physician. In that case the MRO would verify the prescription by first authenticating the doctor's credentials and then confirming that the prescription was issued. Should the MRO determine the drug was legally in the donor's system, that determination would reverse the positive to a negative and the test result would be reported as a negative to the customer. If these procedures are not followed properly, test results would be invalidated.

Categories of Drug Testing

     The drug testing industry in the United States is divided into two main categories - private and public entity testing.

     Private entities which utilize drug testing services are generally corporations that wish to ascertain whether or not their employees, or potential employees, are drug users based upon the belief that drug users have a negative impact on a broad range of corporate operations. Such companies either wish to help substance abusing employees relinquish their drug habits, or avoid hiring them altogether through the use of pre-employment drug screening tests.

     Public entities which utilize drug testing services are those which have or regulate employees in safety - sensitive positions. Examples are employees under the regulations of the Department of Transportation - railroads, trucking companies and airlines - and governmental units such as the Coast Guard, police and fire departments, and emergency medical service personnel, military and civil services.

     The Process of Drug Testing
     ---------------------------

     According to the United States Drug Enforcement Administration most employers test applicants and employees in one or more of the following situations:

o    during an annual physical;

o    before promotions or transfers;

o before being placed in, or routinely while in, positions involving money, security, or safety;

o    after accidents; o for past users;

o    following treatment;

o    when referred by management through just cause or reasonable suspicion; and

o    on a random basis.

     The only methodology for drug testing approved by the United States Department of Health and Human Services is urinalysis which involves screening urine for the presence of drug metabolites in a relatively simple and inexpensive procedure. Samples with positive results are then subjected to a highly accurate but more expensive confirmation procedure known as gas chromatography/mass spectrometry (GC/MS).

     Vendors which handle drug testing requirements should comply with certain guidelines as set forth by the United States Drug Enforcement Administration.

o The vendor should provide guidance in the development of collection procedures to assure that samples are properly obtained and not falsified.

o The vendor should provide all materials for collecting samples as well as specific written instructions for doing so. These materials may include containers, chain-of-custody and report forms, evidence tape, prepaid tamperproof mailers and labels. The contract price should include these items as well as use of a courier service.

o Containers should not contain preservatives that might alter the drugs or metabolites being sought. Containers should also include a built-in temperature strip that is capable of measuring the temperature of the urine sample. This temperature strip is useful in detecting sample substitutions or other attempts at cheating the test.

     The laboratory and its personnel must comply with state licensing and certification requirements.

o A clear, up-to-date laboratory methods procedure manual must be included, generally using the procedural guidelines approved by the United States Department of Health and Human Services.

o Tests must be performed only by technicians trained and experienced in the test procedures for the specific drug.

o The laboratory must furnish an analytical plan to assure that a positive test is followed by a GC/MS confirmatory test and that no results are transmitted to the client based solely on a screening result. In other words, all positives should automatically be submitted for GC/MS confirmation and quantification.


o The limits of sensitivity and specificity for each test procedure should be defined. Most employers, including non-regulated employers, follow the cutoff levels established by the testing program of the United States
     Department of Transportation. Any change from the laboratory's normal thresholds for detection should be agreed upon in writing.

o The technical and administrative procedures used should differentiate legitimate therapeutic drug use from illicit drug use. In other words, legal medications used by the employee for legitimate medical reasons should be ruled out before a positive result for illicit drug use is declared. Many employers use the services of a physician known as a medical review officer (MRO) to determine whether legal medications are involved. Employers regulated by the United States Department of Transportation are required to use an MRO.

o The laboratory should be able to identify any of the normally abused illegal drugs or their metabolites and to offer several combination of tests, known as "panels," as a cost-effective option to general testing.

o Once the specimen has arrived at the laboratory via approved courier, a confirmed written test result should be delivered within two to three days. Employer actions should never be based upon a verbal test result. Procedures should be established to maintain confidentiality both at the laboratory and in the company, and refrigerated storage of positive samples should be offered by the laboratory.

o Expert testimony in the form of written records and personal appearances concerning results, methodology and opinions should be available upon timely notification.

o Laboratory personnel, both technical and managerial, should be subject to a program of drug testing.

     We satisfy all these guidelines. Our filing, auditing, tracking, and result reporting system complies with current federal regulations. Federal guidelines impose on us additional economic burdens, particularly in the review of results which require us to physically inspect every result. We charge our clients and extra fee to reimburse us for this expense.

     There are primarily three steps to our drug testing process - the initial collection of the specimen, the laboratory testing of the specimen and the medical review/data management of the results of the test. This process typically takes 2 to 3 days from collection of the specimen to reporting the result of the test to the client.

     Collection: We have established, through contacts with independent drug test performance and collection companies, over 7,000 sites across the United States. These sites provide urine, hair, or oral fluid specimen collection for our clients on a seven day/week 24 hour/day basis. Using our software, we can display available collection sites within a defined mileage parameter of the specimen donor's address. In addition, through our call center, we can schedule the donor's collection appointment on behalf of the client. This proactive method of tracking tests provides us with the knowledge that a result is forthcoming from the laboratory. No customer represents greater than 6% of our gross revenues.

     Laboratory: We have contacts with laboratories throughout the United States which perform the testing of specimens within client specifications. These results are electronically downloaded into our database for both client reporting purposes and data management. Also, due to our volume with specific laboratories, we are capable of negotiating a lower fee structure to our clients in most cases than our clients can obtain directly from laboratories. Even in situations with larger companies or agencies, we provide value added management and medical review services which our clients cannot obtain directly from the laboratories.

     We purchase substantially all our testing materials and supplies, consisting primarily of paper custody and control forms, plastic collection cups and the laboratory testing, from two primary suppliers at prevailing prices charged by these suppliers to drug testing administrators. These suppliers are LabOne and Quest Diagnostics. There are in excess of 70 SAMHSA certified laboratories in the United States; and if either of our major suppliers becomes unavailable or undesirable to us for any reason, we can select other suppliers which offer identical services at comparable prices. We receive periodically from each of them a price list of the services they render. This price list is moidified from time to time without notice. We have not and do not contemplate entering into any agreement with either laboratory for the provision of their services to us.

     The designated employer representative of each client uses a unique key, consisting of a password and log-in name, in order to access that employee drug testing data relevant to that client. In addition, each employee needs a special log-in code to utilize any of our computers for any purpose. Such accessible information includes scheduling of testings, test results, social security numbers of donors, medical review results, drugs tested and drug tested positive. We have installed a state-of-the-art firewall to protect data from hackers or other unauthorized persons, including our employees. Only those of our employees who have unique passwords have access to our data files; and passwords are eliminated upon any employee's termination.

     If we fail to protect confidential drug test information, we would violate the federal Health Insurance Portability and Accountability Act of 1996 and other state and federal laws and regulations and, as a result, we could be subject to significant civil liabilities and criminal fines and penalties. We have never faced and do not face any liabilities from our failure to maintain records.

     The direct expense in meeting federal regulatory requirements consist of the necessity of a review of all tests, both negative and positive. We absorb the additional cost in our charges to our clients. If we fail to comply with regulatory requirements, we would lose the business of those clients subject to these regulations. We may also be listed in a Department of Transportation database which lists those drug test service companies which have not complied with federal regulations. Such a listing would jeopardize our business to all our clients, not only those subject to federal regulations. We have never been placed on this list. We have established a quality control department which monitors our systems, our personnel and our performance. Our chief medical review officer audits greater than 5% of all regulated tests for proper procedures and paperwork; and sample specimens are sent to third party laboratories to monitor performance.

     Medical Review/Data Management: Through the use of our database software, medical review officer assistants manage all negative drug test results. In addition, we have contracted with a number of physicians who are certified to perform reviews of positive workplace drug test results. Their responsibilities are to determine if there is a legal reason a donor has tested positive for an illegal substance. We have compiled a database of over 160,000 employees with over 250,000 positive and negative results for over 3,000 companies.

     All results are reported to a contact person designated by the client via a password protection system. We have installed a state of the art firewall which protects the file server on which our database is located from unauthorized internal and external access. A back-up copy of the database is maintained.

     Essentially the management of drug test collection and testing data and medical review services constitute our core business. A term used in the industry to describe a company in this business is "Third Party Administrator." Whereas a typical third party administrator subcontracts the medical review officer service, we have an on-staff Chief Medical Officer with assistants who handle all negative results.

Turnkey System
--------------

     We have recently created a proprietary turnkey software system. A turnkey system enables our clients to receive all services necessary for complete drug testing programs without the necessity of acquiring services from various vendors. The software is proprietory in that we developed it in house and use in house. To the best of our knowledge, our systems are unique. However, we do not claim any intellectual property rights to the software; and competitors could develop software which performs the same functions. We have developed two systems - one an online scheduling and custody control program and the other internal result management system. We have applied for a patent for the ability to create an online chain a custody form used for the collection process. The United States Patent and Trademark Office has not reviewed the application as of the date of the prospectus.We have not applied for a patent or copyright on the source code of our internal result management system as our software is not distributed to or accessible by clients. Customers receive the benefits of the software from their ability to access information on any drug test online. Our software system is one of the features of our customer service and is part of our serivice to all our customers. We have no intention of selling our software as we do not want competitors to offer identical service to our service and believe that software sales would therefore have a negative impact on our core business.

     It includes the following functions:

o    collection price quoting;

o    proactive collection scheduling;

o    electronic filing system;

o    collection site bill tracking and auditing;

o    results management system; and

o    on-site kit-based program management.

     We have developed an online service whereby a client can schedule an employee at one of our contracted collection sites, retrieve results of lab tests, view statistical reports, manage their random pool of employees, and view their invoices. In addition, a collection site can maintain a database of their employees that perform collections, monitor their training certification dates, and access those donors that have been scheduled at their site. After retrieving the list of donors scheduled by the client, the collection site can create a Custody and Control Form generated from the database of the client and print it. This will save costs for the Laboratory, improve productivity of the collector, reduce errors from manually filling out a form, and allow for electronic transfer to us and to the laboratory that is to receive the specimen. We have applied for patent protection for this process and hope to have full patent approval by mid 2003.

     Result reporting is facilitated through the use of voice, voice mail, fax, modem, e-mail, or Internet, with respect to all compliance requirements. The system allows collection-scheduling capabilities 24 hours per day, 7 days a week.

     The quality assurance program includes our medical review staff. One staff member is available 24 hours per day, 7 days a week.

     Internet reporting
     ------------------

     We have recently developed and effectuated an Internet result reporting system with the capability of scheduling a specimen collection at a site. This proprietary software allows an employee at a remote collection site to update our database for collections performed for our clients. By pre-scheduling collections prior to receiving results, we will be taking a proactive posture in researching problem collections. In addition, our clients are able to print statistical data for management purposes and access results at their convenience. We have been using our inhouse technology support team gradually to develop this software which integrates all of our databases creating an online service. In November, 2002, we applied for a patent on the process.

     On-site Instant Screen Tests
     ----------------------------

     In non-regulated testing, on-site instant screening tests are increasingly being used. These test cards are inserted into the urine specimen at the time of collection and a result is provided within 10 minutes. Positive results are required to be confirmed at a laboratory; and, as a result, the cost of laboratory tests for negative results is avoided and the negative result is reported to the client, potentially within minutes.

     Although we manage programs that use on-site test kits, we have never provided a private label on-site test kit due to the plethora of on-site test kits on the market and the low margins for the sale of test kits. However, we are contemplating providing a branded on-site test kit as part of our educational marketing strategy.

Liability for Test Results and Insurance Coverage

     The management and provision of drug testing services entail an inherent risk of liability. However, the most significant area of potential liability is associated with the accuracy of test results. We either subcontract the actual testing or manage programs in which testing is contracted by the client directly with testing laboratories. As a result, we limit our liability. In addition, we have what our management believes is satisfactory insurance coverage against expected liability in all areas of our business and we regularly review our policies consistent with our planned expansion.

     Future Growth Strategy
     ---------------------
     Overview
     --------

     We intend to launch a new marketing program for drug testing in schools and to provide a new fully trained network of collection sites through our representatives.

     The industry is maturing and acquisitions and mergers are occurring among laboratories, medical review officers and third party administrators. Although we have not targeted any acquisitions, we intend to make acquisitions if we raise sufficient funds from warrant exercise to enable us to integrate any acquisitions into our operations.

     To capture as many companies with 50 employees and under, we have developed a marketing strategy that targets associations for endorsements. In order to maximize the cost effectiveness of the selling process, we intend to have our representatives market to these associations.

     Affinity Programs
     -----------------

     In order to capture additional testing business for companies with 50 or fewer employees, we have developed an affinity program for associations. This program allows a membership organization to generate revenue while providing drug testing services to its members. We provide the services and pay the association in exchange for marketing, selling, and billing our services to their members.

     Face to Face Selling
     --------------------

     We have determined that a face-to-face selling approach is the most effective method of selling, but costly when using our employees. Therefore, we intend to use the network of the same representatives we intend to use for selling our educational drug testing for presentations to associations, booster clubs, chambers of commerce and other similar organizations. This method of selling will be designed to maximize effectiveness and reach of our marketing programs.

     Educational Market
     ------------------

     Statistics for high school and university students show increasing drug use. School administrators and associates have responded by establishing random drug testing for athletes and participants in extracurricular activities.

     There are approximately 41,000 schools, colleges and universities in the United States with an estimated 23,182,000 students. 10.8% of the total national population who were age 12 and older acknowledged use of an illicit drug in the past year.

     The National Collegiate Athletic Association has established a drug testing program for championships and post season certified events. The program involves urine collection on specific occasions and laboratory analyses for substances on a list of banned-drug classes developed by the NCAA Executive Committee of substances generally purported to be performance enhancing and/or potentially harmful to the health and safety of student-athletes. The drug classes specifically include stimulants, such as amphetamines and cocaine, and anabolic steroids, as well as other drugs.

     The United States Supreme Court in Board of Education of Independent School District No. 92 of Pottawatomie County v. Earls, affirmed random drug testing of students who participate in competitive after-school activities or teams, which includes more than half the estimated 14 million American high school students. Drug tests had been allowed previously just for student athletes.

     We intend to establish a division to be called "Substance Abuse Free Enterprises" or "SAFE" to launch programs for drug testing in schools and to provide a new network of collection sites for school drug testing. We have not yet launched the division nor have we begun to register the name as a tradename. As a division, SAFE would be a management program dedicated to serving the drug testing needs of the educational marketplace. We designed the SAFE Program to provide tools to parents and school administrators to curb the use of drugs in our schools and to offer a deterrent for those students who wish to remain drug free. We intend that SAFE becomes an innovative program that provides students, parents, teachers, administrators, and businessmen a method to bring us closer to a "drug free America".

     We intend that SAFE train representatives throughout the United States to use our proprietary Internet software, to operate collection sites and to perform collections of specimens. We have developed a turnkey program for schools which contains all the necessary requirements of a successful drug testing program, including policies and procedures, training, laboratories, marketing material, supplies, labor, medical review of positives, and 24/7 client support. Our representatives conduct school drug testing without direct participation by school administrators. Representatives will be provided exclusive territories based on student population and exclusive use our technologies.

     Under our program, schools may offer students voluntary random drug testing or may mandate a drug testing for extracurricular activities. The drugs to be tested would be marijuana, cocaine, methamphetamine/amphetamine, opiates, and Ecstasy. Students will be issued cards for each semester they participate. We will provide medical review officers to interview students who test positive in order to determine if there are legitimate reasons for substances to be in their systems. Any students determined to be abusing a substance will be eliminated from the program until certain testing requirements are met.

     We intend to manage each high school's SAFE program, maintain databases, perform random selections, report results to designated school representatives, make available results via a secure Internet reporting mechanism, and provide cards and the statistical reports. In addition, SAFE would be responsible for soliciting national businesses to participate in providing discounts to enrolled students. SAFE would also solicit colleges to provide tuition discounts to enrollees in the program. We can offer no assurance that businesses or colleges will provide such discounts.

     While we recognize that the testing of students is a controversial program, we believe that our tests will not subject us to any greater liability than any pre or post employment test which presently conduct for private and public entities. However, the development of this business may await the resolution on a school by school basis of the controversy surrounding the giving of tests by the school or school district.

     Increased use of Representatives for Drug Testing and Collections
     -----------------------------------------------------------------

     In August, 2001, the United States Department of Transportation published new regulations and procedures that placed more responsibility on the collection site for collecting regulated tests.

     Our proposed SAFE representative network, if effectuated, should create a new collection site network. We would train these sites to collect specimens in both the regulated and non-regulated arenas.

     Acquisition Policy
     ------------------

     We estimate that there are approximately 900 medical review officers, third party administrators, laboratories, and collection site networks competing for various elements of the drug testing industry. We intend to build upon our operating base by acquiring existing operations. We have not, as of the date of the prospectus, identified any acquisition candidates. When identifying acquisition candidates, we will take into consideration opportunities for revenue expansion, quality improvements, changes in the mix of services offered, cost control, community demographics, reputation and regulatory compliance history. We intend to improve the performance of any entities we may acquire through economies of scale, higher fees, greater buying power and implementation of our financial control system. We do not intend to purchase drug testing laboratories because under Department of Transportation regulations, medical review officers are forbidden to have any financial relationship with a laboratory and, thus, the acquisition of a laboratory would result in the loss of Department of Transportation business which requires MRO analysis of posit ive results.

     Facilities

     Our corporate headquarters are located in Scottsbluff, Nebraska where our operating subsidiary, Western Pathology Consultants, Inc. leases approximately 10,000 square feet of modern office space from a nonaffiliated party. The lease mandates monthly payments of $3,500 plus an applicable share of real estate taxes and insurance, through June 2005. We may renew the lease for an additional three year term if we notify the landlord six months prior to the end of the lease term.

     We also lease a 600 square foot specimen collection facility in Kearney, Nebraska. The lease is a month-to-month lease at a rate of $500 per month.

     Employees

     We currently employ 29 people of whom six are business and sales management, four technical management and the remainder staff. Five of these employees are part time. We intend to hire operational employees as a function of business growth. Unless we receive funding from warrant exercise or from other sources, we have no intention of hiring additional sales, marketing and administrative employees. If we do receive funding, we intend to hire two sales and marketing employees.

     Our operating subsidiary, Western Pathology Consultants, has entered into employment contracts with William Stopperan, our President and Chief Executive Officer, Tom Swan, Vice President of Finance and Administration and Dennis Kerns, Vice President Business Development.

     Competition

     We estimate that there are approximately 900 medical review officers, third party administrators, and collection site networks competing for various elements of the drug testing industry. The industry is highly fragmented with the largest drug testing management company having approximately $40 million of drug testing revenue. It is estimated 80% of third party administrators generate under $1 million in revenue. We have no relationship with any other company with the same or similar name.

     We believe that we have a competitive edge due to our full range of services, our superior customer service, and our tracking software. In addition, our ability to handle volume business provides a competitive advantage over smaller companies which cannot easily expand to handle increases in business.

                                   MANAGEMENT

Executive Officers and Directors

     The following table sets forth certain information regarding our executive officers and directors:

Name                 Age   Position                            Since*    Hours**
----                 ---   --------                            ------    ----
William Stopperan     52   President, CEO and a Director        1996      60

Tom Swan              42   Vice President Finance
                             & Administration
                             Chief Financial Officer            1997

                             Treasurer                          2002      60

Dennis Kerns          53   Vice President Business
                             Development                        1997      60

Jan Taylor            52   Secretary and a Director             2000       2

Lockett Wood, Ph.D.   62   Director                             2000       1

Al Armstrong, M.D.    62   Vice President/Chief Medical
                             Review Officer and a Director      1994       5

Michael Peat, Ph.D.   54   Director                             2001       1

Diana Breslich, M.D.  55   Director                             1994       1

     --------------------------

* The year stated is the one in which the named person first became an officer or director of Western Pathology, our operating subsidiary. Officers and directors are the same in our company and in the operating subsidiary. All our officers and directors took office in May 2002, except that Mr. Swan became Treasurer in November, 2002.

** This column lists the approximate average time per week spent during our last fiscal year by each officer or directors for us or our operating subsidiary on company business.

     William Stopperan has been President of Western Pathology Consultants, Inc., since August 1996 and Chief Operating Officer from July, 1995. From June, 1992 to October, 1992, Mr. Stopperan was the Controller for Cybermedic, a
publicly traded respiratory testing equipment manufacturer. After its merger into Colorado MedTech, he served as Sales and Marketing Manager of that company as a division of Colorado MedTech. From September, 1988 to June, 1992, Mr. Stopperan was a management consultant as the owner/manager of Stopperan and Associates. Mr. Stopperan provided financial, sales, and administrative consulting to businesses in the Denver, Colorado area. From November, 1985 to September, 1988, Mr. Stopperan was Vice President of Finance and Administration for California Devices, Inc., a semiconductor manufacturer. From November, 1983 to November, 1985, Mr. Stopperan was Controller for Advanced Energy Technology, a gear manufacturing company. Mr. Stopperan earned his Bachelors of Business Administration, emphasis in Accounting, from the University of Iowa in 1972.

     Thomas Swan, has served as Vice President of Finance and Administration of WorkPlace Compliance for Western Pathology Consultants, Inc. since June 1997. Previously, from 1995 to 1997, Mr. Swan was General Partner of Financial
Evaluations Corporation, a management consulting firm providing financial reporting, accounting, fundraising and tax consulting. Mr. Swan served as Controller of ECD, Inc., an asbestos abatement construction company from June, 1993 to May, 1995 and as the Vice President/CFO for Mallet, Peterson, Renoir, a specialty construction company, from May, 1990 to May, 1993. Mr. Swan was Accounting Manager for California Devices, Inc. from September, 1987 to September, 1988. Mr. Swan received his Bachelor of Accounting degree from St. Ambrose University in 1982.

     Dennis Kerns, Vice President of Business Development Mr. Kerns was born August 16, 1948 and has been a Vice President of WorkPlace Compliance since August 1997. From 1994 to 1997 he was the Sales and Marketing Manager. From February 1986 to August 1994, Mr. Kerns served as Outpatient Services Coordinator for Western Pathology Consultants, P.C., the laboratory from which we originated. Mr. Kerns developed the outreach services business for Western Pathology Consultants, P.C. which covered a 150 mile radius of Scottsbluff, Nebraska. Mr. Kerns was a Laboratory Supervisor for Box Butte General Hospital, Alliance, Nebraska, from February 1976 to February 1986. Mr. Kerns also served as Laboratory Supervisor for Dundee County Hospital, Benkelman, Nebraska from August 1975 to February 1976. Mr. Kerns received a Bachelor of Medical Technology degree from the Oregon Institute of Technology in 1975.

     Janice Taylor, has been the Administrative Director for Western Pathology Consultants since 1997. From 1972 to 1997, Ms. Taylor progressed from a Medical Technologist to Supervisor of Chemistry, Toxicology and Special Chemistry, to Laboratory Manager for Western Pathology Consultants, PC. She earned her Bachelors of Art degree in Medical Technology from the University of Northern Colorado in 1972.

     Lockett Wood, Ph.D. founded Cybermedic Corporation in 1977 and served as President until 1992 when it merged with Rela Corporation to form Colorado MedTech, Inc., a public company involved in contract research and development and manufacturing of medical instruments where he served as Vice President until 2001. From 1963 to 1977, Dr. Wood worked for the United States Department of Commerce as Director of the Advanced Communication Technologies Division and as Senior Scientist. In 1963, Dr. Wood earned his Bachelors of Science in Physics and in Electrical Engineering from the University of New Mexico. In 1966, he earned his Masters of Science in Electrical Engineering from the University of Colorado and, in 1973, his Ph.D. in Electrical Engineering from the University of Colorado.

     Alvin A. Armstrong Jr., M.D. founded Western Pathology Consultants, P.C. in 1972 to provide laboratory services to western Nebraska and retired in 1998. He received his Bachelor of Science Degree in Chemistry from the University of Nebraska in 1960, his Masters of Science Degree in Biochemistry from the University of Nebraska in 1962, and his Doctor of Medicine Degree with distinction from the University of Nebraska in 1967. Dr. Armstrong is certified by the American Board of Pathology in Anatomic, Clinical, and Forensic Pathology as well as a certified Medical Review Officer.

     Michael A. Peat, Ph.D., was Senior Vice President of Toxicology for LabOne, Inc. from 1994 to 2001. He was Vice President of Toxicology for Roche Biomedical Laboratories from 1992 to 1994. Dr. Peat progressed from Director of Toxicology to Vice President of Toxicology for CompuChem Laboratories, Inc. between 1990 and 1994. From 1986 to 1990 he served as Vice President of Clinical and Forensic Services, ChemWest Analytical Laboratories, Inc. He was employed by the University of Utah in various faculty and research positions from 1976 to 1985. He graduated from Oxford Polytechnic, Oxford, England in 1969 and received his Ph.D. from the Department of Biochemical Pharmacology and Toxicology, University of Utah in 1982. Dr. Peat has held various appointments in the American Academy of Forensic Sciences and the Toxicology Division and the Society of Forensic Toxicologists. He has received professional honors from the American Academy of Forensic Sciences and Toxicology, American Board of Forensic Toxicology, Society of Forensic Toxicologists, California Association of Toxicologists, College of American Pathologists, Department of Health and Human Services, American College of Occupational and Environmental Medicine, and the American Society of Mass Spectrometry.

     Diana J. Breslich, M.D., retired from Western Pathology Consultants in 1999 having joined the staff of Western Pathology Consultants, PC in 1979. She received an Associate Bachelors degree from Radcliffe College in 1968 graduating cum laude. She attended the American School of Classical Studies in Athens, Greece; Goethe Institute, Grafrath, Germany; and Harvard University, from 1967 to 1969. She received her Doctor of Medicine degree from the University of Chicago, Pritzker School of Medicine, Chicago, Illinois in 1963. Dr. Breslich completed her anatomic/clinical pathology training in 1979 at the University of Colorado. She is certified by the American Board of Pathology in Anatomic and Clinical Pathology as well as a certified Medical Review Officer.

Director Compensation

     Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses for attending board and board committee meetings. Our board of directors has not established any committees.

     Executive Compensation
     ----------------------

     We have entered into employment contracts with William Stopperan, Thomas Swan, and Dennis Kerns, all of which are renewable annually and coincide with our fiscal year. Mr. Stopperan's contract as President and CEO defines a base annual pay of $95,000 with incentives tied to achieving budgeted profitability as well as incremental increases in our profitability. Mr. Swan's annual salary is $75,000. Mr. Swan also has incentives based on the our profitability. Mr. Kerns' annual salary is $52,500. In addition, he is entitled to bonuses based on achieving budgeted revenues, gross margin percentages and budgeted departmental expenses as well as additional incentives if we exceed budgeted revenues. None of our executives are holders of any bonus options or other bonus securities compensation. In addition to the compensation our management employees received from their employment agreements, we lowered the exercise price of options awarded to Messrs. Stopperan and Swan so that they received additional compensation of $46,000 and $17,250 respectively. None of our officers or directors receives any compensation for serving as such. All compensation is paid by Western Pathology Consultants, our wholly-owned operating subsidiary. No bonuses have been paid to any officer or director.

     Employment Agreement with William I. Stopperan
     ----------------------------------------------

     On October 29, 1998, WPCI entered into a three year employment agreement with William I. Stopperan, President and Chief Executive Officer under which Mr. Stopperan received an annual salary of $95,000. As of January 1, 2002, WPCI entered into a another three-year employment agreement with Mr. Stopperan at an annual base salary of $95,000 with an annual determination by the WPCI board of directors. WPCI is obligated to pay a bonus of $500 per month for each month budgeted operating income is met plus a quarterly bonus of $2,000 per calendar quarter for every $10,000 over the budgeted net income before taxes. In the event the agreement is terminated without cause, Mr. Stopperan is entitled to one half of the annual base salary as severance pay. The agreement may be terminated by either party on three-months' notice. There is a three year non-compete provision which commences upon termination of the agreement and, in addition, Mr. Stopperan is obligated to pay WPCI 25% of all revenues received by him from any client of WPCI for a period of three years.

     Employment Agreement with Thomas M. Swan
     ----------------------------------------

     On October 1, 1999,  WPCI entered into an employment  agreement with Thomas
M. Swan, Vice President, Finance and Administration under which Mr. Swan received an annual salary of $75,000. As of January 1, 2002, Mr. Swan entered into another three year employment agreement with the Company at an annual base salary of $75,000. WPCI is obligated to pay a bonus of $400 per month for each month budgeted operating income is met plus a quarterly bonus of $1,000 per calendar quarter for every $10,000 over the budgeted net income before taxes. In the event the agreement is terminated without cause, Mr. Swan is entitled to one quarter of the annual base salary as severance pay. The agreement may be terminated by either party on three-months' notice. There is a three year non-compete provision which commences upon termination of the agreement and, in addition, Mr. Swan is obligated to pay WPCI 25% of all revenues received by him from any client of WPCI for a period of three years.

     Employment Agreement with Dennis L. Kerns
     -----------------------------------------

     On October 1, 1999,  WPCI entered into an employment  agreement with Dennis
L. Kerns, Vice President - Business Development under which Mr. Kerns received an annual salary of $70,000. As of January 1, 2002, WPCI entered into a another three-year employment agreement with Mr. Kerns at an annual base salary of $52,500 with an annual determination by the WPCI board of directors. WPCI is obligated to pay a bonus of $250 per month for each month budgeted revenues are met, an additional $250 per month in which sales and marketing departmental expenses are under budget, and a quarterly bonus of $1,000 per calendar quarter for every 5% over the budgeted revenue. In the event the agreement is terminated without cause, Mr. Kerns is entitled to one quarter of the annual base salary as severance pay. The agreement may be terminated by either party on three-months' notice. There is a three year non-compete provision which commences upon termination of the agreement and, in addition, Mr. Kerns is obligated to pay WPCI 25% of all revenues received by him from any client of WPCI for a period of three years.

Executive Compensation
----------------------

     The following table sets forth for the fiscal years ended December 31, 2001 and 2001, the compensation we paid to our Chief Executive Officer(s) and any other executive officers who earned in excess of $100,000 based on salary and bonus.

                           Summary Compensation Table

                                                                                                 Long Term
                                                                                               Compensation

                                                     Annual Compensation                          Awards
====================================================================================================================
                                                                            Other Annual        Securities
      Name and Principal                                                    Compensation        Underlying
          Position                 Year          Salary ($)  Bonus ($)           ($)           Options/SARs (#)(1)
====================================================================================================================
William Stopperan                   2001            88,530 (2)       -0-           3,200             -0-
Chief Executive Officer             2000            94,183 (2)       -0-           2,320             -0-


--------------

1. Mr. Stopperan received options which he exercised in Western Pathology. He has never received any options or other rights to purchase securities in our company; nor were the stockholders of Western Pathology awarded any additional shares of our company as a result of the exercise of options in Western Pathology by Mr. Stopperan.

2.   Compensation paid by Western Pathology.

Option Grants for the fiscal years ended September 30, 2002 and 2001
--------------------------------------------------------------------

     The following table sets forth information concerning the grant of stock options to the named executive officer during the fiscal years ended
2002 and 2001.


                                                                 Individual Grants
======================================================================================================================
                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                 Number of    % of Total                                      Annual Rates of
                                  Shares        Options                                         Stock Price
                                Underlying     Granted to    Exercise                          Appreciation
                                 Options       Employees     Price Per   Expiration          for Option Term
            Name                 Granted        in Year        Share        Date             5%             10%
======================================================================================================================

William Stopperan                     -0-           -0-           -0-         -0-                -0-            -0-


Aggregated Option Exercise for the fiscal years Ended May 31, 2002 and 2001 and Fiscal Year-End Option Values

     The following table sets forth information concerning the exercise of stock options during the fiscal years ended May 31, 2002 and 2001 by the named executive officer, and his options outstanding at the end of the transition period.


======================================================================================================================
                    Aggregate Option/SAR Exercises in Transition Period and TP-End Option/SAR Values
======================================================================================================================
                                                               Number of Securities
                                                              Underlying Unexercised
                                                             Options/SARs at TPY-End     Value of Unexercised In-
                                             Shares                   (#)                 the Money Options/SARs
                            Acquired on      Value         ===========================        at TP-End ($)
         Name               Exercise (#)   Realized ($)    Exercisable   Unexercisable   Exercisable  Unexercisable
======================================================================================================================
 William Stopperan               -0-           -0-              -0-           -0-             -0-

======================================================================================================================


     Indemnification of directors and executive officers and limitation of liability
--------------------------------------------------------------------------------
Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. As permitted by the Delaware General Corporation Law, our amended certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to our company or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.

     As permitted by the Delaware General Corporation Law, our Bylaws provide that we are required to indemnify our directors and officers, consultants and employees to the fullest extent permitted by the Delaware General Corporation Law. Subject to certain very limited exceptions, we are required to advance expenses, as incurred, in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions. The rights conferred in our Bylaws are not exclusive. We have not obtained directors' and officers' liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       CERTAIN RELATED PARTY TRANSACTIONS

     On November 6, 2000, we, under the name Ebiz Venture Corp., exchanged 15,488,942 shares of out common stock in consideration of domain names, web sites and related software of GeoTele.com, Inc. On June 29, 2001, we issued 6,000,000 shares to Nexgen Holdings in consideration for reimbursement of organizational and other expenses. On April 21, 2002, we issued 34,751,600 shares to Nexgen Holdings for additional financial contributions and for services related to negotiating the stock purchase agreement with Western Pathology Consultants. The majority stockholder of Nexgen Holdings is Guy Cohen. On April 26, 2002, we reduced our capital in the ratio of 163:1.

     On April 1, 2002, we entered into an agreement to purchase all the capital stock of Western Pathology Consultants, in exchange for 5,832,709 shares of our common stock. The transaction closed on June 29, 2002. Of the shares issued, the following members of management and other affiliates received shares of our common stock as follows (excluding shares owned by family members).

     On August 5, 2002, we declared a 50% stock dividend under which each stockholder received an additional one-half share for each share of common stock owned.

     The following table shows the shares received in the transaction and as a result of the stock dividend by our officers, directors and affiliate.

     Also on August 5, 2002, our board approved the distribution of three redeemable common stock purchase warrants as a dividend. The distribution of the warrants, exercise of the warrants and the resale of the underlying shares are being registered.

                                    Shares owned       Warrants to be
                        Our          after 50%          distributed
Name of Affiliate      Shares      stock dividend      as a dividend
-----------------    ---------     --------------      --------------
William Stopperan    1,000,760       1,501,140             450,342
Kosman, Inc.           600,000         900,000             270,000
Dennis Kerns           443,500         665,250             199,575
Alvin Armstrong        395,481         593,222             177,969
Diana Breslich         375,364         563,046             168,915
Ronald Blevins         372,203         558,305             167,493
Janice Taylor          300,000         450,000             135,000
Thomas Swan            273,499         410,249             123,075
Lockett Wood            50,000          75,000              22,500
Michael Peat            50,000          75,000              22,500

     Western Pathology, oue wholly-owned subsidiary, issued shares of its common stock as set forth on the following table during the past three years to its officers, directors and affiliates as follows :


    Name                  Date     Shares   Price per share     Amount
    ----              ----------   ------   ---------------  -----------
Kosman, Inc.           8/20/2001   50,000      $ 1.00        $ 50,000.00
William Stopperan     10/03/2001    1,645        0.02              32.90
Lockett Wood          12/31/2001   50,000        0.02           1,000.00
Michael Peat          12/31/2001   50,000        0.02           1,000.00
Alvin Armstrong       12/31/2001   55,000        0.02           1,100.00
Dennis Kerns          12/31/2001    4,000        0.02              80.00
Thomas Swan           12/31/2001    1,445        0.02              28.90
Ronald Blevins         1/29/2002   45,000        0.02             900.00
Diana Breslich         1/29/2002   45,000        0.02             900.00
William Stopperan      1/29/2002  330,000        0.02           6,600.00
Dennis Kerns           1/29/2002  125,000        0.02           2,500.00
Thomas Swan            1/29/2002   28,000        0.02             560.00

     In January 2002, William Stopperan gave an aggregate of 150,000 shares to his wife and sons; Thomas Swan gave an aggregate of 200,000 shares to siblings and his mother.

     Our subsidiary, Western Pathology Consultants, has entered into employment contracts with William Stopperan, our president, Thomas Swan, a Vice-President, and Dennis Kerns, a Vice-President, all of which are renewable annually and coincide with our fiscal year.

     We believe that these transactions were on terms as favorable as could have been obtained from an unaffiliated third party. All future transactions we enter into with our directors, executive officers and other affiliated persons will be on terms no less favorable to us than can be obtained from an unaffiliated party and will be approved by a majority of independent, disinterested members of our board of directors, and who had access, at our expense, to our or independent legal counsel.

     The following officers, directors and shareholders guarantee our obligation to Platte Valley National Bank. Each is responsible for 10% of the loan in the event we default in the payment of interest or principal of the loan and our receivables which we assigned to the bank are not sufficient to pay the unpaid principal amount and any accrued interest. We are obligated to reimburse each guarantor in that event. The names of the guarantors and their relationship with us are as follows:

    William Stopperan           President, Chief Executive Officer, Director,
                                  Shareholder
    Thomas Swan                 Vice President Finance, Treasurer, Shareholder
    Dennis Kerns                Vice President Business Development, Shareholder
    Alvin Armstrong             Vice President, Director, Shareholder
    Janice Taylor               Secretary, Director, Shareholder
    Diana Breslich              Director, Shareholder
    Ronald Blevins              Shareholder
    Donald Singer               Shareholder
    Richard Simmons             Shareholder
    Roger Christensen           Shareholder

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to beneficial ownership of our common stock as of August 5, 2002 by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, each of our directors and executive officers, and all executive officers and directors as a group.

                        Shares of Common Stock Beneficially Owned(1)
                        --------------------------------------------
Name                            Title                     Number        Percent
------------------              -----------------------   ---------     -------

William Stopperan (2)           President/Chief           2,195,232     20.9%
1321 Broadway                   Executive Officer and a
Scottsbluff, Nebraska 69361     Director

Kosman Inc.(3)                                            1,170,000     11.4%
P.O. Box 350
Torrington, WY 82240

Dennis Kerns (4)                Vice President             864,925       8.5%
1321 Broadway                   Business Development
Scottsbluff, Nebraska 69361

Alvin Armstrong (5)             Vice President             771,188       7.6%
642 Doris Drive                 and a Director
Breckenridge, CO 80424

Diana Breslich(6)(7)            Director                   731,959       7.2%
1701 Crystal Springs Court
Santa Rosa, CA 95404

Ronald Blevins(6)(8)                                       725,798       7.1%
1701 Crystal Springs Court
Santa Rosa, CA 95404

Janice Taylor (9)               Secretary and a Director   585,000       5.8%
210650 E. 42nd Street
Scottsbluff, Nebraska 69361

Thomas Swan (10)                Vice President Finance     533,324       5.8%
1321 Broadway                   & Administration,
Scottsbluff, Nebraska 69361     Chief Financial Officer,
                                Treasurer

Lockett Wood (11)               Director                    97,500       1.0%
347 Pratt
Longmont, CO 80501

Michael Peat (12)               Director                    97,500       1.0%
6700 Woodlands Parkway
Suite 230-308
The Woodlands, TX 77381

Officers and Directors
as a Group (8 persons)                                   4,520,068      45.2%

                                                        ---------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entity named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock underlying warrants or options that are currently exercisable or exercisable within 60 days of the date of the Prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The warrants which are deemed outstanding will be distributed as soon as practicable after the date of the Prospectus. The percentage of beneficial ownership is based on 10,009,020 shares of our common stock outstanding as of the date of the Prospectus.

(2) Beneficial owner of Kosman, Inc. is Jane Kosman. Includes warrants to acquire 270,000 shares

(3) Includes 187,500 shares owned by Jean E. Stopperan for which William Stopperan claims beneficial ownership. Includes warrants to acquire 506,592 shares. Mr. Stopperan disclaims beneficial ownership of 3,000 shares owned by Dorothy Gassett, his mother-in-law; 75,000 shares owned by Casey W. Stopperan, a son; 75,000 shares owned by Corey R. Stopperan, a son: 2,700 shares owned by Jahn Stopperan, his brother; 75,000 shares owned by Kyle D. Stopperan, a son; and 1,500 shares owned by Lori Stopperan, his sister. Mr. Stopperan claims beneficial ownership of 187,500 shares owned by Jean E. Stopperan, his wife.

(4)  Includes warrants to acquire 199,575 shares.

(5) Includes warrants to acquire 177,969 shares. Alvin Armstrong disclaims beneficial ownership of 1,500 shares owned by Bobbi Jo Armstrong, 1,500 shares owned by Leta Lynn Armstrong and 1,500 shares owned by Tina Marie Armstrong, his daughters, and 1,500 shares owned by Christopher Armstrong, his son.

(6) Diana Breslich, M.D. and Ronald Blevins, M.D. are husband and wife. Each disclaims beneficial ownership over the other's shares.

(7)  Includes warrants to acquire 168,915 shares.

(8)  Includes warrants to acquire 167,493 shares.

(9)  Includes warrants to acquire 135,000 shares.

(10) Includes warrants to acquire 123,075 shares. Mr. Swan disclaims beneficial ownership of 60,000 shares owned by Barbara J. Swan, his mother, 60,000 shares owned by Gerry D. Swan, 60,000 shares owned by John C. Swan III and 60,000 shares owned by Richard Swan, his brothers, and 60,000 shares owned by Linda L. Swan, his sister.

(11) Includes warrants to acquire 22,500 shares.

(12) Includes warrants to acquire 22,500 shares.

                            DESCRIPTION OF SECURITIES

Common Stock

     We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 10,009,020 shares are issued and outstanding as of the date of the prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

     Holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, if declared by our board of directors; (ii) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and (iv) are entitled to one noncumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders. Cumulative voting for the election of directors is not provided for in our amended certificate of incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

     Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of legally available funds at such times and in such amounts as our board of directors may from time to time determine. Each stockholder is entitled to one vote for each share of our common stock held on all matters submitted to a vote of stockholders. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon a liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

Preferred Stock

     We may, subject to limitations prescribed by Delaware law, provide for the issuance of up to 5,000,000 shares of our preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Common Stock Purchase Warrants

     We have issued to the selling securityholders three classes of redeemable common stock warrants. Each class is exercisable for a period of two years commencing the date of the prospectus. Each warrant entitles the holder to purchase one share of our common stock as follows:

o    the Class "A" Warrants for $.75;

o    the class "B" Warrants for $1.00; and

o    the Class "C" Warrants for $1.25.

     We can redeem each class of warrant by paying the warrantholders of that class $.001 per warrant, if we provide to each warrant holder 30 days' written notce that we intend to redeem that class of warrant.

     We may only redeem warrants if:

o there is an effective registration statement relating to the shares for which the warrants are exercisable and

o    if, the bid closing price on the market in which our common stock trades

     +    exceeds $.10 above the exercise price

     +    for a period of five consecutive days

     +    ending within ten days prior to the date of the notice of redemption.

     As a result of the redemption of any class of warrant, the outstanding warrants of that class will be canceled and we will send, as soon as practicable, a check representing the aggregate redemption price to each holder. Our warrants can only be exercised when there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, warrantholders will be unable to exercise them and they may become valueless. Moreover, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrantholder resides, such holder might not be permitted to exercise any warrants. We have no present intention of registering the sale or exercise of warrants in any state.

     Our warrants may be exercised by surrendering the warrant certificate, with the form of election to purchase printed on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price, to us. Warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of unexercised warrants.

     Warrant holders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the then book value of our common stock and would result in a dilution of the percentage ownership of then existing stockholders. The terms upon which we may obtain additional capital may be adversely affected through the period in which the warrants remain exercisable. The holders of these warrants may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the warrants.

     In the event the proceeds of warrant exercise are not sufficient for the development and growth of our business, we may seek additional financing. At this time we believe that the proceeds of exercise of existing warrants will be sufficient for such purpose and therefore do not expect to issue any additional securities at this time. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and as of present have no plans to do so. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

     Reports to Stockholders
     -----------------------

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

     Transfer Agent
     --------------

     We have appointed American Registrar and Transfer Co., Salt Lake City, Utah as transfer agent for our shares of common stock and our warrants.

                                PLAN OF OFFERING

     We are registering the ratable distribution of our shares by Geotele.com to the stockholders of Geotele.com. We are also distributing warrants to our stockholders. We will distribute by United States Postal Service First Class mail the stock and warrant certificates as soon as practicable after the date of the prospectus. We will not receive any of the proceeds from sales of shares offered under this prospectus. In the event any warrants are exercised, we will receive the exercise price.

     All costs, expenses and fees in connection with the registration of the shares to be distributed, the warrants and the shares underlying the warrants will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders, whether of the shares to be distributed or the shares underlying the warrants will be borne by selling stockholders.

     We are distributing ratably a total of 1,259,949 shares and 3,004,128 warrants. We are registering the issuance and resale of 3,004,128 shares of our common stock underlying the warrants. We will not receive any of the proceeds from the sale of the shares we are distributing. Geotele.com stockholders who receive shares in the distribution may sell their shares at $.25 per share until a securities market quotes the shares, and thereafter, at market prices or at privately negotiated prices.

     The following table sets forth as of the date of the prospectus:

     o the name of each Geotele.com stockholder who will receive shares in the distribution;

     o    the aggregate  number of shares to be  distributed  to each person and
          the  percentage   ownership  based  on  10,009,020   shares  presently
          outstanding; and

     o    the number of warrants to be distributed to each stockholder

     o the number of shares each stockholder will own assuming the exercise of the warrants and the percentage ownership based on 13,013,146 outstanding after exercise of the warrants.


                                                                                                           Shares owned after
                                                          Shares to be distributed    Warrants to be        warrant exercise
Geotele.com Stockholders                                     Number  Percent           distributed          Number   Percent
----------------------                                       ------  ------             ----------          ------   -------

Ahlborn, James                                                  2      -                     3                  5       -
Ahlborn, James C                                                2      -                     3                  5       -
Altilio, John                                                   2      -                     3                  5       -
Altro, Michael Jr                                               2      -                     3                  5       -
Atwood, William & Atwood, Charlotte L Jtten                     2      -                     3                  5       -
Azarow, S                                                       2      -                     3                  5       -
Bache Halsey Stuart Shields Incorporated                        2      -                     3                  5       -
Badalamenti, Charles                                            2      -                     3                  5       -
Bambace, Dominick J                                             2      -                     3                  5       -
Barr, Carlyn A                                                  2      -                     3                  5       -
Barral, John                                                    2      -                     3                  5       -
Bartone, Veronica                                               2      -                     3                  5       -
Basile C/o Tram Resources Richard                               2      -                     3                  5       -
Beagan, Gertrude                                                2      -                     3                  5       -
Belcher, Maria J                                                2      -                     3                  5       -
Belcher, Maria J & Belcher, Patrick D Jtten                     2      -                     3                  5       -
Bernard, Leanne Katherine                                       2      -                     3                  5       -
Bernstein, Edith                                                2      -                     3                  5       -
Bertoloi, Margaret                                              2      -                     3                  5       -
Beslanovitz, Joseph M                                           2      -                     3                  5       -
Biandolillo, Steven                                             2      -                     3                  5       -
Billera, Peter                                                  2      -                     3                  5       -
Blay, Stanley                                                   2      -                     3                  5       -
Blitz, Samuel                                                   2      -                     3                  5       -
Blotteaux, Edward A                                             2      -                     3                  5       -
Bolding, Ronda Meeker                                           2      -                     3                  5       -

                                       36


Borans, Peter G                                                 2      -                     3                  5       -
Bost & Co                                                       2      -                     3                  5       -
Brady, James                                                    2      -                     3                  5       -
Breier, Daniel & Breier, Zelda Jtten                            2      -                     3                  5       -
Brown, Darren S                                                 2      -                     3                  5       -
Brown, Inger A                                                  2      -                     3                  5       -
Brown, Paul                                                     2      -                     3                  5       -
Bruno, Frank                                                    2      -                     3                  5       -
Bruno, Gennaro                                                  2      -                     3                  5       -
Bruno, Richard                                                  2      -                     3                  5       -
Bruschi, Margaret                                               2      -                     3                  5       -
Butkowski, Babette J & Butkowski, Gerald T Jtten                2      -                     3                  5       -
Cacace, Steve                                                   2      -                     3                  5       -
Cai, Chunbo                                                     2      -                     3                  5       -
Calkins, James                                                  2      -                     3                  5       -
Canrelli, Peter J                                               2      -                     3                  5       -
Caporale, Olga                                                  2      -                     3                  5       -
Carbone, Philip & Carbone, Angelina Jtten                       2      -                     3                  5       -
Carrington, Donald R & Carrington, Mary A Jtten                 2      -                     3                  5       -
Carrington, Scott E                                             2      -                     3                  5       -
Carter, Paul J & Carter, Melanie K Jtten                        2      -                     3                  5       -
Cassino, Joseph P                                               2      -                     3                  5       -
Castaldo, Patrick F                                             2      -                     3                  5       -
Castiglione, Janice                                             2      -                     3                  5       -
Chalnick, Murry & Chalnick, Toby Jtten                          2      -                     3                  5       -
Cianciaruso, William                                            2      -                     3                  5       -
Cohen, Arthur E                                                 2      -                     3                  5       -
Cohen, Irwin J                                                  2      -                     3                  5       -
Colandrea, Martio                                               2      -                     3                  5       -
Credit Suisse First Boston Cor Poration                         2      -                     3                  5       -
Crowell Weedon & Co                                             2      -                     3                  5       -
Crystal Cust Jay A Justin A Crystal Utma Tx                     2      -                     3                  5       -
Cucchiara, Donera                                               2      -                     3                  5       -
Daley, Vincent R                                                2      -                     3                  5       -
Daviduke, Micheline                                             2      -                     3                  5       -
De Santis, Agatha                                               2      -                     3                  5       -
De Santis, Salvatore                                            2      -                     3                  5       -
Dean Witter Reynolds Inc                                        2      -                     3                  5       -
Denbleyker, Steve                                               2      -                     3                  5       -
Desai, Mahesh A & Desai, Sharda M Jtten                         2      -                     3                  5       -
Di Giovanni, Margaret                                           2      -                     3                  5       -
Di Palma, Salvatore & Gertrude Di Palma Jtten                   2      -                     3                  5       -
Diamond, David P                                                2      -                     3                  5       -
Diamond, Ruby & Diamond, Clara Jtten                            2      -                     3                  5       -
Digregorio, Peter & Digregorio, Concetta Jtten                  2      -                     3                  5       -
Diln                                                            2      -                     3                  5       -
Dimartino, Ann                                                  2      -                     3                  5       -
Doherty, James                                                  2      -                     3                  5       -
Donald & Company Security Suspense Account                      2      -                     3                  5       -
Donaldson Lufkin & Jennette Securities                          2      -                     3                  5       -
Dorian, Edward                                                  2      -                     3                  5       -
Dorman, Lila                                                    2      -                     3                  5       -
Dreyfus Brokerage Services Inc                                  2      -                     3                  5       -
Dubin, Emanuel                                                  2      -                     3                  5       -
Dubler, Charlotte                                               2      -                     3                  5       -
Eisenkraft C/f Meryl Eise Allan                                 2      -                     3                  5       -
Eisenkraft, Sharon                                              2      -                     3                  5       -
Elfman, Scott L & Elfman, Brenda H                              2      -                     3                  5       -
Englerth, Fred E & Englerth, Lea C Jtten                        2      -                     3                  5       -
Estes, Ellise M                                                 2      -                     3                  5       -
Falduto, James J                                                2      -                     3                  5       -
Fareri, Sylvain                                                 2      -                     3                  5       -
Feldman, Joel T & , Shirley Feldman Jtten                       2      -                     3                  5       -
Ferranti, Jack                                                  2      -                     3                  5       -
Fineman, Harvey & Fineman, Phyllis Jtten                        2      -                     3                  5       -
Fischer, Manual                                                 2      -                     3                  5       -


                                       37

Fishel, Sr Jerry W                                              2      -                     3                  5       -
Fitschen, Henry C                                               2      -                     3                  5       -
Fleet National Bank                                             2      -                     3                  5       -
FMT Co Cust IRA FBO Richard L Deeter                            2      -                     3                  5       -
FMT Co Cust IRA FBO Scott Bruce Nichols                         2      -                     3                  5       -
FMT Co Cust SEPP IRA  FBO FBO John A Carver                     2      -                     3                  5       -
Foster, Gerald                                                  2      -                     3                  5       -
Frame, Vincent J                                                2      -                     3                  5       -
Frankel, Hyman & Frankel, Ruth Jtten                            2      -                     3                  5       -
Frano, Ron & Frano, Lucille Jtten                               2      -                     3                  5       -
Fredericks, CFBO Charles, Peter Fredericks,  UTMA/NJ            2      -                     3                  5       -
Friedman, Michael J                                             2      -                     3                  5       -
FXC Investors Corporation                                       2      -                     3                  5       -
Gaudagno, Sophie                                                2      -                     3                  5       -
Gavin, John R                                                   2      -                     3                  5       -
Gegarian, Benjamin J & , Bertha Gegarian Jtten                  2      -                     3                  5       -
Giordano, Ann Marie                                             2      -                     3                  5       -
Goldbaum, Ian S                                                 2      -                     3                  5       -
Goldberg, Harold M                                              2      -                     3                  5       -
Gorlicki, Albert                                                2      -                     3                  5       -
Greenberg, Esther & Greenberg, Jacob Jtten                      2      -                     3                  5       -
Griffinger, Mr T R For Liq Of Ms Wien & Co                      2      -                     3                  5       -
Gross, Roy & Gross, Marcy Jtten                                 2      -                     3                  5       -
Gruber, Loren & Levy, Pauline Jtten                             2      -                     3                  5       -
Hansen, Paul Sr                                                 2      -                     3                  5       -
Harvey, Dave                                                    2      -                     3                  5       -
Hayes, John J & Rosemary Glen Jtten                             2      -                     3                  5       -
Herzog Heine Geduld Inc                                         2      -                     3                  5       -
Hopp, Jack                                                      2      -                     3                  5       -
Howard & Co                                                     2      -                     3                  5       -
Hrycyszyn, Andrew B                                             2      -                     3                  5       -
Huang, Edna I & Huang, Chun Ying Jtten                          2      -                     3                  5       -
Hubbard, John                                                   2      -                     3                  5       -
Ilukowicz, Kenneth A                                            2      -                     3                  5       -
Iorio, Carmine                                                  2      -                     3                  5       -
Jacksires, Charles & Kubek, Barbara Jtten                       2      -                     3                  5       -
Jakubisin, Robert E                                             2      -                     3                  5       -
JB Oxford & Co                                                  2      -                     3                  5       -
Jensen, David P                                                 2      -                     3                  5       -
Jewell, Virginia                                                2      -                     3                  5       -
Johnson, John D Jr                                              2      -                     3                  5       -
Jones, Kimberly R                                               2      -                     3                  5       -
Joseph H Meyer Revocable Living Trust u/a Dtd                   2      -                     3                  5       -
  8/30/00 Joseph Meyer & Theresa C Meyer Ttee
Kanan, Malcolm                                                  2      -                     3                  5       -
Karabelas, Evan L                                               2      -                     3                  5       -
Karsen, John                                                    2      -                     3                  5       -
Keane, Patrick                                                  2      -                     3                  5       -
Keller, Robert                                                  2      -                     3                  5       -
Kelley, John F & Chory, Mary Ann Jtten                          2      -                     3                  5       -
Kern, Shirley F                                                 2      -                     3                  5       -
Kerner, Michael                                                 2      -                     3                  5       -
Kimball, Cynthia                                                2      -                     3                  5       -
Kleiman, Diane                                                  2      -                     3                  5       -
Kraft, Sheila                                                   2      -                     3                  5       -
La Sorsa, Vincent & Matthew La Sorsa Jtten                      2      -                     3                  5       -
Lacalamita, Charles J                                           2      -                     3                  5       -
Lapa, Bernard E                                                 2      -                     3                  5       -
Le, Son H & Le, Ngoc-minh D Jtten                               2      -                     3                  5       -
Lee, Jacob & Lee, Ruth Jtten                                    2      -                     3                  5       -
Leff, Marilyn                                                   2      -                     3                  5       -
Levy % Alvin Petroleum Sy Stuart                                2      -                     3                  5       -
Lichtenstein, Milton & Lichtenstein, Sylvia Jtten               2      -                     3                  5       -


                                       38


Light, Sol J                                                    2      -                     3                  5       -
Lincoln Trust Co TTEE Fbo Rob Ert A Loix Keogh                  2      -                     3                  5       -
  Plan] a/c 65023587
Lodge, Kenneth D                                                2      -                     3                  5       -
Loffler, Leonard L                                              2      -                     3                  5       -
Luisita & Co                                                    2      -                     3                  5       -
Mageros, Andrew Jr                                              2      -                     3                  5       -
Manansala, Felino                                               2      -                     3                  5       -
Mandelbaum, Jerome & Mandelbaum, Diane Jtten                    2      -                     3                  5       -
Manfredi, John                                                  2      -                     3                  5       -
Manfredi, Josephine                                             2      -                     3                  5       -
Martin, Gerard                                                  2      -                     3                  5       -
Mathias, Sidney                                                 2      -                     3                  5       -
Mayott, Brian K                                                 2      -                     3                  5       -
Mazza, Catherine                                                2      -                     3                  5       -
McDonough c/f Carleen A Charles M                               2      -                     3                  5       -
Mcelearney, Jeffrey                                             2      -                     3                  5       -
Mcinerney, Dennis                                               2      -                     3                  5       -
Mckinnie, Ruby M                                                2      -                     3                  5       -
Meeker, Brenda                                                  2      -                     3                  5       -
Meeker, Leo L                                                   2      -                     3                  5       -
Meltzer & New Bridge Elec Myrna                                 2      -                     3                  5       -
Mercer, David J                                                 2      -                     3                  5       -
Messina, Gloria                                                 2      -                     3                  5       -
Meyerson, Mark D & Janice Meyerson Jtten                        2      -                     3                  5       -
Middleton, Jeffrey                                              2      -                     3                  5       -
Miele, Rose & Miele, Antoinette Jtten                           2      -                     3                  5       -
Miller, Blanche                                                 2      -                     3                  5       -
Mohammed, Shah                                                  2      -                     3                  5       -
Molloy Ttee Edwin A Edwin A Molloy Revocable Tr u/a 36387       2      -                     3                  5       -
Morrison, Arnold H & Morrison, Veta V Jtten                     2      -                     3                  5       -
Moser, William Gene                                             2      -                     3                  5       -
Murdulo, Frank                                                  2      -                     3                  5       -
Myrick, Betsy A                                                 2      -                     3                  5       -
Myszak, Rudolph                                                 2      -                     3                  5       -
Nabors, Will H                                                  2      -                     3                  5       -
Naccarato, Dominick                                             2      -                     3                  5       -
Nees, Kurt Robert & Carol Martha Nees                           2      -                     3                  5       -
Newman, Neil & Newman, Miriam Jtten                             2      -                     3                  5       -
Nichtenhauser, Alfred                                           2      -                     3                  5       -
Norbayco                                                        2      -                     3                  5       -
Ogonowski, George                                               2      -                     3                  5       -
Olieco                                                          2      -                     3                  5       -
Parasmo, Aldo & Parasmo, Joan Jtten                             2      -                     3                  5       -
Passamante, Rose & Passamante, Joseph Jtten                     2      -                     3                  5       -
Patel, Nirmala F                                                2      -                     3                  5       -
Pazzani, Gino                                                   2      -                     3                  5       -
Peikin, Beryl                                                   2      -                     3                  5       -
Pekarsky, R J                                                   2      -                     3                  5       -
Petterson, Tamara                                               2      -                     3                  5       -
Pizzo, Dawn T                                                   2      -                     3                  5       -
Plastiras, Basil Jr                                             2      -                     3                  5       -
Powers, Jeraldine Joy                                           2      -                     3                  5       -
Proch, John                                                     2      -                     3                  5       -
Prudential-bache Securities Inc                                 2      -                     3                  5       -
Puritz, Irving                                                  2      -                     3                  5       -
Pyne, Donna                                                     2      -                     3                  5       -
Quilty, James                                                   2      -                     3                  5       -
Quintanilla, Loretta R                                          2      -                     3                  5       -
Reda, Alfonso                                                   2      -                     3                  5       -
Reifler, Irving                                                 2      -                     3                  5       -
Rein, Estelle & Shelit, Ann Jtten                               2      -                     3                  5       -
Reinstein, Martin                                               2      -                     3                  5       -
Rera, Pura M                                                    2      -                     3                  5       -
Rimco                                                           2      -                     3                  5       -


                                       39

Robinowitz, Seyumour                                            2      -                     3                  5       -
Rosenberg, William                                              2      -                     3                  5       -
Sabatini, Nicole                                                2      -                     3                  5       -
Sabey, Erin                                                     2      -                     3                  5       -
Sayer, Robin                                                    2      -                     3                  5       -
Sayour, Paul                                                    2      -                     3                  5       -
Scharaga, Harry                                                 2      -                     3                  5       -
Schneider, Gloria                                               2      -                     3                  5       -
Schwartz, Bruce                                                 2      -                     3                  5       -
Sembritzki, Diana R & Sembritzki, Gloria A  Jtten               2      -                     3                  5       -
Shearson Lehman Hutton Inc                                      2      -                     3                  5       -
Sheppard, Sheryl                                                2      -                     3                  5       -
Sherwood Co C/o Sherwood Securi Ties Corp                       2      -                     3                  5       -
Shifrin, Edith & Shifrin, Jill Jtten                            2      -                     3                  5       -
Shipman, Curtis                                                 2      -                     3                  5       -
Short, Rohr P                                                   2      -                     3                  5       -
Shulman, Ray & Shulman, Esther Jtten                            2      -                     3                  5       -
Singh, G & Singh, H Jtten                                       2      -                     3                  5       -
Slantetz, L William                                             2      -                     3                  5       -
Spina, Vincenza                                                 2      -                     3                  5       -
Stahl, Eugenie & Stahl, Ann Jtten                               2      -                     3                  5       -
Stanley, Craig D                                                2      -                     3                  5       -
Stasi, Ralph F                                                  2      -                     3                  5       -
Steckler, Joseph & Steckler, Gertrude Jtten                     2      -                     3                  5       -
Stevens, Michael & Black, Patricia Jtten                        2      -                     3                  5       -
Tarantino, Domenick                                             2      -                     3                  5       -
Teltsher, Murray                                                2      -                     3                  5       -
Teufel, Mildred E                                               2      -                     3                  5       -
Thompson, Elaine                                                2      -                     3                  5       -
Thornton, Sidney                                                2      -                     3                  5       -
Toscano, Salvatore                                              2      -                     3                  5       -
Weiner, Michael & Weiner, Rosa Jtten                            2      -                     3                  5       -
Wexler, Michael                                                 2      -                     3                  5       -
Whitworth, Veeva D                                              2      -                     3                  5       -
Wilkerson, Richard                                              2      -                     3                  5       -
Wilson, Marilyn                                                 2      -                     3                  5       -
Witt, Patricia                                                  2      -                     3                  5       -
Wojdyla, Leonard S                                              2      -                     3                  5       -
Worley Family Ltd Partnership                                   2      -                     3                  5       -
Wulliger, Solomon L                                             2      -                     3                  5       -
Yodice, Dorothy                                                 2      -                     3                  5       -
Zagariello, Domenico                                            2      -                     3                  5       -
Bartone, Michael L                                              3      -                     3                  6       -
Bradley, Dawn                                                   3      -                     3                  6       -
Brooks, Barry P & Brooks, Melanie L Jtwros                      3      -                     3                  6       -
Burkowitz, Robert W & Burkowitz, Jason D Jtten                  3      -                     3                  6       -
Caccavella, Stephen A                                           3      -                     3                  6       -
Celentano, Sandra                                               3      -                     3                  6       -
Clark, Wallace D                                                3      -                     3                  6       -
Cloer, Kathy K                                                  3      -                     3                  6       -
Coker, Peggy Diane & Gary Coker                                 3      -                     3                  6       -
Coyne, Edward B                                                 3      -                     3                  6       -
First Union Natl Bank C/f George Hornchak IRA                   3      -                     3                  6       -
Fmtc Custodian- Roth IRA Fbo Krystyna Silwonik                  3      -                     3                  6       -
Fraboulet, Genevieve                                            3      -                     3                  6       -
Freedman, Joseph                                                3      -                     3                  6       -
French, Beverly D & French, David L Jtten                       3      -                     3                  6       -
Frey, Richard G                                                 3      -                     3                  6       -
Georgakakos, Alex                                               3      -                     3                  6       -
Goldberg, Donald                                                3      -                     3                  6       -
Goldman, Alan                                                   3      -                     3                  6       -
Goodman, Scott O                                                3      -                     3                  6       -
Gray, Pamela                                                    3      -                     3                  6       -
Green, Gilbert Richard Jr                                       3      -                     3                  6       -


                                       40


Grimes, Lee A                                                   3      -                     3                  6       -
Hercey, Connie M                                                3      -                     3                  6       -
Heritage Babtist Church                                         3      -                     3                  6       -
Jones, Phinin                                                   3      -                     3                  6       -
Julio, William J                                                3      -                     3                  6       -
Kacmarski, Mary E                                               3      -                     3                  6       -
Kalman, William A                                               3      -                     3                  6       -
Karam, May & Karam, Nabil                                       3      -                     3                  6       -
Leger, Donna Marie                                              3      -                     3                  6       -
Lomonico, Christopher B                                         3      -                     3                  6       -
Lomonico, Melissa                                               3      -                     3                  6       -
Malak, Paul                                                     3      -                     3                  6       -
Marschall Warehouse Co & Emply Pft Shar Pl                      3      -                     3                  6       -
Mccoy, Kathleen                                                 3      -                     3                  6       -
Michniewicz, Peter                                              3      -                     3                  6       -
Miller, Karen & Miller, Gregory A                               3      -                     3                  6       -
Mohebbi, Megan                                                  3      -                     3                  6       -
NBCN Clearing Inc                                               3      -                     3                  6       -
Nfs/fmtc Ira FBO Joseph C Hartranft                             3      -                     3                  6       -
Nick, Terry L & Pasko-nick, Sharon L Jtten                      3      -                     3                  6       -
Perkins, Michael J                                              3      -                     3                  6       -
Pulford, Kenneth                                                3      -                     3                  6       -
Rbc, Dominion                                                   3      -                     3                  6       -
Reed Cust Robert Scott Alexandra E Reed Utma NJ                 3      -                     3                  6       -
Reynolds, Matthew J                                             3      -                     3                  6       -
Robert W Baird & Co Inc FBO Jerald W Heuer                      3      -                     3                  6       -
Sala, John E                                                    3      -                     3                  6       -
Saltus, Harold G & , Thea Gargagliano Jtten                     3      -                     3                  6       -
Sarama, Walter L                                                3      -                     3                  6       -
Shah Syed Mohd                                                  3      -                     3                  6       -
Shell, Brian Douglas & Francine Marie Shell   Jtten             3      -                     3                  6       -
Smith, Rita                                                     3      -                     3                  6       -
Sorley Cust FBO Brenda Brandi Sorley Ugma                       3      -                     3                  6       -
Tower, Laura J                                                  3      -                     3                  6       -
Van Osdol, Ronald I & Janice Van Osdol Jtten                    3      -                     3                  6       -
Vasilakis, Dorothy L                                            3      -                     3                  6       -
Williams, Artis & Williams, Lynn A Jtten                        3      -                     3                  6       -
Worley, Samuel R & , Mavis Worley Ttees                         3      -                     3                  6       -
Yicong Ltd                                                      3      -                     3                  6       -
Young, Quintin                                                  3      -                     3                  6       -
Raineri, Florence                                               4      -                     6                 10       -
Bartone, Michael & Bartone, Michela Jtten                       5      -                     3                  8       -
Brodsky, Michael & Romm, Emily                                  5      -                     3                  8       -
Eisenkraft, Allan                                               5      -                     3                  8       -
Elminowski, Lucille A & Elminowski, Richard R Jtten             5      -                     3                  8       -
FMT Co Cust IRA FBO Jay A Crystal                               5      -                     3                  8       -
Fmtc Custodian- Roth IRA Fbo Jerzy Augustyn                     5      -                     3                  8       -
Fmtc Custodian- Roth IRA Fbo Philip R Anderson                  5      -                     3                  8       -
Fredericks, Elizabeth A                                         5      -                     3                  8       -
Grimes, Charles Jr & Kathleen Grimes Jtten                      5      -                     3                  8       -
Johnson, Burl G & Johnson, Luke W                               5      -                     3                  8       -
Kowalczuk, Robert J                                             5      -                     3                  8       -
Lampka, David A                                                 5      -                     3                  8       -
Leydecker, Michael F                                            5      -                     3                  8       -
Manahan, Ilene Dorf                                             5      -                     3                  8       -
Mlpf & S Cust FPO Agnes G Milne Ira FBP Agnes G Milne           5      -                     3                  8       -
Reale, Carol                                                    5      -                     3                  8       -
Rowski, Joseph M & Chris Rowski Jtten                           5      -                     3                  8       -
Silverman, Steven B & Silverman, Louise V                       5      -                     3                  8       -
Stamp, Gail M                                                   5      -                     3                  8       -
Welsh, Gary                                                     5      -                     3                  8       -
Wenz, Tom                                                       5      -                     3                  8       -
Witt, John                                                      5      -                     3                  8       -
Wolff, Gary B                                                   5      -                     3                  8       -
Wynne, Melvin K                                                 5      -                     3                  8       -
Yindrick, Joseph J Jr & Delaine A Yindrick                      5      -                     3                  8       -
Zaleski, Edward J                                               5      -                     3                  8       -
ABN Amro Inc                                                    6      -                     3                  9       -


                                       41


Acito, Louis                                                    6      -                     3                  9       -
Ameritrade Inc Cust FBO Thomas Hunter Rollover IRA              6      -                     3                  9       -
Ballinger, James D & Snyder, Toni L                             6      -                     3                  9       -
Charles Schwab & Co Inc [a/c 2121-2121]                         6      -                     3                  9       -
Chiacchia, Daniel J & Chiacchia, Jill L Jtten                   6      -                     3                  9       -
Colarullo Merle Joy & Charles T Colarullo                       6      -                     3                  9       -
Cutillo, John                                                   6      -                     3                  9       -
Daniel, Patrick Michael                                         6      -                     3                  9       -
Decker, Gerald L & David J Decker C/exec                        6      -                     3                  9       -
  Estate of Gerald R Decker
Decker, Gerald L & David J Decker, C/exec                       6      -                     3                  9       -
  Estate of Sharon L Decker
Dragonchuck, Dolores                                            6      -                     3                  9       -
Dunston Communication                                           6      -                     3                  9       -
Elminowski, Paul J                                              6      -                     3                  9       -
Fredericks, Charles & Fredericks, Sharon Jtten                  6      -                     3                  9       -
Fuld, Jay                                                       6      -                     3                  9       -
Fullerton, Annette                                              6      -                     3                  9       -
Gildea, Patrick J & Gildea, Dana M                              6      -                     3                  9       -
Guram, Maninder S & Nisha Guram Jtten                           6      -                     3                  9       -
Guzman, Rebecca                                                 6      -                     3                  9       -
Herman, Thomas L                                                6      -                     3                  9       -
High Risk Investment Club                                       6      -                     3                  9       -
Kolber, Todd M                                                  6      -                     3                  9       -
Mlpf & S Cust FPO James Monkman Ira Fbo Jamea P. Monkman        6      -                     3                  9       -
Murphy, James J & Murphy, Lisa A Jtten                          6      -                     3                  9       -
Nobil, Mike                                                     6      -                     3                  9       -
Ornstein, Judith & Uolde-mariam, Walter Jtten                   6      -                     3                  9       -
Paone, Luciano M                                                6      -                     3                  9       -
Patel, Chetan N & Patel, Dipan N Jtten                          6      -                     3                  9       -
Patel, Sudha P                                                  6      -                     3                  9       -
Priore, Christian                                               6      -                     3                  9       -
Rbc Dain Rauscher Cust Steven Andrew Druskin                    6      -                     3                  9       -
  Individual Retirement acct
Ross, Gerald L                                                  6      -                     3                  9       -
Sabella, Joseph                                                 6      -                     3                  9       -
Saschin, Nicholas V                                             6      -                     3                  9       -
Speer, Thomas I                                                 6      -                     3                  9       -
Sunamerica Trust Co Cust Fbo J Oseph V                          6      -                     3                  9       -
  Marscovetra IRA Rollover acct
Verducci, Joseph C & Mary R Verducci                            6      -                     3                  9       -
Wade, Yolanda                                                   6      -                     3                  9       -
Zwibelman, Adam Jeffrey                                         6      -                     3                  9       -
Adams, Darlene                                                  8      -                     3                 11       -
Adams, Ronald                                                   8      -                     3                 11       -
Adams, Sharon                                                   8      -                     3                 11       -
Culmone, Josephine                                              8      -                     3                 11       -
Fmtc Custodian- Roth IRA Fbo Vladimir Brodsky                   8      -                     3                 11       -
Fmtc Ttee HMFP At Bidmc 401k P Lan FBO Dorothy M Ross           8      -                     3                 11       -
Hopper, Karen & Hopper, Andy L Jtten                            8      -                     3                 11       -
Johnson, Herman G & Johnson, Deanna N                           8      -                     3                 11       -
Kostopoulos, Carol D                                            8      -                     3                 11       -
Kray & Co                                                       8      -                     3                 11       -
Larkin, Candace J & Larkin, Daniel V Jtten                      8      -                     3                 11       -
Lisi, John                                                      8      -                     3                 11       -
Lomonico, Amy M                                                 8      -                     3                 11       -
Lomonico, Lori                                                  8      -                     3                 11       -
Lomonico, Suzanne                                               8      -                     3                 11       -
Novak, Andrew & Novak, Pamela A Jtten                           8      -                     3                 11       -
Patel, Harshad J & Patel, Bhanumati H Jtten                     8      -                     3                 11       -
Pinion, Beverly M TTEE Beverly M Pinion                         8      -                     3                 11       -
  Revocable Tr u/a 34310
Rbc Dain Rauscher, Cust Jarret Worst Roth IRA                   8      -                     3                 11       -
Rosenberg, Allen & Rosenberg, Dorothy                           8      -                     3                 11       -
Sease, Edward P                                                 8      -                     3                 11       -
Zimnoch, Radowslaw                                              8      -                     3                 11       -


                                       42

Garden, William J & Garden, Carolyn Z Jtten                     9      -                     3                 12       -
Herbel, Alfred                                                  9      -                     3                 12       -
Nelson, Paul F                                                  9      -                     3                 12       -
Olszewski, Edward J                                             9      -                     3                 12       -
Patel, Jitendra P & Patel, Ketkl J                              9      -                     3                 12       -
Shuler, Jacarna W                                               9      -                     3                 12       -
Tyson, Michael P                                                9      -                     3                 12       -
Wright, David J                                                 9      -                     3                 12       -
Aiello, Frank                                                  11      -                     6                 17       -
Berth, Robert W                                                11      -                     6                 17       -
Brenda Sugarman TTEE FBO Solo Trust      34621                 11      -                     6                 17       -
Breymeyer, William S & Melinda Breymeyer Jtten                 11      -                     6                 17       -
Camejo, Pedro R                                                11      -                     6                 17       -
Clark, Wallace D & Clark, Deborah L Jtten                      11      -                     6                 17       -
Cohen, Arthur                                                  11      -                     6                 17       -
Delustro, Frank & Delustro, Maria Jtten                        11      -                     6                 17       -
Dimon, Alfred F & Dimon, Victoria C Jtten                      11      -                     6                 17       -
Eberhardt, Kathryn S & Fred Eberhardt Jtten                    11      -                     6                 17       -
Ehrlich, Carl                                                  11      -                     6                 17       -
Elghoul, Mario                                                 11      -                     6                 17       -
FMT Co Cust IRA FBO David W Hughes                             11      -                     6                 17       -
FMT Co Cust IRA Rollover FBO Joseph Raymond Wold               11      -                     6                 17       -
FMT Co Cust IRA Rollover FBO Steven Signoff                    11      -                     6                 17       -
FMT Co SUST IRA Rollover FBO Tracy P Clinton                   11      -                     6                 17       -
Fmtc Ttee HMFP At Bidmc 401k P Lan FBO Stephen F. Guerra       11      -                     6                 17       -
Garbar, Alexandra                                              11      -                     6                 17       -
Hall, Sheila                                                   11      -                     6                 17       -
Harter, Stuart D                                               11      -                     6                 17       -
Hazen, Robert N                                                11      -                     6                 17       -
Joseph, Michael D                                              11      -                     6                 17       -
Koopersmith, Meryl                                             11      -                     6                 17       -
Larko                                                          11      -                     6                 17       -
Leonard, John F                                                11      -                     6                 17       -
Levee, Theodore I TTEE Fbo Theodore I Levee Rev Tr 36046       11      -                     6                 17       -
Lopas, Sandra R                                                11      -                     6                 17       -
Love, Johnny Mack                                              11      -                     6                 17       -
Mofsowitz, Marc R                                              11      -                     6                 17       -
Nichols, Carol M & Nichols, William B                          11      -                     6                 17       -
Raiffeisen, Zentralbank Wien                                   11      -                     6                 17       -
Renfrow, Mark E                                                11      -                     6                 17       -
Scarborough, Susan                                             11      -                     6                 17       -
Snedegar, Conrad C                                             11      -                     6                 17       -
Stephens Inc                                                   11      -                     6                 17       -
Sunamerica Trust Co Cust Fbo Joseph Marscovetra Sep            11      -                     6                 17       -
Sutherland, David                                              11      -                     6                 17       -
Taylor, Mccoy & Taylor, Marie L Jtten                          11      -                     6                 17       -
Temple, Eric M                                                 11      -                     6                 17       -
Vftc Cust FBO Michael D Sander S IRA Rollover Acct             11      -                     6                 17       -
Vonderheid, Gail W & Vonderheid, Denise R                      11      -                     6                 17       -
Weinberg, Louise J                                             11      -                     6                 17       -
Williamson, Richard C II & Jennifer L Williamson Jtten         11      -                     6                 17       -
Yip, Rainbow C                                                 11      -                     6                 17       -
Donaldson Lufkin & Jenrette Securities, CFBO                   12      -                     6                 18       -
  Jordan Issackedes IRA
Janney Montgomery Scott Inc                                    12      -                     6                 18       -
Kacmarski, Richard J                                           12      -                     6                 18       -
Mehmedi, Ali & Castro, Sara Jtten                              12      -                     6                 18       -
Mlpf & S Cust FPO Tiltwall Inc Sep Fbo Edward Moffly           12      -                     6                 18       -
Conkling, Dawn M                                               14      -                     6                 20       -
Crystal, Diane L                                               14      -                     6                 20       -
FMT Co Cust IRA Rollover FBO Christopher D Mangum              14      -                     6                 20       -
Polehinke, Thomas A & Polehinke, Patricia Jelley Jtten         14      -                     6                 20       -
Spanier, Bjorn                                                 14      -                     6                 20       -
Wedbush Morgan Securities Inc                                  14      -                     6                 20       -
Weyand, Michael J & Weyand, Cheryl A Jtten                     14      -                     6                 20       -


                                       43


Bidwell & Co                                                   15      -                     6                 21       -
Bmo Nesbitt Burns Inc                                          15      -                     6                 21       -
Credit Europeen SA                                             15      -                     6                 21       -
Ferguson, Pauline                                              15      -                     6                 21       -
Fmtc Ttee Equistar 401k Plan FBO John W Benson                 15      -                     6                 21       -
Gu, Joan                                                       15      -                     6                 21       -
Hampshire, Charles & Hampshire, Lisa Jtten                     15      -                     6                 21       -
Markowski, Anthony J                                           15      -                     6                 21       -
Mlpf & S Cust FPO Lisa Elaimy R Ra FBP Lisa Elaimy             15      -                     6                 21       -
Taylor, J Blan                                                 15      -                     6                 21       -
Williams, Joseph B                                             15      -                     6                 21       -
Deutsche Bank Securities Inc                                   16      -                     9                 25       -
Davis, Timothy                                                 17      -                     6                 23       -
Deglopper, Raymond L                                           17      -                     6                 23       -
Golden, John & Golden, Margaret                                17      -                     6                 23       -
Nordduetsche Landesbank                                        17      -                     6                 23       -
Weiner, George & Weiner,, Iris Jtten                           17      -                     6                 23       -
Kasicky, John J                                                18      -                     6                 24       -
Medlock, Kelly C FBO Nicholas J Medlock Utma/nc                18      -                     6                 24       -
Mutsaers A J N P                                               18      -                     6                 24       -
Powell, N Dean                                                 18      -                     6                 24       -
Wright, Jeffrey A                                              18      -                     6                 24       -
Agresta, Melaine                                               20      -                     6                 26       -
Alpaslan, Ahmet                                                20      -                     6                 26       -
Brinkworth, Gregory James & Mary Christine Brinkworth          20      -                     6                 26       -
Cantrade Privatbank                                            20      -                     6                 26       -
Chan, Joseph                                                   20      -                     6                 26       -
Chiapetta, Larry                                               20      -                     6                 26       -
Ethel A Heiser Ttee & Thomas L Heiser Ttee                     20      -                     6                 26       -
  Ethel A Heiser Lvg Trust DTD 9/24/97
FMT Co Cust IRA Rollover FBO John E Friedman                   20      -                     6                 26       -
FMT Co Cust IRA Rollover FBO Robert D Stephenson               20      -                     6                 26       -
Freese, Jasper                                                 20      -                     6                 26       -
Guyard, Claude                                                 20      -                     6                 26       -
Guyard, Michael R                                              20      -                     6                 26       -
Hughes, David W                                                20      -                     6                 26       -
Jordan, Chris Robert                                           20      -                     6                 26       -
Kacmarski, David                                               20      -                     6                 26       -
Kantrowitz, Morris                                             20      -                     6                 26       -
Killian, Norman J & Killian, Linda R Jtten                     20      -                     6                 26       -
Mlpf & S Cust FPO James P Smith IRA FBO James P. Smoth         20      -                     6                 26       -
Rominger, Larry E & Donna R Rominger Ttees                     20      -                     6                 26       -
  Rominger Fmly Tr 31818
Satterthwate, Henry S & Satterthwate, Darin S Jtten            20      -                     6                 26       -8
Smith, Richard William                                         20      -                     6                 26       -
Sunrise Investment                                             20      -                     6                 26       -
Ubs Painewebber C FBO Doug Fitz Patrick                        20      -                     6                 26       -
Watson, Colin E                                                20      -                     6                 26       -
Cede & Co                                                      21      -                     9                 30       -
Nbc Clearing Services Inc                                      21      -                     9                 30       -
Sherman, Susan M                                               21      -                     9                 30       -
Lysik, Jack                                                    22      -                    12                 34       -
Nikkhah, Atta                                                  22      -                    12                 34       -
Schmidt, John Edward                                           22      -                    12                 34       -
Ameritrade Inc Cust FBO C Jame S Hiestand IRA                  23      -                     9                 32       -
Benson, Peter E                                                23      -                     9                 32       -
Brodsky, Elena & Brodsky, Vladimir                             23      -                     9                 32       -
Dobbin & Co                                                    23      -                     9                 32       -
Eliassen, Edith M                                              23      -                     9                 32       -
Fruchter, Robert & Fruchter, Rosalie Jtten                     23      -                     9                 32       -
Herber,t John W & Maureen B C Herbert Jtten                    23      -                     9                 32       -
Hickman, Gary & Hickman, Diane Jtten                           23      -                     9                 32       -
Mlpf & S Cust FPO Yancy R Willi Ams IRA FBO                    23      -                     9                 32       -
  Yancy R William


                                       44


Aargauische Kantonalbank                                       24      -                     9                 33       -
Ali, Mustak & Ali, Nieer M Jtten                               24      -                     9                 33       -
Kiziah, Ronald L                                               24      -                     9                 33       -
Mcnassar, Mark P                                               24      -                     9                 33       -
Medlock, Kelly T DFBO Christian Medlock Utma/nc                24      -                     9                 33       -
Neuberger Berman                                               24      -                     9                 33       -
Stronach C/f Susan M Natalie Lynn Stronach Ugma                24      -                     9                 33       -
Stronach, Susan M DFBO William Baron Stronach Lv utma/nc       24      -                     9                 33       -
Brown & Company Securities Corporation                         26      -                     9                 35       -
Aschkenas, Irwin J                                             27      -                     9                 36       -
Cogan, Jeffrey                                                 27      -                     9                 36       -
Behzad, Mozafar                                                29      -                     9                 38       -
FMT Co Cust IRA FBO Donna Kellerman                            29      -                     9                 38       -
Geismar, Herb                                                  29      -                     9                 38       -
Goade, Carl C & Goade, Zella A & Goade, Gary L                 29      -                     9                 38       -
Marusic, Karolina & Marusic, Peter Jtten                       29      -                     9                 38       -
Mlpf & S Cust FPO Kimmel Construction Corp Sep                 29      -                     9                 38       -
  FBO Edward K Moffly
Phillips, Richard                                              29      -                     9                 38       -
Ramsey, Jimmy                                                  29      -                     9                 38       -
Sandt, Tina M                                                  29      -                     9                 38       -
Watson, Walter W III                                           29      -                     9                 38       -
Bnp Paribas                                                    30      -                     9                 39       -
Cannizzo, Anthony                                              30      -                     9                 39       -
Di Giorgio, Angelo                                             32      -                    12                 44       -
USAA Investment Management Company                             32      -                    12                 44       -
Maddireddy, Jayarami & Gandavarapu, Manjulareddy               33      -                    12                 45       -
Manna From Heaven Inc                                          33      -                    12                 45       -
Nfs/fmtc Ira FBO Gary L Goade                                  33      -                    12                 45       -
Pollack, Andrew                                                33      -                    12                 45       -
Fmtc Custodian-roth IRA FBO Frank J Hlavna                     36      -                    12                 48       -
MBO Nesbit Burns Inc Clearance E Account                       36      -                    12                 48       -
Montford, Harold Kevin                                         36      -                    12                 48       -
Taylor, Fred A                                                 36      -                    12                 48       -
Acquavita, Louis & Terese Acquavita                            38      -                    12                 50       -
Allen, Keith                                                   38      -                    12                 50       -
Canale, Charles                                                38      -                    12                 50       -
Canale, Claire                                                 38      -                    12                 50       -
Ceballos, Alba Lucia                                           38      -                    12                 50       -
Crawford, Vaughn                                               38      -                    12                 50       -
Curcio, Gerardo                                                38      -                    12                 50       -
Dejesus, Alice                                                 38      -                    12                 50       -
Di Pilato, Vincent                                             38      -                    12                 50       -
Dipilato, Vincent & Dipilato, Francis                          38      -                    12                 50       -
Dljsc Cust FBO Gail R Hendrick S IRA                           38      -                    12                 50       -
Dljsc Cust FBO Richard T Lynch Ira                             38      -                    12                 50       -
Ferrentino, Mick                                               38      -                    12                 50       -
Gioia, Jeanette R                                              38      -                    12                 50       -
Gregoire, George                                               38      -                    12                 50       -
Gundyco                                                        38      -                    12                 50       -
Hathaway, Kathleen M                                           38      -                    12                 50       -
Lee, Douglas John                                              38      -                    12                 50       -
Lomonico, Robert & Lomonico, Patricia Jtten                    38      -                    12                 50       -
Ramsey, Jim                                                    38      -                    12                 50       -
Rautbord, Clayton                                              38      -                    12                 50       -
Saliani, Paul & Saliani, Laurie A                              38      -                    12                 50       -
Saliani, Steven                                                38      -                    12                 50       -
Santamaria, Luz Marina & Liuva Andrade                         38      -                    12                 50       -
Smith, Cornel B                                                38      -                    12                 50       -
Snider, Marie                                                  38      -                    12                 50       -
Stavisky, Jeffry                                               38      -                    12                 50       -
Woohon, Lawrence A                                             38      -                    12                 50       -
Jevotovsky, Martin & Kravetsky,, Irwin Jtten                   39      -                    12                 51       -
Holland, George A                                              42      -                    15                 57       -
Banque Generale du Luxembourg                                  44      -                    15                 59       -


                                       45

Davis Ira R c/o Raymond F Fcc As Custodian u/a Dtd 36107       44      -                    15                 59       -
Mclellan, Jennifer M                                           45      -                    15                 60       -
Addis, David & Addis, Karen                                    47      -                    15                 62       -
Bnk Corp                                                       47      -                    15                 62       -
BNY Clearing Services Llc Cust Fbo Mary E Dodds IRA            47      -                    15                 62       -
Brubaker, Dennis                                               47      -                    15                 62       -
Davis, Timothy L                                               47      -                    15                 62       -
Dljsc Cust FBO John Stasny Ira Rollover Acct                   47      -                    15                 62       -
Doyle, Robert M                                                47      -                    15                 62       -
Fleming, Richard & Fleming, Maria                              47      -                    15                 62       -
FMT Co Cust IRA FBO Gabriela Hlvana                            47      -                    15                 62       -
FMT Co Cust IRA Rollover FBO Francis Bruce Bonauto             47      -                    15                 62       -
Hoffman, Larry N & Hoffman, Alice K Jtten                      47      -                    15                 62       -
Ingarfill, Simon & Ingarfill, Theresa                          47      -                    15                 62       -
Kelly, Dan                                                     47      -                    15                 62       -
Lance, Mary Morse & Ledyed A Lance Jr Jtten                    47      -                    15                 62       -
Lee, William R & Lee, Dolores R Jtten                          47      -                    15                 62       -
Lomonico, Samuel & Lomonico, Ann C Jtten                       47      -                    15                 62       -
Mofly, Ted                                                     47      -                    15                 62       -
Navejas, Sergio                                                47      -                    15                 62       -
O'brien Cust Jean A Lara O'brien Utma Ks                       47      -                    15                 62       -
Taylor, Fred                                                   47      -                    15                 62       -
Trudeau, Albert H & Trudeay, Anita L                           47      -                    15                 62       -
Waltman, William R & Waltman, Mary Ellen                       47      -                    15                 62       -
Whitesell, Gary C                                              47      -                    15                 62       -
Olschefski, Robert                                             48      -                    15                 63       -
Spear Leeds & Kellogg                                          50      -                    15                 65       -
Raymond, James & Inc, Associates                               51      -                    18                 69       -
Sigel, Joseph A                                                51      -                    18                 69       -
Rabobank Netherlands                                           53      -                    18                 71       -
Caccavella, Chris                                              56      -                    18                 74       -
Johnson, Richard                                               56      -                    18                 74       -
Thakur, Siddharth S & , Jyoti Budania                          56      -                    18                 74       -
Carrington, John H                                             57      -                    18                 75       -
Bankhaus Reuschel & Co                                         59      -                    18                 77       -
Brugal, Dolores                                                59      -                    18                 77       -
Proepster, Guenter                                             59      -                    18                 77       -
11 Cedar Lane Associates, A Partnership Chris                  60      -                    18                 78       -
  E Tsamutalis G Koukoulas
Crystal, Jay A                                                 62      -                    21                 83       -
Fahnestock & Co Inc                                            62      -                    21                 83       -
Hiestand, Nevin G                                              62      -                    21                 83       -
Direkt Anlage Bank AG                                          63      -                    21                 84       -
Alivar Inc                                                     65      -                    21                 86       -
Davis, Charles M & Davis, Eleanor M Jtten                      65      -                    21                 86       -
Mlpf & S Cust FPO Virginia N Sm Ith IRS FBO                    65      -                    21                 86       -
  Virginia N Smith
Caisse, Centrale Raiffeissen                                   68      -                    21                 89       -
Hill Thompson Magid & Co Inc                                   68      -                    21                 89       -
A G Edwards & Sons Inc                                         71      -                    24                 95       -
Dugan, Thomas F                                                75      -                    24                 99       -
Ferrentino, Frank                                              75      -                    24                 99       -
Frasca, & John Mary Frasca                                     75      -                    24                 99       -
Halperin, Ted                                                  75      -                    24                 99       -
Hiestand, Clyde                                                75      -                    24                 99       -
Ketch, Bill                                                    75      -                    24                 99       -
Minhas, Preeti                                                 75      -                    24                 99       -
The 401k Corporation                                           75      -                    24                 99       -
Benedetto, Salvatore & Benedetto, Vernice L Jtten              80      -                    24                104       -
VMS Keytrade Com                                               80      -                    24                104       -
FMT Co Cust IRA FBO Anita Trudeau                              84      -                    27                111       -
Errico, Stacey A Cust FBO Errico, Kristen N, UTMA/NY           89      -                    27                116       -
Medlock, Grant H                                               92      -                    30                122       -
Pierce, Lisa M                                                 92      -                    30                122       -
Stronach, Susan M                                              92      -                    30                122       -


                                       46

Ameritrade Inc Cust FBO C Hiestand Rollover IRA                93      -                    30                123       -
Charney, Saul                                                  93      -                    30                123       -
Delphin TTEE Tinin Tin Tin Tin Delphin Family Tr ua 33155      93      -                    30                123       -
Dugan, Peggy E                                                 93      -                    30                123       -
FMT Co Cust IRA Rollover FBO Diane L Crystal                   93      -                    30                123       -
Kunzler, Linden J                                              93      -                    30                123       -
Lantz, Vincent & Lantz, Rosemary                               93      -                    30                123       -
Perrota, Thomas a & Perrota, Diane                             93      -                    30                123       -
Sigler & Co                                                    93      -                    30                123       -
Suluush, Paul W                                                93      -                    30                123       -
Vaillancoiurt, Daniel                                          93      -                    30                123       -
Vftc Cust FBO James J Murphy I Ra Rollover acct                93      -                    30                123       -
Waltman, Reid                                                  93      -                    30                123       -
Ward, Brendan                                                  93      -                    30                123       -
Ward, Diedre G                                                 93      -                    30                123       -
Ward, Sean P                                                   93      -                    30                123       -
Reed, Robert Scott                                             96      -                    33                129       -
Kummer, Gary                                                   98      -                    30                128       -
Wynne, Melvin K & , Rhoda Wynne Jtten                          98      -                    30                128       -
Carrington & Sirchie Fing John                                 99      -                    30                129       -
Scottrade Inc                                                 105      -                    33                138       -
Mehler, Mark                                                  111      -                    36                147       -
Morris, Beth                                                  111      -                    36                147       -
Dunigan & Co                                                  119      -                    36                155       -
Sung, Jim                                                     120      -                    36                156       -
Winchester, Steven                                            122      -                    42                164       -
Ricciardi, Mary & Ricciardi, Anthony                          125      -                    39                164       -
Cloer, Kathy K DFBO David Ross Cloer Jr utma/nc               129      -                    39                168       -
Nichols, Richard                                              129      -                    39                168       -
Bny Clearing Services, LLC                                    134      -                    42                176       -
Egger & Co                                                    137      -                    45                182       -
Medlock, Kelly T                                              138      -                    42                180       -
Baluta, Sergiu                                                140      -                    42                182       -
Bellinger, James D & Snyder, Toni L                           140      -                    42                182       -
Braghis, Florin                                               140      -                    42                182       -
Gang, Martin L                                                140      -                    42                182       -
Green, Gilbert                                                140      -                    42                182       -
Johnson, Jessica B                                            140      -                    42                182       -
Kaplin, Stephen                                               140      -                    42                182       -
Rosenfeld, Tab                                                140      -                    42                182       -
The College of West Virginia                                  140      -                    42                182       -
University Of West Virginia                                   140      -                    42                182       -
Lonigro, James J                                              149      -                    45                194       -
Vftc Cust FBO Louis J Primamor E                              149      -                    45                194       -
Bear Stearns Securities Inc                                   150      -                    48                198       -
American Enterprise Investment Services                       158      -                    48                206       -
Magenheim, Jane A                                             158      -                    48                206       -
Stultiens, P A M                                              158      -                    48                206       -
TD Securities Inc                                             158      -                    48                206       -
Hare & Co                                                     160      -                    63                223       -
Schecher, Glenn                                               162      -                    51                213       -
Dugan, Carol A                                                167      -                    51                218       -
Banque Bruxelles Lambert SA                                   170      -                    51                221       -
Mcmaster, Arthur & Mcmaster, Theresa                          176      -                    57                233       -
Alling, Scott J Jr & Patricia Alling Jtten                    185      -                    57                242       -
Freidman, Martin                                              185      -                    57                242       -
Ginley, John J III                                            185      -                    57                242       -
Johnson, Marshall                                             185      -                    57                242       -
Kernohan, Wayne                                               185      -                    57                242       -
Magarelli, Cosmo                                              185      -                    57                242       -
Michaelson, Robert T                                          185      -                    57                242       -
Rutter, Scott                                                 185      -                    57                242       -
Schley, Phillis R & Schley, Robert E                          185      -                    57                242       -
T & M Rentals                                                 185      -                    57                242       -
Yeates, Richard                                               185      -                    57                242       -
Bruno, Dana T                                                 203      -                    63                266       -


                                       47

Spagna, Barbara                                               209      -                    66                275       -
FMT Co Cust IRA Rollover FBO Tat A Huynh                      213      -                    66                279       -
Nicholson, George                                             215      -                    66                281       -
Bank Hugo Kahn Co Ag                                          222      -                    69                291       -
Nicholson, George N & Nicholson, Suzanne N   Jtten            230      -                    69                299       -
Johnson, Kenneth                                              249      -                    75                324       -
H & R Block Financial Advisors Inc                            252      -                    78                330       -
Parks, John & Parks, Bobbi                                    278      -                    84                362       -
Hiestand, Denise A & Hiestand, C James Jtten                  291      -                    90                381       -
Morgan Stanley DW Inc Ubs Ag                                  296      -                    90                386       -
Erste Bank Der Oesterreichisch Ern Sparkassen Ag              298      -                    90                388       -
USB Painewebber Inc                                           305      -                    93                398       -
Commerzbank Capital Markets Corporation                       326      -                    99                425       -
Desjardins Securities Inc                                     327      -                    99                426       -
Medlock, Henry Jr                                             363      -                   111                474       -
Carrick, William J                                            369      -                   111                480       -
Fmt Co TTEE FRP Mp A/c Reynold S Lebus                        369      -                   111                480       -
  Associates FBO Scott JonesP/adm Reynolds
Haley, Norm                                                   369      -                   111                480       -
Heistand, Nevin & Hope Heistand                               369      -                   111                480       -
T & N Rentals                                                 369      -                   111                480       -
Waltman & Betty J Reid, M Waltman Rev Liv Trust               369      -                   111                480       -
Cloer, Kathy Kluttz                                           401      -                   123                524       -
Tel.com                                                       432      -                   132                564       -
FMT Co Cust IRA Rollover FBO Kathryn L Miller                 443      -                   135                578       -
Forbank & Co                                                  449      -                   138                587       -
Brooklyn Law School                                           461      -                   141                602       -
Chin, William                                                 461      -                   141                602       -
Hiestand, J Clyde & Naomi R Hiestand                          461      -                   141                602       -
Sweedler, William                                             461      -                   141                602       -
Vito, Robert & Vito, Patricia                                 461      -                   141                602       -
Heistand, Jim                                                 554      -                   168                722       -
Yeats, Wayne L                                                554      -                   168                722       -
Kunzler, Linden J TTEE Linden J Kunzler Tr U/a 31791          572      -                   174                746       -
Magenheim, Elaine Ruth                                        601      -                   183                784       -
The Reid Waltman & Betty J Wal Tman Revocable Trust           636      -                   192                828       -
Legg, Mason Wood Walker Inc                                   794      -                   240              1,034       -
Hiestand Floor Covering                                       806      -                   243              1,049       -
Jane, Frank M & , Brenda Turpin                               921      -                   279              1,200       -
Fiserv Securities Inc                                         948      -                   288              1,236       -
Success Consultants, Inc                                      981      -                   297              1,278       -
Christensen, Don                                            1,013      -                   306              1,319       -
Investec Ernst & Company                                    1,037      -                   312              1,349       -
Hiestand, James C                                           1,124      -                   339              1,463       -
Fleet Securities Inc                                        1,451      -                   438              1,889       -
Salomon Smith Barney Inc                                    1,482      -                   447              1,929       -
Rush & Co                                                   1,515      -                   459              1,974       -
E*trade Securities Inc                                      1,530      -                   462              1,992       -
National Investor Services Corp                             1,587      -                   480              2,067       -
Advantage Correspondent CLearing                            1,703      -                   513              2,216       -
Goldman Sachs & Co                                          1,836      -                   552              2,388       -
Hiestand, C James                                           1,841      -                   555              2,396       -
Johnson, Marshall G                                         2,220      -                   669              2,889       -
Charles Schwab & Co. Inc.                                   2,450      -                   741              3,191       -
Gerlach & Co                                                2,642      -                   798              3,440       -
Grandis, Stanley                                            2,868      -                   861              3,729       -
Prudential Securities Incorporated                          3,482      -                 1,053              4,535       -
Mcgowan, Anthony L                                          3,681      -                 1,107              4,788       -
Crystal, Robert A                                           3,746      -                 1,125              4,871       -
Rehrer, Linda                                               3,881      -                 1,167              5,048       -
Campos, Steven                                             11,352      -                 3,408             14,760       -
Sonfield, Robert                                          110,431    1.1%                3,408            143,566      1.1%
Nexgen Holdings, Inc. (1)                                 319,800    3.2%                3,408            415,740      3.2%


                                                                                                           Shares owned after
                                                            Shares owned              Warrants to be        warrant exercise
Our Stockholders                                          Number    Percent             distributed          Number   Percent
----------------                                          ------    -------             -----------          ------   -------

Deming, Sharon K.                                             240      -                    72                312       -
McFall, Jeni R.                                               255      -                    78                333       -
Connell, Tammy A.                                             413      -                   126                539       -
Jenkins, DeAnna                                               465      -                   141                606       -
Avila, Irma                                                   510      -                   153                663       -
Henkel, Sandee                                                540      -                   162                702       -
West, Misty M.                                                638      -                   192                830       -
Armstrong, Bobbi Jo                                         1,500      -                   450              1,950       -
Armstrong, Christopher A.                                   1,500      -                   450              1,950       -
Armstrong, Leta Lynn                                        1,500      -                   450              1,950       -
Armstrong, Tina Marie                                       1,500      -                   450              1,950       -
Crawley, B. Lynn                                            1,500      -                   450              1,950       -
DeBrie, Brian L.                                            1,500      -                   450              1,950       -
Dull, Bradley J.                                            1,500      -                   450              1,950       -
Ferrie, John L.                                             1,500      -                   450              1,950       -
Kelsey, Dianna J.                                           1,500      -                   450              1,950       -
Lawlor, Andrea Lee                                          1,500      -                   450              1,950       -
Martinson, Marvin R.                                        1,500      -                   450              1,950       -
Massey, John D.                                             1,500      -                   450              1,950       -
Morrison, Marolyne G.                                       1,500      -                   450              1,950       -
Morrison, Walter F.                                         1,500      -                   450              1,950       -
Pixler, Kelly L.                                            1,500      -                   450              1,950       -
Pixler, Kyle R.                                             1,500      -                   450              1,950       -
Pixler, Richard N.                                          1,500      -                   450              1,950       -
Pramstaller, Harold R.                                      1,500      -                   450              1,950       -
Rokusek, Brian                                              1,500      -                   450              1,950       -
Ruff, Connie K.                                             1,500      -                   450              1,950       -
Stellern, Patricia R.                                       1,500      -                   450              1,950       -
Stopperan, Lori                                             1,500      -                   450              1,950       -
Tuck, Kathryn Joanne                                        1,500      -                   450              1,950       -
Vandewege, Gary L.                                          1,500      -                   450              1,950       -
VanVoast, Ronald L.                                         1,500      -                   450              1,950       -
Walton, Michael P.                                          1,500      -                   450              1,950       -
Cunningham, Joseph B.                                       1,800      -                   540              2,340       -
Hutchison, Calvin E.                                        2,250      -                   675              2,925       -
Kallhoff, Jerry T.                                          2,250      -                   675              2,925       -
Pszanka, Daniel                                             2,250      -                   675              2,925       -
Stopperan, Jahn                                             2,700      -                   810              3,510       -
Cannon, William C.                                          3,000      -                   900              3,900       -
Dishong, Brian                                              3,000      -                   900              3,900       -
Gassett, Dorothy J.                                         3,000      -                   900              3,900       -
Martinez, Sophia                                            3,000      -                   900              3,900       -
Maupin, Clarence D.                                         3,000      -                   900              3,900       -
Roberts, Vonn E.                                            3,000      -                   900              3,900       -
Walker, Larry A.                                            3,000      -                   900              3,900       -
Parsons, Joanne                                             4,283      -                 1,287              5,570       -
Hagen, James E.                                             4,500      -                 1,350              5,850       -
Hayes, Kirk                                                 4,500      -                 1,350              5,850       -
Hayes, Tina                                                 4,500      -                 1,350              5,850       -
Pszanka, Richard T.                                         5,475      -                 1,644              7,119       -
Hyberger, Karla L                                           6,000      -                 1,800              7,800       -


                                       49

Cottrell, Robert                                            6,750      -                 2,025              8,775       -
Ferguson, William L.                                        6,758      -                 2,028              8,786       -
Simmons, Olsen, Ediger, Selzer, Ferguson & Carney, P.C.     7,500      -                 2,250              9,750       -
Hines, Mary                                                 7,695      -                 2,310             10,005       -
Kent, Louise A.                                             9,000      -                 2,700             11,700       -
Richardson, Linda                                           9,000      -                 2,700             11,700       -
Vaughn, Ramona                                              9,653      -                 2,898             12,551       -
BCD Investment                                             15,000      -                 4,500             19,500       -
Rekow, Paul                                                15,000      -                 4,500             19,500       -
Decker, Melissa                                            37,500      -                11,250             48,750       -
Jackson, James L.                                          37,500      -                11,250             48,750       -
Monahan, Thomas                                            37,500      -                11,250             48,750       -
Swan, Barbara J.                                           60,000      -                18,000             78,000       -
Swan, Gerry D.                                             60,000      -                18,000             78,000       -
Swan, John C., III                                         60,000      -                18,000             78,000       -
Swan, Richard R.                                           60,000      -                18,000             78,000       -
Thorpe, Linda L.                                           60,000      -                18,000             78,000       -
Simmons, Jack M.                                           62,648      -                18,795             81,443       -
Peat, Michael A.                                           75,000      -                22,500             97,500       -
Stopperan, Casey W.                                        75,000      -                22,500             97,500       -
Stopperan, Corey R.                                        75,000      -                22,500             97,500       -
Stopperan, Kyle D.                                         75,000      -                22,500             97,500       -
Wood, Lockett E.                                           75,000      -                22,500             97,500       -
Western Pathology Consultants, P.C.                        96,176    1.0%               28,854            125,030      1.0%
Bardeen Investment Funds, LLC                             150,000    1.5%               45,000            195,000      1.5%
Nexgen Holdings, Inc (1)                                  178,848    1.7%               53,655            232,503      1.8%
Stopperan, Jean E.                                        187,500    1.9%               56,250            243,750      1.9%
Davidson, Richard S.                                      202,500    2.0%               60,750            263,250      2.0%
Falcon Crest Capital                                      225,000    2.2%               67,500            292,500      2.2%
Pensley, Joel                                             300,000    3.0%               90,000            390,000      3.0%
Swan, Thomas                                              410,249    4.1%              123,075            533,324      4.1%
Taylor, Janice                                            450,000    4.5%              135,000            585,000      4.5%
Simmons, Richard                                          481,980    4.8%              144,594            626,574      4.8%
Christensen, Roger                                        487,500    4.9%              146,250            633,750      4.9%
Singer, Don                                               499,628    5.0%              149,889            649,517      5.0%
Blevins, Ron                                              558,305    5.6%              167,493            725,798      5.6%
Breslich, Diana                                           563,046    5.6%              168,915            731,961      5.6%
Armstrong, Alvin A.                                       593,222    5.9%              177,969            771,191      5.9%
Kerns, Dennis                                             665,250    6.6%              199,575            864,825      6.6%
Kosman, Inc.                                              900,000    9.0%              270,000          1,170,000      9.0%
Stopperan, William                                      1,501,140   15.0%              450,342          1,951,482     15.0%


1. The registration statement of which the prospectus is a part registers the shares of common stock to be distributed ratably as a dividend to the stockholders of Geotele.com

2. The registration statement also registers the distribution to be distributed ratably as a dividend to all our stockholders, and the shares underlying the exercise of those warrants. We intend to distribute three common stock purchase warrants to each of our stockholders in the ratio of one set of three warrants for every ten shares owned.

3. This table assumes that all stockholders whose shares were registered sold all of them; and that all warrantholders exercised their warrants.


4.   The control person of Nexgen Holdings, Inc. is Guy Cohen


5. The following stockholders who were stockholders of Western Pathology are affiliates. None of the shares of our common stock which they presently own are being registered. However, the distribution of warrants to them is being registered. In the event that they sell, rather than exercise, their warrants, they must sell these warrants at $.01 each.

     William Stopperan          President/Chief Executive Officer and a Director
     Kosman Inc.                5% stockholder
     Dennis Kerns               Vice President Business Development
     Alvin Armstrong            Vice President and a Director
     Diana Breslich             Director
     Ronald Blevins             5% stockholder
     Janice Taylor              Secretary and a Director
     Thomas Swan                Vice President Finance & Administration,
                                  Chief Financial Officer, Treasurer
     Lockett Wood               Director
     Michael Peat               Director

6. The following stockholders who were stockholders of Western Pathology Consultants or who received their shares subsequent to the acquisition of Western Pathology Consultants are entities. The control person of each entity is set forth below.

Bardeen Investment Funds, LLC                                 John Bardeen
BCD Investment                                                Robert Hunsecker
Kosman, Inc.                                                  Jane Kosman
Simmons, Olsen, Ediger, Selzer, Ferguson & Carney, P.C.       Scott Ferguson
Western Pathology Consultants, P.C.                           Stephanie Johnson
Falcon Crest Capital, Inc.                                    Dale Shinley

                              PLAN OF DISTRIBUTION

     The shares and warrants to be distributed pursuant to the prospectus may be offered and sold from time to time by the holders. In the event any holder transfers the right to receive shares or warrants to any successors-in-interest after the date of the prospectus as a gift, pledge, partnership distribution or other non-sale related transfer, we will disclose the names of any donees, pledgees, transferees or other successors-in-interest in a post-effective amendment to the registration statement of which the prospectus is a part. Stockholders who sell their shares or sell the shares underlying the warrants will act independently of us in making decisions with respect to the timing, manner and size of each sale. Sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Stockholders may sell their shares by one or more of, or a combination of, the following methods:

o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to the prospectus;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o block trades in which the broker-dealer so engaged will attempt to sell the shares as agent; and

o    in privately negotiated transactions.

     In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the prospectus.

     To the extent required, the prospectus may be amended from time to time by a post effective amendment to the registration statement to describe a specific plan of distribution or change the plan of distribution. In connection with distributions of the shares or otherwise, stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with our stockholders. Stockholders may also sell their common stock short and redeliver the shares to close out such short positions. Stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to the prospectus (as amended through a post effective amendment to the registration statement of which the prospectus is a part) to reflect such transaction).

     In effecting sales, broker-dealers or agents engaged by our stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from^our stockholders in amount to be negotiated immediately prior to the sale.

     In offering the shares covered by the prospectus, our stockholders and any broker-dealers who execute sales for the them may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, if applicable, shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised our stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to their and their affiliates' activities. In addition, we will make copies of this prospectus available to our stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.^ Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, we will file a post-effective amendment to the registration statement of which the prospectus is a part that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

     We have agreed to indemnify stockholders to whom our shares or warrants are distributed against certain liabilities, including certain liabilities under the Securities Act.

     We have agreed to keep the registration statement of which this prospectus constitutes a part effective for a period of two years from the date of the prospectus.

     The SEC's position relating to the resale of securities of so-called blank check companies which acquire operating entities is that, both before and after the business combination or transaction with the operating entity the promoters or affiliates of blank check companies, as well as their transferees, are underwriters of the securities issued. Accordingly, the SEC is of the view that the securities involved can only be resold through registration under the Securities Act. Similarly, Rule 144 would not be available for resale transactions in this situation, regardless of technical compliance with Rule
144. In the event the issuance of shares of common stock by Ebiz Ventures to Geotele.com is construed by the SEC as the issuance of shares by a blank check company, Rule 144 would never be available to the stockholders of Geotele.com who received these shares as a dividend.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon the effectiveness of the registration statement, 1,259,949 shares of common stock, 3,004,128 warrants and the 3,004,128 shares of common stock underlying the warrants will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act. Prior to the exercise of the warrants, we will have outstanding 10,009,020 shares of our common stock. Of these shares, 1,259,949 will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule 144 under the Securities Act.

     Shares and warrants held by affiliates will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) 1% of the number of shares of common stock then outstanding (which will equal approximately 137,000 shares assuming all the warrants are exercised) or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     We can offer no assurance that an active public market in our shares or warrants will develop. Future sales of substantial amounts of our shares (including shares issued upon exercise of outstanding options) in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by the prospectus. We intend to file annual and quarterly reports, proxy statements and other reports, if required, with the SEC. If, in the future, we are not required to deliver an annual report to security holders, we will voluntarily send an annual report which will include audited financial statements. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement.

     For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 Please call the SEC at 1-800-SEC-0330 for further information on the public reference facility. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as our company, that file electronically with the SEC at (http://www.sec.gov).

                                LEGAL PROCEEDINGS

     We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Joel Pensley, Esq., 211 Schoolhouse Road, Norfolk, Connecticut 06058. Mr. Pensley is the owner of 300,000 shares of our common stock which he received for the provision of legal services in connection with the preparation of our registration statement of which the prospectus is a part.

                                     EXPERTS

     Our financial statements for the years ended December 31, 2001 and 2000 have been included herein and in the registration statement in reliance upon the report of Dana F. Cole and Associates, independent certified public accountants, appearing elsewhere herein, and upon the authority of Dana F. Cole and Associates as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                           WORKPLACE COMPLIANCE, INC.

                         (FORMERLY E-BIZ VENTURE CORP.)

                                 AND SUBSIDIARY


                             SCOTTSBLUFF, NEBRASKA




                                                                         Page

Title                                                                    F-2

Independent Auditor's Report                                             F-3

Balance Sheets -
  September 30, 2002 (unaudited) and December 31, 2001                   F-4

Statements of Operations -
  For the Nine Months Ended September 30, 2002 and
  2001 (unaudited) and for the Years Ended December 31, 2001 and 2000    F-5

Statements of Changes in Stockholders' Deficit
  For the Years Ended December 31, 2001 and 2000 and
  for the Nine Months Ended September 30, 2002 (unaudited)               F-6

Statements of Cash Flows
  For the Nine Months Ended September 30, 2002 and 2001
  (unaudited) and for the Years Ended December 31, 2001 and 2000         F-7

Notes to Financial Statements                                            F-8

                           WORKPLACE COMPLIANCE, INC.

                         (FORMERLY E-BIZ VENTURE CORP. )

                                 AND SUBSIDIARY

                              SCOTTSBLUFF, NEBRASKA





                              FINANCIAL STATEMENTS



                           DECEMBER 31, 2001 AND 2000

                                       AND

                     SEPTEMBER 30, 2002 AND 2001 (UNAUDITED)

                           Dana F. Cole & Company LLP
                          Certified Public Accountants
                               18 West 16th Street
                                 P. O. Box 2009
                              Scottsbluff, NE 69363

                          INDEPENDENT AUDITORS' REPORT

     Board of Directors WorkPlace Compliance, Inc. Scottsbluff, Nebraska

     We have audited the accompanying balance sheet of WorkPlace Compliance, Inc. (formerly E-biz Venture Corp.) and subsidiary, as of December 31, 2001, and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the WorkPlace Compliance, Inc. and subsidiary's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WorkPlace Compliance, Inc. and subsidiary as of December 31, 2001, and the results of its operations and cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that WorkPlace Compliance, Inc. and subsidiary will continue as a going concern. As shown in the financial statements, the Company incurred a net loss during the year ended December 31, 2001, and, as of that date, had a working capital deficiency and a stockholders' deficit, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                          /s/Dana F. Cole & Company LLP
                                           Dana F. Cole & Company LLP


Scottsbluff, Nebraska

August 26, 2002

                          WORKPLACE COMPLIANCE, INC.
                        (formerly E-biz Venture Corp.)
                                BALANCE SHEET

                                            September 30,
                                               2002             December 31,
                                            (UNAUDITED)            2001
                                           -------------        ------------
                                  ASSETS
CURRENT ASSETS
 Cash                                      $      10,586        $      8,756
 Accounts receivable, net                        363,767             328,976
 Account receivable - other                       66,908               6,424
 Inventory                                         4,921               3,466
 Prepaid expenses (see note 15)                   17,990              14,613
                                           -------------        ------------
       Total current assets                      464,172             362,235
                                           -------------         ------------

PROPERTY AND EQUIPMENT, net                      117,741             157,768

OTHER ASSETS
 Security deposits                                 8,772              11,126
 Goodwill, less accumulated amortization           1,025               1,250
                                           -------------        ------------
TOTAL ASSETS                                $    591,710        $    532,379
                                           =============        ============

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
 Accounts payable
   and other accrued liabilities           $     834,809        $    681,085
 Deferred revenue                                 17,708
 Notes payable - Bank                            466,000             477,000
 Current portion of long-term liabilities         36,968              41,262
                                           -------------        ------------
       Total current liabilities               1,355,485           1,199,347
                                           -------------        ------------

LONG-TERM LIABILITIES
 Notes payable - long-term debt                    5,000               8,157
 Capital leases payable                           52,942              63,270
 Economic Development Grant                      102,625             103,000
   Less current portion                          (36,968)            (41,262)
                                           -------------        ------------
       Total long-term liabilities               123,599             133,165
                                           -------------        ------------

STOCKHOLDERS' DEFICIT
 Capital stock (10,009,020 outstanding
   shares as of September 30, 2002 at a
   par value of $.001; 26,441,651
   outstanding as of December 31, 2001
   at a par value of $.0001;
   100,000,000 authorized)                        10,009               2,644
 Paid-in capital                                 974,607             897,461
 Accumulated deficit                          (1,769,654)         (1,700,238)
                                            ------------       -------------
       Total stockholders' deficit              (887,375)           (800,133)
                                            ------------       -------------

TOTAL LIABILITIES AND
  STOCKHOLDERS' DEFICIT                     $    591,709       $     532,379
                                            ============       =============

               See accompanying notes to financial statements.

                          WORKPLACE COMPLIANCE, INC.
                        (formerly E-biz Venture Corp.)
                           STATEMENT OF OPERATIONS

                                               For the Nine Months Ended          For the Years Ended
                                                   September 30,                      December 31,
                                                    (UNAUDITED)
                                              -----------------------------   ----------------------------
                                              2002              2001              2001             2000
                                           -----------       -----------       -----------      -----------
INCOME
 Service revenue                           $ 1,895,497       $ 1,761,919       $ 2,301,313      $ 2,495,622
 Merchandise sold                              105,617           143,931           173,574          205,972
                                           -----------       -----------       -----------      -----------
       Total income                          2,001,114         1,905,850         2,474,887        2,701,594
                                           -----------       -----------       -----------      -----------

COST OF INCOME
 Cost of service revenue                       975,966           959,291         1,238,758        1,306,083
 Cost of merchandise sold                       59,804            76,226            96,961          108,837
                                           -----------       -----------       -----------      -----------
       Total cost of income                  1,035,770         1,035,517         1,335,719        1,414,920
                                           -----------       -----------       -----------      -----------

GROSS PROFIT                                   965,344           870,333         1,139,168        1,286,674
                                           -----------       -----------       -----------      -----------

OPERATING EXPENSES
 General and administrative expenses         1,066,558           891,290         1,204,442        1,207,040
 Depreciation and amortization                  51,992            37,358            49,494           51,833
                                           -----------       -----------       -----------      -----------
       Total operating expenses              1,118,550           928,648         1,253,936        1,258,873
                                           -----------       -----------       -----------      -----------

NET INCOME (LOSS) FROM OPERATIONS             (153,206)          (58,315)         (114,768)          27,801
                                           -----------       -----------       -----------      -----------

OTHER INCOME (EXPENSE)
 Interest income                                                   2,172             3,809            3,545
 Interest expense                              (18,108)          (22,230)          (32,097)         (44,167)
 Gain (loss) on sale of assets                  (1,814)            6,050              (772)
 Miscellaneous income (expense)                  1,375            27,026            11,858           31,646
                                           -----------       -----------       -----------      -----------
       Total other income (expense)            (18,547)           13,018           (17,202)          (8,976)
                                           -----------       -----------       -----------      -----------

NET INCOME (LOSS)                          $  (171,753)      $   (45,297)      $  (131,970)     $    18,825
                                           ===========       ===========       ===========      ===========

NET INCOME (LOSS) PER SHARE OF COMMON
 STOCK                                     $     (0.00)      $     (0.00)      $     (0.01)     $     (0.00)

WEIGHTED AVERAGE NUMBER OF SHARES
 OUTSTANDING                                16,403,090        22,267,052        23,284,068       20,223,096
                                           ===========       ===========       ===========      ===========




                See accompanying notes to financial statements.

                          WORKPLACE COMPLIANCE, INC.
                        (formerly E-biz Venture Corp.)
                           STATEMENTS OF CASH FLOWS

                                             For the Nine Months Ended              For the Years Ended
                                                   September 30,                        December 31,
                                                    (UNAUDITED)
                                           -----------------------------     ----------------------------
                                              2002              2001              2001             2000
                                           -----------       -----------       -----------      -----------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                         $  (171,753)      $   (45,297)      $  (131,970)     $    18,825
 Adjustments to reconcile net income
   (loss) to net cash provided by
   (used in) operating activities:
   Depreciation and amortization                51,992            37,358            49,494           51,833
   Amortization of goodwill                        225               175               250
   Stock compensation                            3,660               600               600
   Employment credits included in net
     income used to reduce debt                   (375)                             (5,200)          (4,800)
   Accounts receivable                         (34,791)           74,740           156,771         (135,341)
   Accounts receivable - other                   2,766            (5,056)           (4,564)          (1,760)
   Inventory                                    (1,455)              (60)           11,371           (8,531)
   Prepaid expenses                             (3,377)           (9,138)           (5,850)          (1,081)
   Deposits                                      2,354             8,970             8,187          (11,894)
   Accounts payable and other accrued
     Liabilities                               153,725            (3,122)          (72,251)         187,672
   Deferred revenue                             17,708           (54,475)          (72,250)           4,850
                                           -----------       -----------       -----------      -----------
     Net cash provided by (used in)
       operating activities                    (42,571)            4,695           (65,412)          99,773
                                           -----------       -----------       -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Property and equipment                        (11,965)          (40,255)          (22,605)         (25,973)
 Goodwill                                                         (1,500)           (1,500)
 Sale of assets                                                                      6,050
 Sale of investment securities                                                                        5,000
                                           -----------       -----------       -----------      -----------
     Net cash provided by (used in)
       investing activities                    (11,965)          (41,755)          (18,055)         (20,973)
                                           -----------       -----------       -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Short-term debt                               (11,000)          (12,000)           68,000          (47,700)
 Long-term debt                                 (3,157)           (3,521)           (4,699)             343
 Capital leases                                (10,328)           (7,048)          (33,792)         (22,598)
 Issuance of stock                              80,851            51,500            53,371               80
                                           -----------       -----------       -----------      -----------
     Net cash provided by (used in)
       financing activities                     56,366            28,931            82,880          (69,875)
                                           -----------       -----------       -----------      -----------

NET INCREASE (DECREASE) IN CASH                  1,830            (8,129)             (587)           8,925
CASH, beginning of year                     $    8,756       $     9,343       $     9,343      $       418
                                           -----------       -----------       -----------      -----------

CASH, end of year                           $   10,586       $     1,214       $     8,756      $     9,343
                                           ===========       ===========       ===========      ===========

SUPPLEMENTAL CASH FLOW INFORMATION
 Cash paid during the year for:
   Interest                                $    16,021       $    24,532       $   34,952       $    43,606

SCHEDULE OF NONCASH INVESTING AND FINANCING
 ACTIVITIES
   Additions to fixed assets through
     financing agreements                  $     6,475       $    17,056       $   29,016      $     40,689
   Additions to capital leases payable
     for the purchase of fixed assets      $     6,475       $    17,056       $   29,016      $     40,689
   Reduction of long-term debt from
     employment credits applied            $      (375)                        $   (5,200)     $     (4,800)
   Reduction of goodwill by amortization   $      (225)      $      (175)      $     (250)

               See accompanying notes to financial statements.

                          WORKPLACE COMPLIANCE, INC.
                        (formerly E-biz Venture Corp.)
                STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT
                                 (UNAUDITED)

                                              Common Stock         Additional
                                        -----------------------      Paid-In       Accumulated
                                         Shares         Amount       Capital         Deficit        Total
                                        -----------   ---------   ------------    ------------    ----------

Balance - December 31, 1999              4,730,154     $    473     $  845,581    $ (1,587,093)    $ (741,039)

Common stock sale                            4,000          -0-             80                             80

Purchase of Geotele.com                 15,488,942        1,549         (1,549)

Net income (loss)                                                                       18,825         18,825

                                        -----------       ------    -----------   -------------    -----------

Balance-December 31, 2000                20,223,096       2,022        844,112      (1,568,268)     (722,134)

 Issued common stock for
   reimbursement of
   organization expenses,
   accounting and legal
   fees incurred by
   Nexgen Holdings                        6,000,000         600                                          600
 Common stock sale                          218,255          22         53,349                        53,371
 Net loss                                                                             (131,970)     (131,970)
                                        -----------   ---------   ------------    ------------    ----------

Balance-December 31, 2001                26,441,651       2,644        897,461      (1,700,238)     (800,133)
 Issued common stock for
   reimbursement of trips
   and other due diligence
   expenses incurred in
   regards to the proposed
   share exchange, legal
   and accounting fees
   (unaudited)                           34,751,600       3,475                                        3,475
 Reverse split - 163:1 of
   the E-biz outstanding
   shares of 56,240,542
   (unaudited)                          (55,895,001)     (5,590)         5,590
 Issued common stock
   for financial consulting
   (unaudited)                               25,000           3                                            3
 Issued common stock
   for legal expenses
   (unaudited)                              200,000          20                                           20
 Issued common stock
   for reimbursement of
   expenses (unaudited)                     119,237          12                                           12
 Common stock sale
   (unaudited)                              880,000          88         17,512                        17,600
 Par value change from .0001 to .001
   (unaudited)                                            5,869         (5,869)
 Common stock issue to Falcon Crest
   Capital for reimbursement of
   expenses incurred relating to
   public relations
   (unaudited)                              150,000         150                                          150
 Forward split - 1.5:1 WorkPlace
   Compliance outstanding shares
   (unaudited)                            3,336,533       3,337         (3,337)
 Net loss (unaudited)                                                                  (69,417)      (69,417)
                                        -----------   ---------   ------------    ------------    ----------
Balance-September 30, 2002
 (unaudited)                             10,009,020   $  10,009   $    911,357    $ (1,769,654)   $ (848,288)
                                        ===========   =========   ============    ============    ===========




               See accompanying notes to financial statements.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

         NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization of the Company and issuance of common stock
     --------------------------------------------------------

     E-biz Venture Corp., a Delaware corporation, (the "Company") was formed on November 2, 2000 and was authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share.

     On August 26, 2002, E-biz Venture Corp. filed an amendment to its certificate of incorporation changing its name to WorkPlace Compliance, Inc., changing its par value per share from $.0001 to $.001, creating 5,000,000 shares of preferred stock the rights of privileges of which may be set in classes by the board of directors from time to time, and adding indemnity and reimbursement provisions.

     Issuance of common stock
     ------------------------

     On November 6, 2000, the Company purchased domain names, web sites and related software from GeoTele.com, Inc. in exchange for 15,488,942 shares of the Company's common stock. On July 2, 2001, the Company issued 6,000,000 shares for reimbursement of organizational and other expenses and, on April 21, 2002, it issued 34,751,600 shares to the same stockholder for additional financial contributions and for services related to negotiating the stock purchase agreement with Western Pathology Consultants, Inc. ("WPCI"). On April 26, 2002, the Company reduced its capital in the ratio of 163:1 (rounding up all fractional shares) so that it had 345,541 shares issued and outstanding.

     Between April 27, 2002 and July 30, 2002, the Company issued an aggregate of 494,237 shares to four parties in consideration of financial review services, legal service, office space and financial consulting services, valued at $.001 per share.

     In April 2002, the Company entered into a share exchange agreement with WPCI under which it agreed to exchange 5,832,709 shares of its common stock after effectuating the 163:1 reduction in capital for all the capital stock of WPCI. The transaction closed on June 29, 2002. As a result of this transaction, the stockholders of WPCI acquired majority control of the Company. For accounting purposes, the share exchange has been treated as a recapitalization of the Company with WPCI as the acquirer (a "reverse acquisition"). WPCI is the predecessor of the Company.

     Nature of Business
     ------------------

     The Company's operations are conducted by its subsidiary, Western Pathology Consultants, Inc., a Nebraska corporation, (the "subsidiary" or "WPCI") hich was incorporatwed on June 17, 1994. The Company provides highly automated, efficient and effective management of drug testing programs for in excess of 3000 companies across the United States.

     Accounts Receivable
     -------------------

     Accounts receivable are reported net of an allowance for doubtful accounts. The allowance is based on management's estimate of the amount of receivables that will actually be collected. At December 31, 2001 and September 30, 2002, allowance for doubtful accounts was $44,131 and $17,378, respectively.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

     NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Inventories
     -----------

     Inventory is valued at the lower of cost (using first-in, first-out) or market.

     Property and Equipment
     ----------------------

     Property and equipment are stated at cost less depreciation. Expenditures for major renewals, replacements and betterments are capitalized. Maintenance, repairs and minor renewals are charged to operations when incurred. When property, plant and equipment is sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

     The cost of property and equipment is depreciated over the estimated useful lives of the related assets.

     Depreciation is computed on the accelerated methods for financial reporting and income tax purposes.

     The useful lives of property, plant and equipment for purposes of computing depreciation are:

         Equipment 3 - 10 years Furniture and fixtures 7 years

Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Advertising
     -----------

     Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2001 and 2000 was $1,851 and $4,123, respectively. For the nine months ended September 30, 2002 and 2001, advertising expense was $744 and $641, respectively.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

     NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Software Development

     Under SOP 98-1 "Software Developed for Internal Use" the Company and WPCI have, and continue to develop, software to facilitate better accounting and service controls over operations. The Company has allocated salaries and contract services to software in recognition of the software's value to future periods. The Company amortized the cost allocated to software in which the conceptual formulation, design, and testing of possible project alternatives, has been completed over periods ranging from 3 to 5 years. This software was developed for internal use and for client Internet usage and is not for sale.

     Basis of Financial Statement Presentation

     The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a "going concern", which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations.

     Several conditions and events cast doubt about the Company's ability to continue as a "going concern". The Company and WPCI have incurred net losses of approximately $1.9 million for the period from inception June 17, 1994 to September 30, 2002, has a working capital deficiency, and requires additional financing for its business operations. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in developing its internal software to support its online drug and alcohol test scheduling and test result reporting services. The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained. Management is also pursuing acquisitions of other businesses with existing positive cash flows.

     These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a "going concern".
Management has adopted a contingency plan in the event it cannot raise additional capital which involve reducing its employee headcount in addition to reductions in pay. While management believes that the actions already taken or planned, as described above, will mitigate the adverse conditions and events which raise doubt about the validity of the "going concern" assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

     If the Company were unable to continue as a "going concern", then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used. These adjustments would involve writing down its physical assets and intellectual property, including its software and customer lists, to liquidation value.

     The consolidated financial statements presented consist of the balance sheet of the Company and its wholly owned subsidiary WPCI as of December 31, 2001 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2001 and 2000 for the Company and its wholly owned subsidiary WPCI.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

     The unaudited consolidated financial statements presented consist of the balance sheet of the Company and its wholly owned subsidiary WPCI as of September 30, 2002 and the related unaudited consolidated statements of operations, changes in stockholders' deficit and cash flows for the nine months ended September 30, 2002 and 2001 Earnings (Loss) per Share Earnings (loss) per share, has been computed in accordance with SFAS 128. Basic earnings (loss) per share is computed by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the respective periods. Diluted earnings (loss) per share is computed similarly, but also give effect to the impact that convertible securities, such as warrants, if dilutive, would have on net earnings (loss) and average common shares outstanding if converted at the beginning of the year. The effects of potential common shares such as warrants would be antidilutive in each of the periods presented in these financial statements.

Revenue Recognition

         Revenue is recognized as services have been performed and are billable.

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company extends credit to its customers in the normal course of business, and does not believe that it is exposed to any significant credit risk in connection with the extension of credit to its customers. An allowance is maintained for potential credit losses, which when realized, have been within the range of management's expectations. Historically, the Company's bad debt expense has been low.

     Major Suppliers
     ---------------

     The Company purchases substantially all its testing materials and supplies from two primary suppliers at prevailing prices charged by these suppliers to drug testing administrators.

     Impairment of Long-Lived Assets
     -------------------------------

     Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), established accounting standards for the impairment of long-lived assets. The Company reviews its long-lived assets, including property and equipment and intangible assets, for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. If this review indicates that the asset will not be recoverable based on the expected undiscounted net cash flows of the related asset, an impairment loss is recognized and the asset's carrying value is reduced. For the year ended December 31, 2001 and for the nine months ended September 30, 2002, there were no impairment losses recorded.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

     NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Income Taxes
     ------------

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly deferred income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in the income statement in the period of the income tax rate change. Valuation allowances are established when it is necessary to reduce deferred income tax assets to the amount expected to be realized in future years.

     Interim Financial Information
     -----------------------------

     The accompanying consolidated interim financial information for the period September 30, 2002 and 2001 has been taken from the books and records of the Company and WPCI without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary to properly reflect the financial position and results of operations of the Company and subsidiary for the periods presented.

     Fair Value of Financial Instruments
     -----------------------------------

     The values the Company and subsidiary presents for financial assets and liabilities as of December 31, 2001 and September 30, 2002 (including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses) approximate the fair market value of these assets and liabilities due to their short maturity. The fair value of notes payable approximates carrying value at December 31, 2001 and September 30, 2002.

     Recent Accounting Pronouncements
     --------------------------------

     In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144) was issued which superseded SFAS 121. It established new accounting standards for the impairment of long-lived assets. The Company will adopt SFAS 144 in fiscal 2002. The Company believes the impact of SFAS 144 on its financial statements will not be significant.

     Stock Options
     -------------

     As permitted by SFAS No. 123, "Accounting for Stock Based Compensation," the Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB No. 25) and its related interpretations. Pursuant to APB No. 25, compensation expense is recognized for financial reporting purposes using intrinsic value method when it becomes probable that the options will be exercisable. The amount of compensation expense to be recognized is determined by the excess of the fair value of common stock over the exercise price of the related option at the measurement date. The company has recognized expenses for stock-based compensation awards in accordance with SFAS No. 123.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001


     NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     The Company has not adopted a stock option plan; and no options are presently issued and outstanding. In 1998 and 1999, WPCI granted a total of 995,000 options exercisable into shares of WPCI common stock. In January, 2002, 880,000 options were exercised at $.02 per share and 60,000 expired. Messrs. Stopperan, Swan and Kerns exercised 330,000, 280,000 and 125,000 options respectively.

     NOTE 2. PROPERTY AND EQUIPMENT

     The following is a summary of property and equipment, at cost less accumulated depreciation:


                                        September 30,      December 31,
                                            2002               2001
                                          (Unaudited)
                                        -------------     --------------

 Computer equipment                     $   27,056        $   25,421
   Equipment                               156,612           150,137
   Furniture and fixtures                   65,568            65,568
   Software                                 73,079            72,679
   Vehicles                                 14,056            14,056

                                           336,371           327,861
                                        -----------        ----------
   Less:  Accumulated depreciation        (218,630)         (170,093)
                                        -----------        ----------
                                         $ 117,741         $ 157,768
                                        ===========        ==========


     Depreciation of property and equipment amounted to $39,388 and $41,649 for the years ended December 31, 2001 and 2000, respectively and $29,963 and $27,386 for the nine months ended September 30, 2002 and 2001, respectively.

     NOTE 3. NOTE PAYABLE - PLATTE VALLEY NATIONAL BANK

     Note payable - Platte Valley National Bank - represents a revolving line of credit between WPCI and Platte Valley National Bank of Scottsbluff, Nebraska. Interest accrues at a variable rate of prime plus .25% and payable each quarter. The note was renewed July 19, 2001; and it matures March 15, 2003.

     The note is secured by warranties and securities, excluding securities of the Company, owned by various officers and shareholders and also by certificates of deposits owned by various stockholders. The note restricts bonuses paid to employees to 20% of net income. The balance was $477,000 and $466,000 at December 31, 2001 and September 30, 2002, respectively.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

         NOTE 4. LONG-TERM LIABILITIES

         The following is a summary of long-term liabilities of WPCI:

                                                  September, 30   December, 31,
                                                       2002          2001
                                                   (Unaudited)

 0.9% note payable to Ford Credit in monthly
 installments of $396 including interest through
 September 2002.                                         5,000         8,157

 Grant payable to the City of Scottsbluff Economic
 Development Fund dated January 1, 1996. The
 grant allows reductions in principal by application
 of earned annual job credits to the repayment
 amount. The entire loan balance is due 90 days
 after the end of the grant term which is December 31,
 2005. The original amount of the grant to be
 repaid was $125,000. Job credits applied to this
 grant were $5,200 and $4,800 for 2001 and 2000,
 respectively.                                          102,625       103,000

                Capital Leases payable                   52,942        63,270
                                                        --------      --------

                                                        160,567       174,427
                 Less current maturities                (36,968)      (41,262)

                                                        123,599       133,165
                                                        =======       =======

     Aggregate maturities of long-term debt for the five years ending after December 31, 2001 are as follows:

                                     2001
                                    Capital
                      Notes         Leases       Total
                      -----         -------      -----
          2001
          2002        8,157         33,105       41,262
          2003                      22,684       22,684
          2004                       7,481        7,481
          2005      103,000*                    103,000*
                    -------         ------      -------
                    111,157         63,270      174,427
                    =======         ======      =======



----------------------

* Assumes present unpaid amount of the economic development grant. Since the grant is reduced $400 per employee per year over and above ten employees, the amount due on December 31, 2005 should be less than the amount shown on the table.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

NOTE 5. CAPITAL LEASES

                                            September 30,       December 31,
                                               2002                2001
                                            -------------       ------------

     Machinery and equipment                $  135,447       $   128,972
     Less:  Accumulated depreciation            69,033            46,879
                                               -------           -------
                                            $   66,414       $    82,093
                                               =======           =======

     Future minimum lease payments under capital leases at December 31, 2001 are as follows:

      Year Ending
      December 31,                                             Amount
      ------------                                             ------

        2002                                                $  35,461
        2003                                                   23,597
        2004                                                    7,607
                                                               ------
                                                               66,665
       Less:  Interest                                          3,395
                                                               ------

       Present value of future minimum lease payments          63,270
              Less:  Current maturities                        33,105
                                                               ------
                                                            $  30,165
                                                               ======


     NOTE 6. DEFERRED REVENUE

     The Company's subsidiary contracts with various businesses for random drug testing of its employees on an annual basis. The fee for this service is collected at the beginning of the year and the revenue is recognized in the months the selections are performed. The amount of deferred revenue at September 30, 2002 to be recognized throughout the remaining months of 2002 was $17,708.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001



         NOTE 7. NET OPERATING LOSS CARRYFORWARD INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 2001, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the company's financial position because the deferred tax asset related to the Company's net operating loss carryforward and was fully offset by a valuation allowance. At December 31, 2001, the Company has available unused net operating losses that may be applied against future taxable income and that expire as follows:


                                        Net Operating
                 Year of                   Loss
                Expiration              Carryforwards
                ----------              -------------

                   2013                      2,780
                   2014                    283,361
                   2015                        969
                   2016                    139,606
                                           426,716

     Utilization of net operating losses and realization of future tax benefits are dependent on future earnings, if any. In addition, the company's utilization of this carryforward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the company of more than 50 percent. The timing and amount of utilization of losses and realization of benefits are uncertain. Accordingly, no tax benefits have been accrued as of December 31, 2001.

     The components of the net deferred tax asset as of December 31, 2001 is as follows:

          Deferred tax asset:

          Net operating loss carryforward                88,000

          Valuation allowance                           (88,000)
                                                        --------
            Net deferred tax asset                        - 0 -



     The Company recognized no income tax benefit for the loss generated in the period from December 1, 1998 to December 31, 2001.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001



     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefits of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

     NOTE 8. 401(k) SAVINGS PLAN

     On January 1, 2001, WPCI adopted a retirement plan established under the Internal Revenue Code Section 401(k) to provide retirement benefits to its employees. The Plan establishes employee contributions up to 15% of each employees gross annual earnings, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Plan also establishes employer discretionary contributions as determined by the Board of Directors. Such contributions to the Plan are allocated among eligible participants in the proportion of the annual salaries of all participants. Prior to January 1, 2001, WPCI participated in a multi-employer 401(k) plan.

     No discretionary contributions were made by WPCI for the years ended December 31, 2001 and 2000.

     NOTE 9. OPERATING LEASES

     WPCI had entered into non-cancelable operating leases for office facilities in Scottsbluff, Nebraska and Arlington, Texas. Leasehold expense was $66,024 and $82,249, respectively, for the years ended December 31, 2001 and 2000 and $38,359 and $44,209, respectively, for the nine months ended September 30, 2002 and 2001. Prior to July 1, 2002, the lease of the Scottsbluff, Nebraska premises required rental payments of $3,800 per month plus an applicable share of real estate taxes, through June 2002. The portion of rental payments paid for the year ending December 31, 2001 and 2000 associated with real estate taxes was $5,547. The agreement was renewable for an additional five-year term upon proper notification by the Company six months prior to the end of the lease term. The Company renegotiated lease terms in lieu of renewing the current lease at that time. The agreement for the Arlington, Texas premises required increasing rental payments through June 2002, ranging from $1,813 per month to $2,120 per month.

     WPCI sublet the office facilities of its Arlington, Texas office in February 2001. Under the terms of the agreement, the sublessee was obligated for monthly rental payments of $1,775 through June 2002.

     July 1, 2002 The Arlington, Texas office lease was not renewed and a new non-cancelable operating lease for the office facility in Scottsbluff was entered into. The lease of the Scottsbluff, Nebraska premises requires rental payments of $3,500 per month plus an applicable share of real estate taxes and insurance, through June 2005.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

     Required rental payments for each lease through June 30 were as follows:

                       Scottsbluff         Arlington              Total

       2001           $    45,600        $    25,203           $    70,803
       2002                22,800             12,720                35,520
                      -----------        -----------           -----------
       Total          $    68,400        $    37,923           $   106,323

     WPCI also rents office space in Kearney, Nebraska for $525 per month on a month to month basis.

     Required rental payments for the Scottsbluff lease is as follows:

                   2002                  $     21,000
                   2003                        42,000
                   2004                        42,000
                   2005                        21,000
                                         ------------
                   Total                 $    126,000

     The  Company  provides  services  to a  wide  range  of  customers  located
throughout  the  United  States.   The  Company's  largest  customer   comprises
approximately 26% of the Company's total revenues or $635,000.

     The Company engages numerous  laboratories  throughout the United States to
perform  drug  tests.   laboratory   services  from  one  laboratory   comprises
approximately 65% of the Company's total cost of these services.

         NOTE 11. STOCK OPTION PLAN

     Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans based on the fair value of options granted. The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations and to provide additional disclosures with respect to the pro forma effects of adoption had the Company recorded compensation expense as provided in FAS-123. In accordance with APB-25, compensation cost for stock options is recognized in income based on the excess, if any, of the quoted market price of the stock at the grant date of the award or other measurement date over the amount an employee must pay to acquire the stock. Generally, the exercise price for stock options granted to employees equals or exceeds the fair market value of the Company's common stock at the date of grant, thereby resulting in no recognition of compensation expense by the Company.

     In October, 1999, the Company issued options to purchase 275,000 shares of stock to 2 individuals at $.25 per share. In January, 2002, the Company reduced the exercise price of the options to $.02 per share and in January, 2002, accelerated the termination date of the options to January 31, 2002.

     Of the 940,000 outstanding options as of December 31, 2001, 880,000 were exercised for $17,600 and the remainder of the options expired. No options or convertible securities are outstanding.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

         NOTE 12. RELATED PARTY TRANSACTIONS

     Employment Agreement with William I. Stopperan

     On October 29, 1998, WPCI entered into a three year employment agreement with William I. Stopperan, President and Chief Executive Officer under which Mr. Stopperan received an annual salary of $95,000. As of January 1, 2002, WPCI entered into a another three-year employment agreement with Mr. Stopperan at an annual base salary of $95,000 with an annual determination by the WPCI board of directors. WPCI is obligated to pay a bonus of $500 per month for each month budgeted operating income is met plus a quarterly bonus of $2,000 per calendar quarter for every $10,000 over the budgeted net income before taxes. In the event the agreement is terminated without cause, Mr. Stopperan is entitled to one half of the annual base salary as severance pay. The agreement may be terminated by either party on three-months' notice. There is a three year non-compete provision which commences upon termination of the agreement and, in addition, Mr. Stopperan is obligated to pay WPCI 25% of all revenues received by him from any client of WPCI for a period of three years.

     Employment Agreement with Thomas M. Swan

     On October 1, 1999,  WPCI entered into an employment  agreement with Thomas
M. Swan, Vice President, Finance and Administration under which Mr. Swan received an annual salary of $75,000. As of January 1, 2002, Mr. Swan entered into another three year employment agreement with the Company at an annual base salary of $75,000. WPCI is obligated to pay a bonus of $400 per month for each month budgeted operating income is met plus a quarterly bonus of $1,000 per calendar quarter for every $10,000 over the budgeted net income before taxes. In the event the agreement is terminated without cause, Mr. Swan is entitled to one quarter of the annual base salary as severance pay. The agreement may be terminated by either party on three-months' notice. There is a three year non-compete provision which commences upon termination of the agreement and, in addition, Mr. Swan is obligated to pay WPCI 25% of all revenues received by him from any client of WPCI for a period of three years.

     Employment Agreement with Dennis L. Kerns

     On October 1, 1999,  WPCI entered into an employment  agreement with Dennis
L. Kerns, Vice President - Business Development under which Mr. Kerns received an annual salary of $70,000. As of January 1, 2002, WPCI entered into a another three-year employment agreement with Mr. Kerns at an annual base salary of $52,500 with an annual determination by the WPCI board of directors. WPCI is obligated to pay a bonus of $250 per month for each month budgeted revenues are met, an additional $250 per month in which sales and marketing departmental expenses are under budget, and a quarterly bonus of $1,000 per calendar quarter for every 5% over the budgeted revenue. In the event the agreement is terminated without cause, Mr. Kerns is entitled to one quarter of the annual base salary as severance pay. The agreement may be terminated by either party on three-months' notice. There is a three year non-compete provision which commences upon termination of the agreement and, in addition, Mr. Kerns is obligated to pay WPCI 25% of all revenues received by him from any client of WPCI for a period of three years.

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

     The Company has taken out key man life insurance policies in the amount of $100,000 each on the lives of Messrs. Stopperan, Swan and Kerns. All officers and directors are holders of the Company's common stock as of December 31, 2001. The management of WorkPlace Compliance, Inc. has materially changed as part of the reverse acquisition, with WPCI.

     The directors and officers of Western Pathology Consultants, Inc. have become the directors and officers of the Company.

     NOTE 13. COMMITMENTS AND CONTINGENCIES

     The Company has entered into agreements with several laboratories to perform drug testing and other services and contracts with several customers. Concentration of relationships with laboratories and customers is detailed in
Note 11.

     During 2002, WPCI was sued relating to a fault in the collection of a urine sample by a third party collector. The judgment was paid in full by its insurance carrier.

     NOTE 14. COMMON STOCK

     Authorized Stock

     As of June 30, 2001, the Company was authorized to issue 100,000,000 shares of common stock at a par value of $0.0001 per share. All shares of common stock had voting rights.

     NOTE 15. PREPAID EXPENSES

     The Company has recognized as prepaid expenses those expenses paid annually but expensed monthly over a twelve month period and airline tickets for flights to be taken subsequent to the accounting period.


                                               September 30       December 31
                                                   2002              2001
                                               ------------       -----------
                                                unaudited
                                               ------------

Insurance premiums                            $   9,826          $   1,842
Maintenance contracts on equipment                1,501              2,643
Dues and subscriptions                            1,653              3,783
Prepaid marketing materials                       3,603              5,563
Airline Tickets                                   1,407                782
                                                -------           --------
    Total                                      $ 17,990           $ 14,613
                                                =======           ========

                        FOOTNOTES TO FINANCIAL STATEMENTS
                           WORKPLACE COMPLIANCE, INC.
                         (formerly E-biz Venture Corp.)
                                December 31, 2001

     NOTE 16.

     Operating Statement Proforma as of September 30, 2002

                                       Western Pathology      E-biz                   WorkPlace Compliance, Inc.
                                       Consultants, Inc.   Venture Corp.  Adjustments      Proforma Combined
                                       -----------------   -------------  -----------  --------------------------
Revenue:
 Net service revenue                     $ 1,895,497       $      -          $ - -          $ 1,895,497
 Net merchandise sold                        105,617                                            105,617
                                          -----------      --------------    -------        ------------
           Total net revenue               2,001,114                                          2,001,114
                                          -----------      --------------    -------        ------------
Cost of revenue:
     Cost of service                         975,966                                            975,966
     Cost of goods sold                       59,804                                             59,804
                                          -----------      --------------    -------        ------------
           Total cost of revenue           1,035,770                                          1,035,770

Gross profit                                 965,344                                            965,344
Operating expenses:
     Selling, operations, &
       general and administrative          1,063,048           3,510                          1,066,558
     Depreciation and amortization            51,992                                             51,992
                                           ----------          ------                         ---------
           Total operating expenses        1,115,040           3,510                          1,118,550
                                           ----------          ------                         ---------

Operating income (loss)                    (149,696)         (3,510)                           (153,206)
Other income (expense)
     Interest income (expense)               (18,108)                                           (18,108)
     Gain (loss) on sale of assets            (1,814)                                            (1,814)
     Miscellaneous income (expense)            1,375                                              1,375
                                             --------                                           --------
           Total Other income (expense)      (18,547)                                           (18,547)
                                             --------                                           --------
Net income (loss) attributable to
    common stockholders                    $(168,243)       $ (3,510)         $ -             $(171,753)
                                           ===========      =========      =========          ==========

     NOTE 17. GOODWILL

     In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, which is effective for fiscal years beginning after December 15, 2001, the goodwill from an acquired mailing list has been impaired and has no further value and will be reduced to zero at December 31, 2002.

     WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THE PROSPECTUS. THE SELLING STOCKHOLDERS LISTED IN THIS PROSPECTUS IS OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

     Until --------------- 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                           WORKPLACE COMPLIANCE, INC.

                        4,264,077 SHARES OF COMMON STOCK

                         3,004,128 COMMON STOCK WARRANTS



                              --------------------

                                   PROSPECTUS

                              --------------------

                              ---------- ----, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of the Registrant under certain circumstances as follows:

     INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders.

(e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

(h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Eighth and Ninth of the Registrant's certificate of incorporation provide as follows:

     EIGHTH

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

     NINTH

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action In another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article XII of the Registrant's by-laws provides as follows:

     ARTICLE XII--INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. Indemnification. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. Derivative Action. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. Successful Defense. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

4. Authorization. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

5. Advances. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6. Nonexclusivity. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8.   "Corporation"  Defined.  For  purpose  of this  action,  references  to the
     "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

ITEM 25. EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission Registration Fee.............    $   278
Legal Fees......................................................     30,000*
Accounting Fees.................................................     10,000
Printing and Engraving..........................................      1,000
Blue Sky Qualification Fees and Expenses........................      1,000
Transfer Agent Fee..............................................      1,000
Miscellaneous...................................................      1,000
                                                                   --------
      Total....................................................    $ 44,278

_____________________

* Counsel was issued 200,000 shares of common stock (which became 300,000 shares as a result of the 50% stock dividend) for legal services in connection with the registration statement and related legal services. He has not received and does not intend to receive cash compensation.

     ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On November 6, 2000, the registrant exchanged 15,488,942 shares of its common stock in consideration of domain names, web sites and related software of GeoTele.com, Inc., a public company trading on the Pink Sheets and thus became a wholly-owned subsidiary. The registrant relied upon the exemption from registration provided by Regulation D to the Securities Act and the certificate represented the issued shares was legended to restrict transfer in the absence of an effective registration statement filed with the Securities and Exchange Commission or an exemption therefrom. GeoTele.com was a sophisticated investor and knowledgeable about the business and the transaction. GeoTele.com's board approved a distribution of all these shares of common stock ratably as a dividend to its stockholders who would thereby become stockholders of the registrant. The distribution was never made and no certificates were issued. The distribution is being registered herein.

     On June 29, 2001, the registrant issued 6,000,000 shares to Nexgen Holdings, Inc. in consideration for reimbursement of organizational and other expenses. On April 21, 2002, the registrant issued 34,751,600 shares to Nexgen Holdings for additional financial contributions and for services related to negotiating the stock purchase agreement with Western Pathology Consultants, Inc. Guy Cohen is the majority stockholder of Nexgen Holdings. The registrant relied upon Regulation D to the Securities Act. It verified that these purchasers of the shares were sophisticated investors. Nexgen Holdings was the major stockholder of GeoTele.com and of E-biz at the time of the transaction between them and was the promoter of both companies. Transactions with Nexgen Holdings were not at arm's length. On April 26, 2002, the registrant reduced its capital in the ratio of 163:1 so that the registrant's issued and outstanding shares of common stock became 345,541 shares.

     On April 1, 2002, the registrant entered into an agreement to purchase all the capital stock of Western Pathology Consultants, Inc. in exchange for 5,832,709 shares of its common stock. The transaction closed on June 29, 2002. 88 persons received stock in this transaction. These stockholders either had purchased the common stock of Western Pathology Consultants, Inc. in private placements in which they stated in writing that they were both sophisticated and accredited investors, were employees who were knowledgeable about the business and financial aspects of Western Pathology Consultants or received their stock as gifts from accredited investors. Western Pathology Consultants issued its shares of common stock pursuant to Regulation D Rule 504. The acquisition was an arm's length transaction negotiated between the parties. There was no third party appraisal. The closing on this transaction took place in June, 2002, subsequent to the reduction in capital described below. On August 5, 2002, we declared a 50% stock dividend under which each stockholder received an additional one-half share for each share of common stock owned.

     The stockholders of Western Pathology Consultants, consisting of accredited investors, employees and donees are listed below. The number of shares set forth after each name reflect the 50% stock dividend. The shares of Messrs. Armstrong, Swan and Stopperan reflect the gifts to family members set forth below.

Shares acquired from Western Pathology Consultants by accredited investors
--------------------------------------------------------------------------
                                                                 Shares
                                                                -------
Armstrong, Alvin A.                                             593,222
Bardeen Investment Funds, LLC                                   150,000
BCD Investment                                                   15,000
Blevins, Ron                                                    558,305
Breslich, Diana                                                 563,046
Cannon, William C.                                                3,000
Christensen, Roger                                              487,500
Crawley, B. Lynn                                                  1,500
Cunningham, Joseph B.                                             1,800
Davidson, Richard S.                                            202,500
DeBrie, Brian L.                                                  1,500
Decker, Melissa                                                  37,500
Dull, Bradley J.                                                  1,500
Ferrie, John L.                                                   1,500
Gassett, Dorothy J.                                               3,000
Hagen, James E.                                                   4,500
Hutchison, Calvin E.                                              2,250
Hyberger, Karla L                                                 6,000
Jackson, James L.                                                37,500
Kallhoff, Jerry T.                                                2,250
Kelsey, Dianna J.                                                 1,500
Kent, Louise A.                                                   9,000
Kerns, Dennis                                                   665,250
Kosman, Inc.                                                    900,000
Martinez, Sophia                                                  3,000
Martinson, Marvin R.                                              1,500
Massey, John D.                                                   1,500
Maupin, Clarence D.                                               3,000
Morrison, Marolyne G.                                             1,500
Morrison, Walter F.                                               1,500
Peat, Michael A.                                                 75,000
Pixler, Kelly L.                                                  1,500
Pixler, Kyle R.                                                   1,500
Pixler, Richard N.                                                1,500
Pramstaller, Harold R.                                            1,500
Pszanka, Daniel                                                   2,250
Pszanka, Richard T.                                               5,475
Rekow, Paul                                                      15,000
Roberts, Vonn E.                                                  3,000
Rokusek, Brian                                                    1,500
Ruff, Connie K.                                                   1,500
Simmons, Jack M.                                                 62,648
Simmons, Richard                                                481,980
Simmons, Olsen, Ediger, Selzer, Ferguson & Carney, P.C.           7,500
Singer, Don                                                     499,628
Stellern, Patricia R.                                             1,500
Stopperan, Jahn                                                   2,700
Stopperan, Lori                                                   1,500

Stopperan, William                                            1,501,140
Swan, Thomas                                                    410,249
Taylor, Janice                                                  450,000
Thorpe, Linda L.                                                 60,000
Tuck, Kathryn Joanne                                              1,500
Vandewege, Gary L.                                                1,500
VanVoast, Ronald L.                                               1,500
Walker, Larry A.                                                  3,000
Walton, Michael P.                                                1,500
Western Pathology Consultants, P.C.                              96,176
Wood, Lockett E.                                                 75,000

-------------------------

* The following table sets forth the control person of every investor which is an entity.

Investor                                        Control person
--------                                        ---------------
Bardeen Investment Funds, LLC                   John Bardeen
BCD Investment                                  Robert Hunsecker
Kosman, Inc.                                    Jane Kosman
Simmons, Olsen, Ediger, Selzer,
   Ferguson & Carney, P.C.                      Scott Ferguson
Western Pathology Consultants, P.C.             Stephanie Johnson

Shares acquired from from Western Pathology Consultants by Employees

                                                                  Shares
                                                                  ------

Avila, Irma                                                         510
Connell, Tammy A.                                                   413
Cottrell, Robert                                                  6,750
Deming, Sharon K.                                                   240
Dishong, Brian                                                    3,000
Ferguson, William L.                                              6,758
Hayes, Kirk                                                       4,500
Hayes, Tina                                                       4,500
Henkel, Sandee                                                      540
Hines, Mary                                                       7,695
Jenkins, DeAnna                                                     465
McFall, Jeni R.                                                     255
Parsons, Joanne                                                   4,283
Richardson, Linda                                                 9,000
Vaughn, Ramona                                                    9,653
West, Misty M.                                                      638

                                      II=8

Shares Acquired by Gift

Donor                      Donee                                  Shares
-----                      -----                                  ------

Alvin Armstrong            Armstrong, Bobbi Jo                    1,500
Alvin Armstrong            Armstrong, Christopher A.              1,500
Alvin Armstrong            Armstrong, Leta Lynn                   1,500
Alvin Armstrong            Armstrong, Tina Marie                  1,500
Alvin Armstrong            Lawlor, Andrea Lee                     1,500
William Stopperan          Stopperan, Casey W.                   75,000
William Stopperan          Stopperan, Corey R.                   75,000
William Stopperan          Stopperan, Jean E.                   187,500
William Stopperan          Stopperan, Kyle D.                    75,000
Thomas Swan                Swan, Barbara J.                      60,000
Thomas Swan                Swan, Gerry D.                        60,000
Thomas Swan                Swan, John C., III                    60,000
Thomas Swan                Swan, Richard R.                      60,000

     On April 27, 2002, the registrant issued 25,000 shares to Thomas Monahan for accounting services relating to the acquisition of Western Pathology Consultants, Inc., 300,000 shares to Joel Pensley for legal services relating to the acquisition of Western Pathology Consultants and representing the registrant in the filing of a registration statement with the SEC and 119,237 shares to Nexgen Holdings for provision of office space. On July 30, 2002, the registrant issued Falcon Crest Capital, Inc. which is beneficially owned by Dale Shinley, 150,000 shares for financial consulting services relating to an evaluation of the market consequences of share issuance in connection with the acquisition of Western Pathology Consultants, Inc. These shares of common stock were valued at par value per share. The registrant relied upon Rule 504 under Regulation D to the Securities Act. It verified that purchasers of the shares were sophisticated investors. These transactions were at arm's length.

     Between July and December, 2000, Western Pathology Consultants, issued shares of its common stock as set forth on the following table:

                                                    Num-    Price
   Date       Shares            Class               ber   per Share   Amount
   ----       ------    --------------------------  ---   --------- ----------
 07/20/00      4,000    Employee Options Exercised   2     $ 0.02   $    80.00
 08/20/01     50,000    Kosman Inc.                  1       1.00    50,000.00
 10/03/01      5,865    Employee Options Exercised   6       0.02       117.30
 10/10/01        360    Employee Options Exercised   1       0.02         7.20
 10/29/01        310    Employee Options Exercised   1       0.02         6.20
 11/16/01        630    Employee Options Exercised   1       0.02        12.60
 11/29/01        170    Employee Options Exercised   1       0.02         3.40
 12/31/01    161,220    Employee Options Exercised   7       0.02     3,224.40
 01/08/02     25,000    Employee Options Exercised   1       0.02       500.00
 01/28/02     30,000    Employee Options Exercised   1       0.02       600.00
 01/29/02    825,000    Employee Options Exercised   5       0.02    16,500.00
           ---------                                               -----------
  Total    1,102,555                                               $ 71,051.10

     On August 5, 2002, the registrant declared a 50% stock dividend under which each stockholder received one-half share for each share of common stock owned. Also on August 5, 2002, the board of directors of the registrant authorized the distribution of three redeemable common stock purchase warrants, one Class "A", one Class "B" and one Class "C" to each of its stockholders for every ten shares of common stock owned by each.

     The securities in the above transactions were sold under the exemption from registration provided by Section 4(2) of the Securities Act. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts. All purchasers were familiar with the registrant, its business and its capital structure. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All purchasers of Western Pathology common stock prior to its acquisition by the registrant were accredited investors as defined in Rule 501
(a) to the Securities Act or sophisticated investors.

                             ITEM 28. UNDERTAKINGS.

     The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter.

     (iv) To supplement the prospectus, after the end of the subscription period, to include the results of warrant exercise. If the selling stockholders make any public offering of the securities on terms different from those on the cover page of the prospectus, to file a post-effective amendment to state the terms of such offering.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX

EXHIBIT  DESCRIPTION
NUMBER

 3.1     Certificate of Incorporation (1)
 3.2     Certificate of Amendment (1)
 3.3     By-Laws (1)
 4.1     Specimen Certificate of Common Stock (1)
 4.2     Form of Warrant (1)
 4.3     Warrant Agreement with Warrant Agent (1)
 5.1     Opinion of Counsel (1)
 5.2     Revised Opinion of Counsel (2)
10.1     Securities Purchase Agreement Between E-biz Venture Corp. and
           Western Pathology Consultants, Inc. (1)
10.2     Employment Agreement between Western Pathology Consultants, Inc. and
           William Stopperan (1)
10.3     Employment Agreement between Western Pathology Consultants, Inc. and
           Dennis L. Kerns (1)
10.4     Employment Agreement between Western Pathology Consultants, Inc. and
           Thomas M. Swan (1)
10.5 Securities Purchase Agreement Between E-biz Venture Corp. and Western Pathology Consultants, Inc. (corrected) (2)
23.1     Accountant's Consent (4)
23.2     Counsel's Consent to Use Opinion (1)
______________________

(1) Filed with the Company's registration statement on Form SB-2 on September 4, 2002.

(2) Filed with the First Amendment to the Company's Registration Statement on Form SB-2 on September 14, 2002.

(3) Filed with the Second Amendment to the Company's Registration Statement on Form SB-2 on November 26, 2002

(4)  Filed herewith.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in Scottsbluff, Nebraska.

                                          WORKPLACE COMPLIANCE, INC.
February 10, 2003
                                          By: /s/ William Stopperan
                                              William Stopperan
                                              President Chief Executive Officer


February 10, 2003                            By: /s/ Tom Swan
                                                Tom Swan
                                                Chief Financial Officer
                                                Chief Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                  TITLE                             DATED

/s/William Stopperan
 William Stopperan        President, CEO and a Director      February 10, 2003

/s/Tom Swan
Tom Swan                   Vice President
                           Finance & Administration
                           Chief Financial Officer
                           Treasurer                         February 10, 2003

/s/ Dennis Kerns
 Dennis Kerns             Vice President -
                             Business Development            February 10, 2003

/s/ Janice Taylor
 Janice Taylor            Secretary and a Director
                                                             February 10, 2003
/s/Lockett Wood
Lockett Wood, Ph.D.         Director                         February 10, 2003

/s/ Alvin Armstrong
Alvin Armstrong, M.D.      Vice President/
                           Chief Medical Review Officer
                           and a Director                    February 10, 2003

/s/Michael Peat
Michael Peat, Ph.D.         Director                         February 10, 2003

/s/Diana Breslich
Diana Breslich, M.D.        Director                         February 10, 2003